UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )
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Soliciting Material under §240.14a-12

NRG ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Annual Meeting of Stockholders and Proxy Statement

2026

2026 Annual Meeting of Stockholders and
Proxy Statement
March 18, 2026

Fellow Stockholders:
We are pleased to invite you to attend NRG Energy, Inc.’s Annual Meeting of Stockholders, which will be held virtually via the Internet at 9:00 a.m. Eastern Time on Thursday, April 30, 2026 at www.virtualshareholdermeeting.com/NRG2026.

Details regarding attendance and the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
On behalf of everyone at NRG, I thank you for your ongoing interest and investment in NRG Energy, Inc. We are committed to acting in your best interests. If you have any questions with respect to voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll free).
Sincerely,
Lawrence S. Coben
Chief Executive Officer and Chair of the Board
This proxy statement and the proxy card are being distributed on or about March 18, 2026.

Notice of Annual Meeting of Stockholders
NRG Energy, Inc.
1301 McKinney Street, Houston, Texas 77010
Date & Time	Location	Record Date
Thursday, April 30, 2026 9:00 a.m. Eastern Time	Via the internet at www.virtualshareholdermeeting.com/ NRG2026	Tuesday, March 3, 2026
We are pleased to invite you to join our Board of Directors and senior leadership at the NRG Energy, Inc. 2026 Annual Meeting of Stockholders. For more information about the Annual Meeting, including how stockholders can ask questions during the Annual Meeting, please see page 117 of the accompanying Proxy Statement.
Items of Business
1	To elect ten directors.
2	To approve, on a non-binding advisory basis, NRG Energy, Inc.’s executive compensation.
3	To ratify the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2026 fiscal year.
4	To approve the NRG Energy, Inc. 2026 Long-Term Incentive Plan.
5	To vote on a stockholder proposal to give shareholders the ability to call for a special shareholder meeting, if properly presented at the meeting.
In addition, we may transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.
Record Date
You are entitled to vote if you were a stockholder of record of our common stock at the close of business on March 3, 2026.
How to Vote
Even if you plan to participate in the Annual Meeting, please vote right away using one of the following advance voting methods. Make sure to have your proxy card or voting instruction form in hand and follow the instructions on the card or form.
Via the Internet before the Annual Meeting:
You may vote at www.proxyvote.com, from anywhere in the world, 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 29, 2026.
By phone:
You may vote 24 hours a day, 7 days a week, up until 11:59 p.m. Eastern Time on April 29, 2026, by calling (800) 690-6903 from a touch-tone phone.
By mail:
If you received a paper copy of the materials, you may mark, sign, date and mail your proxy card or voting instruction card in the enclosed, postage-paid address envelope, as soon as possible as it must be received by the Company prior to April 30, 2026, the Annual Meeting date.
Via the Internet during the Annual Meeting:
You can vote electronically during the Annual Meeting.
To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/NRG2026. Stockholders or their legal proxies must enter the 16-digit control number found on their proxy card, voting instructions form, or other proxy materials. You can find instructions for voting online during the virtual Annual Meeting on page 117 of the accompanying Proxy Statement.
By Order of the Board of Directors,
Christine A. Zoino
Corporate Secretary

2026 Annual Meeting of Stockholders
Proxy Statement

Proxy Statement Highlights
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement before voting. For more complete information regarding NRG Energy, Inc.’s 2025 performance, please review NRG Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.
Roadmap of Voting Matters
Stockholders are being asked to vote on the following matters at the 2026 Annual Meeting of Stockholders of NRG Energy, Inc. (NRG or the Company):
Proposal	Board Recommendation

Proposal 1. Election of directors (Page 38)
The Board of Directors (Board) and the Governance and Nominating Committee believe that the ten director nominees possess the necessary qualifications, attributes, skills and experiences to provide independent oversight of the Company’s management and effectively oversee the business and the long-term interests of our stockholders.
FOR each director nominee

Proposal 2. Approval, on a non-binding advisory basis, of NRG’s executive compensation (Say on Pay Proposal) (Page 47)
The Company seeks a non-binding advisory vote to approve the compensation of its named executive officers for 2025 as described in the Compensation Discussion and Analysis on pages 72 to 92, including the compensation tables and applicable narrative discussion on pages 93 to 109. The Board values stockholders’ opinions, and the Compensation Committee will take into account the outcome of the Say on Pay Proposal when considering future executive compensation decisions.
FOR

Proposal 3. Ratification of the appointment of KPMG LLP as NRG Energy, Inc.’s independent registered public accounting firm for the 2026 fiscal year (KPMG Ratification Proposal) (Page 49)
The Audit Committee and the Board believe that the retention of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of KPMG LLP.
FOR

Proposal 4. Approval of the NRG Energy, Inc. 2026 Long-Term Incentive Plan (Page 51)
The Compensation Committee and the Company seek stockholder approval of the NRG Energy, Inc. 2026 Long-Term Incentive Plan (the 2026 Plan). On February 19, 2026, the Board adopted the 2026 Plan, subject to approval by our stockholders. If our stockholders approve this Proposal 4, the 2026 Plan will become effective as of the date of the 2026 Annual Meeting of Stockholders (April 30, 2026) and no more equity awards will be made under our existing plans: the NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan, as amended and restated on July 25, 2024 (LTIP), or the NRG Energy, Inc. 2020 Omnibus Incentive Plan (Legacy Vivint Plan). The Board believes the adoption and approval of a new plan and the discontinued use of the LTIP and Legacy Vivint Plan will streamline our equity programs and support our ability to attract, retain and motivate key talent while aligning their interests with those of our stockholders.
FOR

Proposal 5. A stockholder proposal to give shareholders the ability to call for a special shareholder meeting, if properly presented (Special Meeting Proposal) (Page 63)
The stockholders are being asked to consider a stockholder proposal titled “Give Shareholders the Ability to Call for a Special Shareholder Meeting.”
The Company is not responsible for the content of this stockholder proposal or supporting statement. The Board recommends a vote AGAINST this stockholder proposal, as further explained on p. 64.
AGAINST
NRG Energy, Inc.	2026 Proxy Statement	1

2025 Business and Sustainability Highlights
In 2025, we executed across all our strategic priorities and delivered numerous business successes	Strong Performance in Financial Metrics Exceeded top-end of raised guidance across each of our financial metrics, while continuing to execute on our strategic plan
LS Power Portfolio Acquisition
Closed transformative acquisition of 18 natural gas generation facilities totaling 13 GW of capacity, together with leading C&I virtual power plant (VPP) platform, doubling NRG’s generation capacity
Returning Capital Returned $1.65 billion to stockholders, through $1.3 billion in share repurchases and $350 million in common stock dividends
	Data Center Power Agreements Executed 445 MW of long-term data center power agreements in Texas and East	Leadership Succession Announced planned CEO succession, with Robert J. Gaudette, 25-year NRG veteran to succeed Lawrence Coben as Chief Executive Officer effective April 30, 2026	Advancing Development Obtained low-cost financing across all three Texas Energy Fund projects totaling 1.5 GW of capacity; construction underway
NRG is committed to positively affecting the communities in which our customers and employees live and work. Our longstanding commitment to sustainability is summarized below. In addition, the Sustainability at NRG section, beginning on page 27, further describes our sustainability framework.
Environmental	People and Communities	Governance	Recognitions
47% reduction of GHG emissions through 2025 from our 2014 base year
100% of light-duty vehicle procurement will be electric by 2030 net-zero by 2050
~785 charitable organizations impacted by donations and volunteers
~$8.5MM donated through NRG charitable giving in 2025
23 plants owned and/or operated with zero safety recordable incidents through 2025
Sustainability Governance Framework ensures full NRG Board and committee oversight of sustainability initiatives
Sustainability Metrics incorporated into our annual incentive plan
World’s Best Companies TIME and Statista
America’s Best Large Employers Forbes

2	NRG Energy, Inc.	2026 Proxy Statement

Corporate Governance Highlights
We are committed to maintaining the highest standards of corporate governance, which promote the long-term interests of our stockholders, strengthen Board and management accountability, and help build public trust in the Company. The Governance of the Company section beginning on page 10 describes our corporate governance framework, which incorporates the following principles:

Annual election of directors
Majority voting for directors in uncontested elections
10 director nominees, of which 9 are independent
Proxy access for stockholders to nominate directors
Committees consisting solely of independent directors
A lead independent director to be appointed in the event the roles of Chair and CEO are held by the same person
Broad array of skills, experiences and backgrounds
Regular executive sessions of independent directors

Risk oversight by full Board and Committees
Oversight by the Finance and Risk Management Committee of our data privacy and security practices, cybersecurity-related risks and our cybersecurity program
Commitment to sustainability, and oversight of environmental, social and governance matters
Anti-hedging and anti-pledging policies
Annual Board and committee evaluation process, periodically using a third-party facilitator
Robust director onboarding and continuing education programs

NRG Energy, Inc.	2026 Proxy Statement	3

Executive Compensation Highlights
The objectives of our executive compensation program are to align executive pay with stockholder value and to incentivize executives to achieve our corporate goals. The Compensation Discussion and Analysis section beginning on page 72 describes our executive compensation program, which incorporates the following principles:

Significant portion of executive compensation is “at-risk” to align with stockholder interests and promote company business strategy through ties to performance metrics	Robust stock ownership guidelines, including one-year post-vest holding period for RPSUs granted in 2026 and beyond	Engage in a comprehensive performance evaluation process for all named executive officers (NEOs) and annual management succession and leadership development efforts

Require above-median performance for vesting of performance-based long-term incentive compensation awards at target	NYSE compliant clawback policy and clawback provisions in award agreements	Ensure our compensation practices do not encourage undue risk taking

Written equity grant policy with predetermined schedule for routine equity grants	Double trigger for the payment of cash severance and the vesting of equity upon a change in control	Engage an independent compensation consultant to advise on compensation matters

2025 Year in Review
   Pay for Performance
Our strong performance in 2025 drove commensurate results in our Annual Incentive Plan (AIP) and Long Term Incentive Plan (LTIP), demonstrating alignment between Company performance and executive compensation.

   LTIP Results
Our 98th percentile Total Shareholder Return (TSR) achievement relative to our performance peer group (the constituents of the S&P 500) drove superior results for our NEOs’ relative performance stock unit (RPSU) awards.

   AIP Results
Achievement of our 2025 financial metrics resulted in Adjusted EBITDA and Adjusted Free Cash Flow before Growth (Adjusted FCFbG) goals under the AIP to exceed target at 167% and 152%, respectively.

4	NRG Energy, Inc.	2026 Proxy Statement

Summary of Director Nominees
Name and primary occupation	Age	Director since	Independent	Other public company boards	Standing Committee membership
					A	C	G&N	F
Antonio Carrillo (Lead Independent Director) President and Chief Executive Officer, Arcosa, Inc.	59	2019	YES	1		●
Matthew Carter, Jr. Former Chief Executive Officer, Intrado Life & Safety, Inc.	65	2018	YES	1		●	★
Heather Cox President, Insights & Empowerment, Zelis Healthcare Inc.	55	2018	YES	0		●	●
Elisabeth B. Donohue Former Chief Executive Officer, Publicis Spine	60	2020	YES	1			●	★
Marwan Fawaz Former Executive Advisor, Google and Alphabet	63	2023	YES	1			●	●
Robert J. Gaudette President, NRG Energy, Inc.	52	N/A	NO	0
Sanjay Kapoor Former Executive Vice President and Chief Financial Officer, Spirit AeroSystems, Inc.	65	2026	YES	1	●
Alexander Pourbaix Chair, Former President and Chief Executive Officer, Cenovus Energy	60	2023	YES	2	●	★
Alexandra Pruner Senior Advisor, Perella Weinberg Partners	64	2019	YES	1	★			●
Marcie C. Zlotnik Co-Founder, Former Chief Operating Officer and Chair, StarTex Power	63	2023	YES	0	●		●
★   Chair    ●   Member
A	Audit Committee	G&N	Governance and Nominating Committee
C	Compensation Committee	F	Finance and Risk Management Committee
Questions and Answers
Please see the Questions and Answers section beginning on page 114 for important information about the proxy materials, voting and the 2026 Annual Meeting of Stockholders. Additional questions may be directed to our proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 or proxy@mackenziepartners.com.
Learn More About Our Company
You can learn more about the Company, view our governance materials and much more by visiting our website, www.nrg.com. Information contained on our website is not incorporated into or a part of this Proxy Statement.
Please also visit our 2026 Annual Meeting of Stockholders website at www.proxyvote.com to easily access the Company’s proxy materials or vote through the Internet.
NRG Energy, Inc.	2026 Proxy Statement	5

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About this Proxy Statement
We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of NRG Energy, Inc. for the 2026 Annual Meeting of Stockholders (Annual Meeting) and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held virtually via the Internet on Thursday, April 30, 2026, 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/NRG2026. In this Proxy Statement, “we,” “us,” “our,” “NRG” and the “Company” refer to NRG Energy, Inc.
You are receiving this Proxy Statement because you own shares of our common stock, par value $0.01 per share, that entitle you to vote at the Annual Meeting. By use of a proxy, you can vote whether or not you attend the Annual Meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on Thursday, April 30, 2026.
Each of the Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (Annual Report on Form 10-K) is available at www.proxyvote.com. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, please send your request to Investor Relations, 804 Carnegie Center, Princeton, New Jersey 08540.
Forward-Looking Statements. This Proxy Statement contains information that may constitute “forward-looking statements.” Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “may,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements expressing general views about future operating results, are forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those described in Item 1A — Risk Factors in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed from time to time with the Securities and Exchange Commission (SEC).
NRG Energy, Inc.	2026 Proxy Statement	7

About NRG
NRG is a leading provider of electricity, natural gas, and smart home solutions to eight million customers across North America. The company operates a customer-first platform supported by a diversified supply strategy and the safe, reliable operation of approximately 25 GW of power generation. NRG plays a meaningful role in competitive energy markets and our innovative team is creating the flexible and affordable solutions that households and large businesses need today and in the future.
NRG sold 154 TWhs of electricity and 1,857 MMDth of natural gas in 2025, making it one of the largest competitive energy retailers in the U.S. As of the end of 2025, NRG had recurring electricity and/or natural gas sales in 25 U.S. states, the District of Columbia, and 8 provinces in Canada, and Vivint Smart Home served customers in all 50 U.S. states and the District of Columbia. NRG’s retail brands, collectively, have the largest share of competitively served residential electric customers in Texas and is a leading business-to-business provider of power and natural gas in North America.
Company Strategy
NRG’s strategy is to maximize stockholder value by delivering integrated energy and smart home solutions, supported by an owned generation fleet and a diversified supply strategy. The Company generates power and sells electricity and natural gas to residential, commercial, industrial, and wholesale customers in the markets it serves. The Company also provides smart home security and automation services that deepen customer relationships and support long-term engagement. NRG operates a customer-first platform that promotes reliability and affordability amid rapid transformation in the energy sector. The Company is advancing opportunities to meet growing demand, including from data centers, other large load customers, the onshoring of manufacturing, and electrification. This includes (i) demand response and virtual power plants (VPP), which help manage costs and improve affordability for customers, (ii) completing the Texas Development Projects, (iii) long-term, contract-backed generation and related infrastructure supported by strategic partnerships with equipment manufacturers and engineering, procurement, and construction companies, and (iv) increasing capacity at existing facilities. The Company’s differentiated model is built to meet North America’s evolving needs while delivering affordable, reliable solutions for customers and long-term growth for stockholders. This strategy is intended to generate recurring cash flow, strengthen earnings and cost competitiveness, and reduce risk and volatility.
To effectuate the Company’s strategy, NRG is focused on:
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serving the energy needs of residential, commercial and industrial, and wholesale counterparties in competitive markets and optimizing additional revenue opportunities through its multiple brands and channels;

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offering a variety of energy products and smart home products and services that are differentiated by innovative, value-additive features, premium service, integrated platforms, sustainability, loyalty/affinity programs, and affordability;

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delivering excellent operating performance of its assets;

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achieving the optimal mix of supply to serve its customer load requirements through a diversified supply strategy, including expanding its operational capacity to cost-effectively meet growing retail power supply needs; and

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engaging in disciplined and transparent capital allocation.

8	NRG Energy, Inc.	2026 Proxy Statement

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Governance of the Company

10
Corporate Governance Guidelines and Charters

19
Board Skills and Experience

27
Sustainability at NRG

NRG Energy, Inc.	2026 Proxy Statement	9

Governance of the Company
Corporate Governance Guidelines and Charters
The Board has adopted Corporate Governance Guidelines (Guidelines) that, along with the Amended and Restated Certificate of Incorporation, as amended (Current Certificate of Incorporation), the Sixth Amended and Restated By-laws (By-laws), the charters of the committees of the Board (Committees), and the Lead Independent Director Charter (LID Charter), provide the framework for the governance of the Company. The Board’s Governance and Nominating Committee is responsible for periodically reviewing the Guidelines and recommending any proposed changes to the Board for approval. The Guidelines, together with the charters of all of the Committees, the LID Charter, and the Company’s Code of Conduct, are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com. In addition, stockholders who desire to receive such items in print may request them from the Company’s Corporate Secretary by writing to NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
Governance Practices
The Board and Company are committed to maintaining the highest standards of corporate governance practices and principles. The Board has taken a proactive approach in applying leading governance practices to its structure. Furthermore, as described in the Guidelines, the Board follows a series of governance practices that it believes foster effective Board oversight and accountability to you, our stockholders. These practices include:
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Executive and director stock ownership guidelines to align interests with our stockholders;

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Annual performance evaluations of the Board and each of its standing Committees, as well as peer feedback for individual directors;

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Majority vote standard for uncontested director elections and a director resignation policy for any director who fails to receive the requisite majority support;

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Director orientation and continuing education program, including site visits and information sessions with management;

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Ongoing succession planning and talent development programs for the Chief Executive Officer (CEO) and other senior management, including annual engagement between senior management and the Board regarding personal development plans, successor designation, and assessment of bench strength for key senior leadership positions;

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Access to and engagement of outside advisors and consultants to assist the Board and the Committees in the performance of their duties, as appropriate; and

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Active engagement with our stockholders regarding governance practices and other matters.

10	NRG Energy, Inc.	2026 Proxy Statement

Proxy Access
To facilitate engagement with our stockholders, our By-laws provide for proxy access. Under the proxy access provisions in our By-laws, a stockholder (or group of up to 20 stockholders) continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may nominate and include in our proxy materials for the following annual meeting director nominees constituting up to 20% of the Board. To do so, the stockholder must submit the information required by Article II, Section 15 of our By-laws to the Company’s Corporate Secretary as described further under “Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders — Director Nominees for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders (Proxy Access).”
Risk Oversight

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The Board has responsibility for overall risk oversight of the Company.

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Committees, especially the Finance and Risk Management Committee, play a key role in assisting the Board with its risk oversight role.

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Risk oversight includes understanding the material risks to the business and what steps management is taking or should be taking to manage those risks, as well as understanding and determining the appropriate risk tolerance for the Company.

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To help define the Company’s risk tolerance, the Board reviews and approves the annual business plan, budget and long-term plan, strategic initiatives, acquisitions and divestitures, and capital allocation plan.

The Board performs its risk oversight function in several ways. The Board monitors, reviews and reacts to strategic and corporate risks through reports by management, including the enterprise risk management team, which is further described below, and through the Committees of the Board. The Board also oversees emerging areas of risk, including emerging technologies such as artificial intelligence (AI) technologies (including generative AI) and machine learning technologies, to ensure proper oversight of management’s approach to new and novel risks facing our business. While our full Board is ultimately responsible for oversight of risk management, our committees, in particular, the Finance and Risk Management Committee, critically assist the Board in fulfilling its monitoring responsibilities in certain areas of risk, as summarized below. The Finance and Risk Management Committee oversees our company-wide enterprise risk management. The Company’s enterprise risk management team, comprised of senior management and key personnel in and around the finance, commercial operations and risk functions, reports to the Finance and Risk Management Committee on a regular basis.
NRG Energy, Inc.	2026 Proxy Statement	11

Board Committees Risk Oversight Focus
The table below summarizes the significant role the various Committees play in carrying out the risk oversight function.
Committee	Risk Oversight Focus Area
Audit
Reviews and evaluates our policies with respect to risk assessment and risk management. Oversees financial risks, which includes reviewing the effectiveness of our SEC internal controls, conducting a detailed review of the financial portions of our SEC reports, approving the independent auditor and the annual audit plan, and receiving and considering periodic reports from our independent auditor, our internal auditor and our corporate compliance officer.

Compensation
Oversees risks related to our compensation policies and practices, with input from management and Pay Governance LLC (Pay Governance), the Compensation Committee’s independent outside compensation consultant. For more information on the Compensation Committee’s role with respect to oversight of risks related to compensation policies, see “Compensation Discussion and Analysis — Oversight of Risks Related to Compensation Policies,” beginning on page 90.

Finance and Risk Management
Oversees risks related to our capital structure, liquidity, financings and other capital markets transactions as well as risks related to our trading of fuel, transportation, energy and related products and services, regulatory compliance, information technology systems, data privacy and security and cybersecurity matters, and the Company’s management of the risks associated with such activities. For a detailed discussion of our cybersecurity strategy, please refer to Item 1C — Cybersecurity in our Annual Report on Form 10-K.

Governance and Nominating
Oversees our strategies and efforts to manage our environmental, economic and social impacts, including our environmental, climate change, sustainability and political expenditure policies and programs.

The Chairs of each of the Committees regularly report to the Board on all matters reviewed by their respective Committees, thereby providing the Board with the opportunity to identify and discuss any risk-related issues or request additional information from management or the Committees that may assist the Board in its risk oversight role. To this end, risk-related issues presented to the Committees are routinely presented to the full Board to ensure proper oversight.
12	NRG Energy, Inc.	2026 Proxy Statement

Board Structure and Leadership

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Chair of the Board: Lawrence S. Coben (until the Annual Meeting); Antonio Carrillo (after Annual Meeting)

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Number of regular meetings in 2025: 5

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Annual election of directors

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Majority voting for directors

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Active engagement by all directors

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Number of current directors: 11

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Number of special meetings in 2025: 4

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Lead Independent Director (when Chair and CEO roles are not separated)

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Regular executive sessions of independent directors

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Each Committee led by an independent director

The Board believes that an effective board leadership structure requires a diversity of experience and skills among directors, as well as a strong working relationship with management. Each director holds office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal.
Dr. Coben currently serves as our CEO and Chair, having stepped down as President on January 7, 2026, and will continue in these roles through April 30, 2026, the date of the Annual Meeting. In connection with his appointment as permanent CEO in August 2024, the Board decided to combine the roles of Chair and CEO after considering various factors, including his long tenure with the Company and on the Board, his in-depth knowledge of the Company’s operations and risks, the composition and tenure of the Board, and the Company’s governance structure, including its well-functioning Committees composed entirely of independent directors and a strong Lead Independent Director.
Mr. Carrillo currently serves as our Lead Independent Director and will continue in this capacity through April 30, 2026, the date of the Annual Meeting. Dr. Coben and Mr. Carrillo work closely together in complementary roles. As CEO, Dr. Coben focuses on the day-to-day operations of the Company and establishes the Company’s strategic plan, while Mr. Carrillo, as Lead Independent Director, reviews Board agendas in collaboration with Dr. Coben, and recommends matters for the Board to consider and information to be provided to the Board. Mr. Carrillo also serves as principal liaison between the Chair and the independent directors. Dr. Coben leads the Board’s responsibilities for reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions, assessing major risks facing the Company and management, and overseeing succession planning, most notably at the CEO level. He also presides over the Board and its Committees as they perform their broad and varied oversight functions.
The Guidelines provide that non-executive directors meet in executive session regularly following Board meetings. As Lead Independent Director, Mr. Carrillo presides over these sessions. Also, pursuant to the By-laws, Mr. Carrillo has been designated as an “alternate member” of all Committees to replace any absent or disqualified members of a Committee.
Directors are encouraged to attend the annual meetings of stockholders. All of the then sitting directors attended the 2025 Annual Meeting of Stockholders. During the 2025 fiscal year, each director attended more than 75% of the total number of Board meetings and meetings of the Committees on which they served (during the periods when they served).
NRG Energy, Inc.	2026 Proxy Statement	13

2026 Leadership Changes
In January 2026, the Company announced that Dr. Coben stepped down as President, effective January 7, 2026, and as CEO and Chair, effective April 30, 2026. Dr. Coben will continue to serve as a director until the Annual Meeting and will not stand for re-election to the Board.
Mr. Gaudette succeeded Dr. Coben as President, effective January 7, 2026, and will succeed Dr. Coben as CEO effective April 30, 2026, the date of the Annual Meeting. The Board, based upon the recommendation of the Governance and Nominating Committee, is nominating Mr. Gaudette to serve as a director, effective as of this Annual Meeting, subject to stockholder approval.
Also on April 30, 2026, Mr. Carrillo, who has served on the Board since 2019, will become Chair of the Board. Because the Chair and CEO roles will be filled by two different individuals following the Annual Meeting, we will no longer have a Lead Independent Director effective as of such time. As stated in the Guidelines, the Board believes it is in the best interest of the Company to determine whether to separate or combine the roles of Chair and CEO based upon the Company’s circumstances at any given time.
2026 Board Changes
On January 2, 2026, the Company announced the resignation of Mr. Kevin Howell from the Board, to pursue another opportunity. His resignation was not due to any disagreement with the company.
On February 3, 2026, the Board, based upon the recommendation of the Governance and Nominating Committee, nominated Mr. Sanjay Kapoor to serve as a director and a member of the Audit Committee on the basis of his public company financial and operational expertise. For Mr. Kapoor’s biography, see p. 42.
As part of our ongoing Board succession planning, Secretary E. Spencer Abraham, who has served on the Board since 2012, is not standing for re-election, but he will continue to serve as a director until the expiration of his term at the Annual Meeting. As a result of Secretary Abraham’s departure, we will reduce the size of the Board from eleven to ten directors following the Annual Meeting.
Director Independence
Under the Guidelines and the New York Stock Exchange (NYSE) listing standards, a majority of the Board must be composed of independent directors. The Board determines the independence of our directors by applying the independence principles and standards established by the NYSE. These standards provide that a director is independent only if the Board affirmatively determines that such director does not have a direct or indirect material relationship with the Company, which may include commercial, industrial, consulting, legal, accounting, charitable, familial and other business, professional and personal relationships.
The Board conducts a review of the independence of the Company’s directors (other than Dr. Coben, our CEO) at least on an annual basis. In its most recent review, the Board considered, among other things:
■
Any employment relationships between the Company and its directors or their immediate family members;

■
Any affiliations of the Company’s directors or their immediate family members with the Company’s independent registered public accounting firm, compensation consultants, legal counsel and other consultants and advisors;

■
Any transactions that would require disclosure as a related person transaction or that qualify for review under our related person transactions policy;

■
Any transactions made in the ordinary course of business with a company in which a director serves on the board or as a member of the executive management team;

14	NRG Energy, Inc.	2026 Proxy Statement

■
Any transactions involving payments made by the Company to educational or charitable institutions; and

■
Any other factors that may impact the independence of the Company’s directors in the view of the Board.

In addition, because the Company provides retail electricity services through certain of its subsidiaries, the Board also considered instances where certain of its directors either received electricity or natural gas services from the Company or serve as directors of businesses that received electricity or natural gas services from the Company, and concluded that such transactions, relationships, and arrangements did not impair the independence of the director.
The Board has determined that all of the Company’s director nominees are, and all those directors who served in 2025 were, independent under the Guidelines and the NYSE listing standards, with the exception of Dr. Coben, our CEO.
Each of the Audit, Compensation, Governance and Nominating, and Finance and Risk Management Committees is made up solely of independent directors. In accordance with the Guidelines and NYSE listing standards, all members of the Audit and Compensation Committees meet additional independence standards applicable to audit and compensation committee members, respectively.
NRG Energy, Inc.	2026 Proxy Statement	15

Board and Committee Evaluations
The Board conducts an annual performance evaluation of the Board as a whole and each of its Committees. All directors are required to assess whether the Board and the Committees are functioning effectively. The evaluation process provides an opportunity for the members of the Board to reflect upon their service and assess the effectiveness of the Board as a whole and each of the Committees in an effort to determine if improvements are warranted.
In order to enhance Board effectiveness and continually improve our governance practices, the Governance and Nominating Committee, which is responsible for the overall structure of the evaluation process, uses a third-party facilitator to assist with its annual Board evaluation program. The Governance and Nominating Committee believes that third-party evaluations strengthen Board effectiveness as the third-party facilitator brings broad market insight and an objective, candid perspective on a wide range of governance matters, including board dynamics, structure and composition, information practices, meeting schedules and agendas, decision-making and overall effectiveness. The Governance and Nominating Committee engages a third-party facilitator every other year; it did so in 2025 and plans to do so again in 2027.
In years when a third-party facilitator is engaged, such as in 2025, the process entails members of the Board responding to a survey eliciting responses to a broad range of questions regarding the functioning and effectiveness of the Board and its Committees. The third-party facilitator then holds individual sessions with each of the directors to elicit feedback concerning the collective performance of the Board and the Committees on which such director sits, and to gather information about areas where the Board and its Committees may improve effectiveness and performance. These discussion topics include, but are not limited to, the Board’s mix of skills, expertise, and experience; the priorities and impact of the Board; the effectiveness of the Committees; the transparency and communication of management with the Board; and specific feedback for other directors. Following completion of the interviews, the third-party facilitator summarizes the responses for a discussion with the Chair of the Governance and Nominating Committee and the Chair of the Board, which is then presented to the full Board for discussion.
In addition, the Board also conducted its annual performance evaluation of each Committee using an open-ended questionnaire in which all directors were required to assess the actions taken by each Committee on which the director served during the past year and suggest changes or improvements. The questions gave each director an anonymous opportunity to provide candid observations and affirmative feedback to their peers and management.
The feedback from the third-party facilitator, together with the Board’s annual performance evaluation of each Committee, helps the Board and Committees identify and consider themes or issues that have emerged, and provide feedback to management. Feedback received regarding individual directors is shared with the Chair of the Governance and Nominating Committee and the individual directors.
The Board believes that the evaluation process described above evokes meaningful responses because it provides directors with the opportunity to share feedback in multiple formats at each of the Board, Committee, and individual levels. The process highlights the Board’s commitment to continuous self-improvement by identifying issues that may require honest and difficult conversations and supports the Board’s nomination and refreshment practices.
16	NRG Energy, Inc.	2026 Proxy Statement

Director Nominee Selection Process
The Governance and Nominating Committee is responsible for identifying individuals whom the Committee believes are qualified to be Board members, in accordance with criteria set forth in the Guidelines, as well as the assessment, on an ongoing basis, of the members of the Board for purposes of continued service to the Board and Company.
The Governance and Nominating Committee provides its recommendations to the Board for approval based on considerations of certain criteria. Such criteria include an individual’s business experience and skills, independence, judgment, integrity, and ability to commit sufficient time and attention to the activities of the Board. Our Guidelines utilize a sliding scale for service on other public company boards, with consideration given to public company leadership roles and outside commitments. A director who also serves as our CEO may not serve on more than one board of a public company in addition to our Board, a director who also serves as Chair of our Board should not serve on more than two boards of public companies in addition to our Board, and other directors should not serve on more than three other boards of public companies in addition to our Board.
Each year, in considering the qualifications of potential Board nominees, the Governance and Nominating Committee reviews the number of boards on which the candidate sits, and each of our directors affirmatively disclose the number of public company boards on which they serve in connection with completing their annual director questionnaire.
In evaluating potential nominees, the Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all Board members. The Governance and Nominating Committee considers the Company’s strategy and the particular skills, experiences and other qualifications that should be represented on the Board as a whole in light of the Company’s strategic direction. In addition to the factors listed above, the Governance and Nominating Committee considers an understanding of and experience in the retail and wholesale competitive energy market, customer expertise, finance, operations, and executive leadership. The Governance and Nominating Committee also assesses whether a nominee’s background, experience, personal characteristics, or skills will advance the Board’s goal of creating and sustaining a Board that can provide effective oversight of management’s execution of the Company’s strategic priorities. The Board takes into account all of these factors when evaluating the Governance and Nominating Committee’s recommendations.
NRG Energy, Inc.	2026 Proxy Statement	17

Listed below are summaries of specific qualifications that the Governance and Nominating Committee and the Board believe should be represented on the Board among other qualifications that a director may bring.
Executive Leadership Experience as a C-level executive with a public company, or as a division president functional leader or operations executive within a complex organization	Relevant Business Experience Contributes to the Board’s understanding of the Company’s business strategy, operations, key performance indicators and competitive environment

Human Capital Management/Talent
Contributes to the board’s ability to attract, motivate and retain executive talent; experience managing a human resources/compensation function, directing strategies leveraging human capital, managing inclusion efforts, implementing talent management and succession planning regimes and establishing culture

Cyber Security, Technology and Digital Innovation
Experience in information security, data privacy and cybersecurity, and the use of technology to facilitate business operations as the company focuses on transforming the customer experience

Corporate Governance Experience serving as a public company director, or with a demonstrated understanding of current corporate governance standards and best practices in public companies	Regulatory/Policy/Compliance Contributes to the Board’s ability to interpret regulations and understand complex legal matters and public policy issues

Environmental/Sustainability/Corporate Responsibility
Experience in management of environmental, corporate responsibility and sustainability initiatives and their relationship to the company’s business and strategy
Risk Management Contributes to the identification, assessment and prioritization of risks facing the Company
Finance/Accounting Knowledge of finance, accounting or financial reporting, and experience with debt and capital markets transactions.	M&A Experience with M&A transactions as an executive or director
Customer Service Oversight of a business or business operations that focus on meeting customer expectations and managing the customer experience	Branding/Marketing Experience in marketing, branding, and digital strategy; social media and consumer-facing initiatives
The Governance and Nominating Committee’s process for identifying and evaluating director nominees includes consultation with all directors, solicitation of proposed nominees from all directors, the engagement of one or more professional search firms, if deemed appropriate, interviews with prospective nominees by the Committee (and other directors, if deemed appropriate) and recommendations regarding qualified candidates to the full Board.
As noted above, the Board is continually evaluating the need for Board refreshment and has been focused on identifying individuals whose skills and experiences will enable them to make meaningful contributions to the Company in light of the Company’s evolving strategy and direction. The Board also aims to strike a balance between the knowledge and understanding of the business that comes from longer-term service on the Board with the ideas and perspectives that can come from adding new members.
18	NRG Energy, Inc.	2026 Proxy Statement

Board Skills and Experience
Our director nominees represent a diverse mix of skills, experiences and viewpoints that are relevant to our Company and facilitate effective oversight. To illustrate the complementary nature of each director nominee’s skills and experience, the table below identifies six primary skills and experiences that the director nominees bring to the Board. In identifying these skills and experiences, each director nominee is limited to selecting six such areas. The table below therefore does not include all of the skills, experiences, and qualifications that each director nominee offers, and even though a particular skill, experience, or qualification is not listed, a director nominee may yet possess that skill, experience, or qualification. We believe that identifying six primary skills and experiences is a more meaningful presentation of the complementary contributions and value that each director nominee brings to their service on the Board and to the Company’s stockholders. See “Proposal No. 1 Election of Directors” for the biographies of our director nominees and a description of the skills and viewpoints that each director nominee brings to bear in their service to the Board and Committees.
NRG Energy, Inc.	2026 Proxy Statement	19

Board Composition
The Board is committed to building a diverse and experienced membership with the requisite skills to provide exceptional leadership to the Company. Our Guidelines specify that the Governance and Nominating Committee seeks to achieve a diversity of skills, experiences and backgrounds on the Board. The differences in experience and expertise enable the Board to hear complementary perspectives from its members, which we believe enhances our decision-making, risk oversight, and performance.

11
Directors

Tenure

- **10+ Years** (2 Directors)
- **5-10 Years** (5 Directors)
- **0-4 Years** (4 Directors)

Median Tenure:
6 Years

10/11
Directors

Independence

- **Independent**
- **Not Independent**

Independent
(All Except CEO):
90%

Meet Heightened Committee Independence Standards:
90%

4/11
Directors

Gender Composition

- **7** Men
- **4** Women

Women Directors:
4

2/11
Directors

Ethnic Composition

- **9** Not Ethnically Diverse
- **2** Ethnically Diverse

20	NRG Energy, Inc.	2026 Proxy Statement

Director Onboarding and Continuing Education
Half of our non-executive directors joined the Board since 2020, and nine of our ten non-executive directors joined within the last seven years, bringing with them new and diverse perspectives and leadership skills in strategically important areas. Given these relatively recent changes to our Board composition, we are committed to implementing thoughtful director orientation, board refreshment, and succession planning programs, so as to ensure that our newest directors are well-equipped to contribute fresh perspectives, effectively lead in strategically important areas, and safeguard the long-term interests of our stockholders.
Our Governance and Nominating Committee oversees the Company’s new director orientation program and continuing education program for existing directors. Our new director orientation program has three components. First, new directors receive background information about the Company, which includes a copy of our director handbook containing all relevant Company policies, selected earnings materials and transcripts, and the Company’s most recent SEC filings and sustainability report. Second, our new directors attend orientation sessions with each of the business and functional leads in order to familiarize themselves with the Company’s business and operations as well as the senior members of the management team. These orientation sessions include both in office meetings and site visits. Third, new directors engage in one-on-one sessions with Committee chairs and other Board members to review and discuss information about the Company, the business, the boardroom, and individual director roles and responsibilities. The Governance and Nominating Committee annually reviews the director onboarding policy.
Members of the Board are encouraged to participate in presentations and trainings as part of NRG’s continuing education program to stay informed on current topics of interest. These trainings include in boardroom sessions on topics of interest, or directors can select and participate in external education sessions of their choice.
Beyond the Boardroom
Members of the Board also participate in engagement opportunities outside of Board meetings, which allows them to gain greater insight into the Company’s businesses and industries. Engagement outside of Board meetings also allows directors to gain a deeper understanding of NRG’s strategic goals, as well as the performance of the Company, our President and CEO and other members of management, and the Board as a whole.
Directors hold individual discussions among themselves and with our CEO, along with informal individual and small group meetings with our President and other members of senior management. This practice allows members of the Board to gain insight into NRG’s management development program and to assist with the Board’s oversight of succession planning.
Board Committees
The Board has the following four standing Committees: Audit, Compensation, Governance and Nominating, and Finance and Risk Management.
The membership and the functions of each Committee are described below. Each of the standing Committees has adopted a charter that describes each such Committee’s roles and responsibilities. The charters of all of the standing Committees are available on the Governance section of the Company’s investor relations website at https://investors.nrg.com.
NRG Energy, Inc.	2026 Proxy Statement	21

Audit Committee
■
Current Members: Alexandra Pruner (Chair), Sanjay Kapoor, Alexander Pourbaix and Marcie C. Zlotnik

■
Number of regular meetings in 2025: 4

■
Number of special meetings in 2025: 0

■
Audit Committee Financial Experts: Sanjay Kapoor, Alexandra Pruner and Marcie C. Zlotnik

■
Primary Responsibilities: Appoints, retains, oversees, evaluates, and compensates the independent auditors; reviews the annual audited and quarterly consolidated financial statements; and reviews major issues regarding accounting principles and financial statement presentations

■
Independence: All members

The Audit Committee represents and assists the Board with respect to matters involving the accounting, auditing, financial reporting, internal controls, and legal compliance functions of the Company and its subsidiaries, including assisting the Board in its oversight of the integrity of the Company’s financial statements, the qualifications, independence, and performance of the Company’s independent auditors, the performance of the Company’s internal audit function, the Company’s compliance with legal and regulatory requirements, and effectiveness of the Company’s legal and regulatory compliance functions. Among other things, the Audit Committee:
■
appoints, retains, oversees, evaluates, and compensates the independent auditors;

■
reviews the annual audited and quarterly consolidated financial statements;

■
reviews major issues regarding accounting principles and financial statement presentations;

■
reviews earnings press releases and earnings guidance provided to analysts and rating agencies;

■
reviews with the independent auditors the scope of the annual audit, and approves all audit and permitted non-audit services provided by the independent auditors;

■
considers the adequacy and effectiveness of the Company’s internal control and reporting system;

■
with the advice and assistance of the Finance and Risk Management Committee, reviews in a general manner the processes by which the Company assesses and manages risk; provided, however, the Audit Committee is not required to duplicate the work of the Finance and Risk Management Committee;

■
reviews periodically the Company’s tax policies and any pending audits or assessments;

■
reports regularly to the Board regarding its activities and prepares and publishes required annual Audit Committee reports;

■
establishes procedures for the receipt, retention, and treatment of complaints and concerns regarding accounting, internal accounting controls, or auditing matters;

■
oversees the internal audit and corporate compliance functions; and

■
annually evaluates the performance of the Audit Committee and the adequacy of its charter.

22	NRG Energy, Inc.	2026 Proxy Statement

Compensation Committee
■
Current Members: Alexander Pourbaix (Chair), Antonio Carrillo, Matthew Carter, Jr., Heather Cox, and E. Spencer Abraham

■
Number of regular meetings in 2025: 4

■
Number of special meetings in 2025: 1

■
Primary Responsibilities: Oversees the Company’s overall compensation structure, policies, and programs

■
Independence: All members

The Compensation Committee oversees the Company’s overall compensation structure, policies, and programs. Among other things, the Compensation Committee:
■
reviews and recommends to the Board annual and long-term goals and objectives relevant to the compensation of the President and CEO, evaluates the performance of the President and CEO in light of those goals and objectives, and determines, approves, and recommends to the Board for approval the compensation level of the President and CEO based on such evaluation;

■
reports to the Board its review of annual and long-term goals and objectives relevant to the compensation of the Chief Financial Officer (CFO), the Executive Vice Presidents and any other officer designated by the Board, evaluates those officers’ performance in light of those goals and objectives, determines and approves compensation levels based on such evaluations and reviews and approves employment arrangements, severance arrangements and benefits plans;

■
reviews and recommends to the Board the compensation, incentive compensation and equity-based plans that are subject to Board approval;

■
reviews and approves stock incentive awards for executive officers other than the President and CEO;

■
makes recommendations regarding, and monitors compliance by officers and directors with, the Company’s stock ownership guidelines;

■
reviews and recommends to the Board the compensation of directors for service on the Board and its Committees;

■
annually reviews the Company’s CEO and senior management succession plans;

■
reviews and approves employment agreements and severance arrangements, benefit plans not otherwise subject to Board approval, and corporate goals and objectives for officers other than the President and CEO;

■
reviews and discusses with management the Compensation Discussion and Analysis (CD&A) to be included in the Company’s proxy statement or annual report on Form 10-K, and based on such review and discussions, recommends to the Board that the CD&A be included in the Company’s proxy statement or annual report on Form 10-K, as applicable;

■
evaluates any conflicts of interest and the independence of any outside advisors engaged by the Compensation Committee;

NRG Energy, Inc.	2026 Proxy Statement	23

■
reviews and oversees the Company’s overall compensation strategy, structure, policies, programs, risk profile and any stockholder advisory votes on the Company’s compensation practices and assesses whether the compensation structure establishes appropriate incentives for management and employees;

■
annually evaluates the performance of the Compensation Committee and the adequacy of its charter; and

■
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

The Compensation Committee may delegate to one or more subcommittees such power and authority as the Compensation Committee deems appropriate. No subcommittee shall consist of fewer than two members, and the Compensation Committee may not delegate to a subcommittee any power or authority that is required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole.
The Compensation Committee has the authority to retain at the expense of the Company such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions, including sole authority to retain and terminate any compensation consultant used to assist the Compensation Committee in the evaluation of directors, or, if applicable, CEO or senior executive compensation, and to approve the consultant’s fees and other retention terms.
Pay Governance, the Compensation Committee’s independent compensation consultant for fiscal year 2025, assisted with executive pay decisions and worked with the Compensation Committee to formulate the design of the executive compensation program for 2025 as well as the design of the 2026 LTIP.

Governance and Nominating Committee
■
Current Members: Matthew Carter, Jr. (Chair), Heather Cox, Elisabeth B. Donohue, Marwan Fawaz and Marcie C. Zlotnik

■
Number of regular meetings in 2025: 4

■
Number of special meetings in 2025: 2

■
Primary Responsibilities: Recommends director candidates and provides guidance on governance related matters

■
Independence: All members

The Governance and Nominating Committee recommends director candidates to the Board for election at the annual meetings of stockholders, periodically reviews the Guidelines and recommends changes to the Board, and provides guidance to the Board with respect to governance related matters. Among other things, the Governance and Nominating Committee:
■
identifies and reviews the qualifications of potential nominees to the Board consistent with criteria approved by the Board, and assesses the contributions and independence of incumbent directors in determining whether to recommend them for re-election;

■
establishes and reviews procedures for the consideration of Board candidates recommended by the Company’s stockholders;

■
makes recommendations to the Board concerning the structure, composition, and functioning of the Board and its Committees;

24	NRG Energy, Inc.	2026 Proxy Statement

■
reviews and assesses the channels through which the Board receives information, and the quality and timeliness of information received;

■
reviews and recommends to the Board retirement and other tenure policies for directors;

■
reviews and approves Company policies applicable to the Board, the directors and officers subject to Section 16 of the Securities Exchange Act of 1934, as amended (Exchange Act);

■
reviews the Company’s policies regarding related person transactions and conflicts of interest, and approve and ratify any related person transactions in accordance with applicable policies;

■
recommends to the Board director candidates for the annual meeting of stockholders, and candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

■
oversees the Company’s strategies and efforts to manage its environmental, economic and social impacts, including, but not limited to, the Company’s environmental, climate change and sustainability policies and programs;

■
oversees, in conjunction with a third-party (every other year), the evaluation of the Board, each of its Committees and management;

■
annually monitors directorships in other public companies held by directors and senior officers of the Company;

■
reviews the Company’s political contribution policy and the Company’s memberships in trade associations or other business associations that engage in lobbying activities or make independent expenditures relating to political campaigns or initiatives;

■
reviews the Company’s charitable giving policy;

■
oversees the orientation process for new directors and programs for the continuing education of existing directors;

■
annually evaluates the performance of the Governance and Nominating Committee and the appropriateness of its charter; and

■
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

Finance and Risk Management Committee
■
Current Members: Elisabeth B. Donohue (Chair), Marwan Fawaz, and Alexandra Pruner

■
Number of regular meetings in 2025: 4

■
Number of special meetings in 2025: 0

■
Primary Responsibilities: Oversight of trading, power marketing and risk management issues

■
Independence: All members

The Finance and Risk Management Committee assists the Board in fulfilling its responsibilities with respect to the oversight of trading, power marketing and risk management issues at the Company, and reviews and approves certain financial transactions. Among other things, the Finance and Risk Management Committee:
NRG Energy, Inc.	2026 Proxy Statement	25

■
reviews, reports and makes recommendations to the Board on management recommendations or proposals regarding the Company’s and its subsidiaries’: (i) capital structure, (ii) liquidity, (iii) need for credit or debt or equity financing, (iv) amounts, timing and sources of capital market transactions, and (v) financial hedging and derivative activities;

■
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of transactions relating to debt or equity financings, financial hedging and derivatives activities, and other similar financial activities, in each case which have been reviewed and approved by the Board;

■
reviews and approves, or authorizes officers to approve, repurchases, early redemption or other similar actions with respect to the Company’s securities;

■
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of financing transactions related to mergers, acquisitions, tender offers, and reorganizations which have been reviewed and approved by the Board;

■
reviews and approves, or authorizes officers to approve, the pricing and other terms and conditions of securities offerings which have been reviewed and approved by the Board;

■
approves determinations of the fair market value of assets and investments of the Company for purposes of the Company’s note indentures, senior secured credit agreement or other similar financing documents where fair market value is required to be determined by the Board or by a Committee of the Board;

■
reviews with management, on a periodic basis, contributions to employee benefit retirement plans of the Company, investment performance, funding, asset allocation policies and other similar performance measures of the employee benefit retirement plans of the Company;

■
oversees the Company’s policies and procedures established by management to assess, monitor, manage and control the Company’s material risk exposures, including operational, business, financial and commodity market (including marketing and trading of fuel, transportation, energy and related products and services, and hedging of generation portfolio obligations), strategic, credit, liquidity, climate change-related and reputational risks;

■
oversees matters related to the security of and risks related to information technology systems and procedures, including the Company’s data privacy and security practices, cyber-security program and cyber-related risks;

■
advises and assists the Audit Committee in its review of the processes by which management and the Committee assess the Company’s exposure to risk;

■
approves, as appropriate, the Company’s power marketing and trading transactions, limits, policies, practices and procedures, and counter-party credit limit and policies, and approves exceptions to policies, as necessary;

■
reviews and approves transactions exceeding the President and CEO’s individual authority limits under the Company’s risk management policies;

■
annually evaluates the performance of the Finance and Risk Management Committee and the appropriateness of its charter; and

■
performs such other responsibilities as may be delegated to it by the Board from time to time that are consistent with its purpose.

26	NRG Energy, Inc.	2026 Proxy Statement

Sustainability at NRG
NRG is committed to positively affecting the communities in which our customers and employees live and work and reducing our environmental impact while helping to ensure the long-term reliability, competitiveness, and success of NRG. We believe that integrating sustainability into our decisions helps position the business for long-term success, while managing risks and maintaining the trust of customers and communities.
At NRG, we provide our customers with cleaner energy choices to match their preferences and help reduce the overall impacts associated with the use of our products. This includes providing sustainable energy solutions to customers, optimizing our generation on an ongoing basis, reducing the carbon footprint of our operations, leveraging cleaner energy technologies such as battery storage, cleaner natural gas products, and the incorporation of renewables.
Additionally, we aim to empower our employees to reach their full potential and contribute meaningfully to our collective success. We support the advancement of our employees through health, safety, personal and professional growth, and workforce initiatives where all voices are heard and valued.
We have a long history of sustainability initiatives and disclosures, beginning in 2009 when we submitted our first report to the Climate Disclosure Project (now known as CDP). Since then, we have promoted transparency and reported on our efforts, as illustrated in the timeline below.

2009

- Acquired Reliant Energy
- First reported to the CDP

2010

- Acquired Green Mountain Energy (GME)
- Issued first sustainability report

2011

- Launched the ReliantEcoShare program, making renewable power and sustainable action accessible to residential customers

2014

- Acquired CIRRO Energy and Goal Zero
- Set industry-leading carbon reduction goal to cut CO_2e emissions by 50% by 2030 and 90% by 2050
- Started publicly reporting on our workforce diversity

2015

- One of the first companies in the world to have GHG emissions goals certified by the Science Based Target initiative (SBTi)

2016

- Became first North American power company to report using the SASB standards

2018

- Acquired Xoom and Discount Power
- Governance and Nominating Committee assumed responsibility for overseeing sustainability policies and programs
- Launched Renewable Select, providing simplified renewable energy options to Business customers

2019

- Accelerated GHG emissions reductions goals to target a 50% reduction by 2025[1] and net-zero by 2050
- Added diversity and inclusion to our corporate values

2020

- Became the first North American company to issue a sustainability-linked bond
- Signed the CEO Action Pledge on Diversity and Inclusion

2021

- Acquired Direct Energy
- First North American power company to receive SBTi validation that climate goals are 1.5 degree Celsius-aligned[2]
- Set a goal to electrify 100% of our light-duty fleet by 2030
- Announced participation in the Climate Group EV100 initiative
- Refreshed our diversity and inclusion corporate values
- Expanded benefits to include gender-based health benefits
- Published inaugural Task Force on Climate-related Financial Disclosures (TCFD) report

2022

- Published inaugural Industry Association Climate Review
- Added sustainability-related metric to executive compensation

2023

- Completed acquisition of Vivint
- Launched new NRG Purpose Statement
- Achieved A- scores on CDP Climate Change and Water Security reports

2024

- Announced partnership to create 1 GW Virtual Power Plant in Texas by 2035

2025

- Announced acquisition of premier 13 GW generation and demand response portfolio from LS Power
- Refreshed corporate values
- Implemented new NRG Spark groups

[1]From our current 2014 base year.
[2]Received in March 2021.

NRG Energy, Inc.	2026 Proxy Statement	27

Sustainability Governance
Board of Directors
At NRG, we have adopted an integrated governance approach to the oversight of sustainability issues. Our full Board has ultimate responsibility for climate risk oversight as a component of the Company’s business strategy. The Committees are then structured to conduct more in-depth reviews of specific sustainability issues, with the Governance & Nominating Committee formally responsible for the Company’s sustainability policies and programs.
The rationale for formalizing the governance structure for climate and other sustainability-related issues is to ensure that the Board and its Committees are ensuring that all material risks to the company are mitigated and for guiding NRG’s pursuit of significant business opportunities. Sustainability is formally included as an agenda item at a full Board meeting and is discussed separately by the Governance and Nominating Committee at least once per year. In addition, sustainability-related matters are also discussed at other Board and Committee meetings as the context requires. For example, the Compensation Committee regularly discusses sustainability-related compensation metrics in the context of annual compensation plan design and achievement of compensation plan metrics.
28	NRG Energy, Inc.	2026 Proxy Statement

Executive Management
Responsibility for our overall approach begins with our CEO, who is tasked with reviewing all sustainability-related strategies, goals, and metrics, which are then finalized and approved by the Board before implementation. Sustainability strategy development, implementation, and reporting are led by our Chief Sustainability Officer (CSO) and a dedicated corporate sustainability team. In particular, our corporate sustainability team is responsible for developing our climate-related policy positions, coordinating between policy and commercial initiatives, engaging with stakeholders, and advising on decarbonization pathways for the Company as well as business and residential low-carbon energy solutions.
NRG Energy, Inc.	2026 Proxy Statement	29

Customers
Our expertise brings residential and business customers closer to achieving their energy, budgetary, and sustainability goals through a range of retail electricity plans, tailored demand response programs, active energy management tools, and energy efficiency consulting and products.
Across our retail brands, such as NRG, Reliant, Direct Energy, and Green Mountain Energy, we offer zero-emission or low-emission retail electricity rate plans and carbon offsets. When paired with smart home technologies from our Vivint brand, our retail energy products and services unlock value at the intersection of energy and smart home, help grow NRG’s residential VPP, and give customers a tool to manage and lower their energy costs.
We also provide energy load reduction through demand response programs to support large customers’ energy management and enable grid stability in times of high demand. Our team delivers reliable, competitively priced natural gas supply and related solutions to companies, state and local governments, and households, helping them achieve their goals. We also work to help reduce the carbon impact of gas consumption through high-quality carbon offsets and renewable natural gas (RNG) products. We expect natural gas to become less carbon intensive over time through advancements in emerging lower carbon and/or methane gas forms such as RNG and certified natural gas.
We are continuously evaluating renewable and storage opportunities, as well as reviewing new technologies and pilot programs. This approach allows us to stay agile and meet customer needs for sustainable energy solutions while also supporting our business strategy.
Human Capital
Employees power the work of NRG. We provide comprehensive compensation and benefits to our colleagues, including employees represented by labor unions, as well as tools and resources to help them thrive in their personal lives and grow in their careers. We negotiate with labor unions in good faith and are proud of the cooperative relationships we have built together over the years.
Safety
The safety of our employees is of paramount importance to us. Responsibility for safety is instilled at every level. To further this culture, we have adopted a Safety-Over-Production policy, which empowers any of our colleagues to take actions necessary to comply with safety rules and requirements, even if these actions result in reduced production at our facilities.
Given our strong focus on employee involvement, we continue to perform well in safety. We finished the year with an injury rate of 0.24, better than the top decile in the industry.

For 2025, Vivint Smart Home safety performance was better than the industry average when measured against relevant, industry-specific benchmarks, with a recordable injury rate of 2.07 compared to the Bureau of Labor Statistics median of 2.50.
30	NRG Energy, Inc.	2026 Proxy Statement

Employee Engagement
Our values are the foundation of our culture, shaping how we collaborate toward our shared vision. In 2025 we introduced new company values that not only reflect who we are today, but who we aspire to be, shaping the way we work together toward our vision. By connecting our beliefs to behaviors, we can better align our decisions, creating a unified team that fuels our success. These values are equally important, complementary and balanced, familiar and aspirational, and foundational.
■
Do What’s Right: We care for our people and our conduct. At our core, we believe it is our shared responsibility to ensure the safety, inclusion, and well-being of our teammates while acting with integrity.

■
Win Together: We deliver results driven by unmatched teamwork. We believe teams built on shared trust and accountability will bring collective success that outperforms individual achievements.

■
Wow Them: We delight our people, customers and communities. We believe in creating lasting value and delivering meaningful experiences for our teammates, customers and stakeholders.

■
Stay Curious: We wonder, ask, listen and learn. We believe agility, growth and innovation are fueled by challenging ourselves, embracing open-mindedness, and actively listening.

■
Be Direct: We build trust with candor, care and authenticity. We believe clear communication, constructive conflict, and actionable feedback paired with trust and respect are key to improvement.

■
Bring Passion: We have fun pursuing our purpose. We believe our spirit, enthusiasm, creativity and courage powers a brighter future together.

At NRG, we’re committed to fostering an environment where everyone feels valued and connected — where employees appreciate each other’s contributions and help one another grow both personally and professionally. One of the core ways we connect employee networks, groups, and communities is through NRG Sparks, formerly known as Business or Employee Resource Groups, which were refreshed in 2025.
Sparks are employee-led, voluntary, and available to all full and part-time employees. These groups bring together individuals with shared interests to foster learning, provide mutual support, and build community at NRG. Here, we celebrate the value of different perspectives, meaningful conversations, and shared experiences that ignite us to build a better future together.
Additionally, to recognize employees’ positive contributions to our corporate culture and the communities where we live and work, we continued our enterprise-wide Impact Awards. The NRG Impact Awards highlight employees who embody our purpose and live out our values in three award categories: Volunteer of the Year, Community Champion, and Purpose on Point.
NRG Energy, Inc.	2026 Proxy Statement	31

We are also honored to be recognized for our ongoing commitment to fostering an evolving, forward-thinking workplace with accolades such as the Vets Indexes 4 Star Employer Award. These achievements reflect our dedication to continuous growth, innovation, and creating an environment where all individuals can thrive.
Talent Development
We deploy various talent development strategies and programs to develop leaders who can execute on our strategy and drive value for all stakeholders. The Board of Directors regularly engages with management on leadership development and succession planning, including providing feedback on development plans and bench strength for key senior leader positions. In 2025, we launched several development tools like the career development launch pad and LinkedIn Learning, seeing robust usage among employees. Employees have access to online training curriculum that covers topics such as leadership, communication and productivity. During 2025, more than 1,400 employees at different levels participated in facilitated training sessions. We also continued our annual Emerging Executive Leaders Program to strengthen the identified pipeline of future executives and create a cohort of high potential candidates to work on active company challenges or opportunities. Additionally, we expanded a front-line leader program called Peak Leadership to the entire company with the intent to onboard first-level leaders into their leadership role in select business units. We have a performance management tool that emphasizes a continuous feedback loop, with 97% of employees completing a midyear 2025 check in.
Total Rewards
We seek to provide market-competitive compensation and benefits benchmarked against the industries in which the Company operates: energy, consumer services and, where appropriate, the entire market. To ensure incentives are properly aligned with business needs and can attract and retain qualified employees, the Compensation Committee of the Board of Directors actively reviews NRG’s total rewards programs, including benchmarking, risk assessment, and program design. NRG offers full-time employees incentives designed to motivate and reward success, and it continues to evaluate its benefits and offerings taking into consideration the needs of its employees to ensure they are competitive and best serve its employees. Every two years, NRG engages an independent third party to benchmark its compensation and benefits programs against its peers and report the results to the Compensation Committee.
For several years, we have invested in the well-being of our employees and their families by providing programs that holistically support their physical, emotional, social, and financial wellness. Through these programs, we empower employees to take control of their well-being and focus on what matters most to them for a healthy, secure future. We include well-being goals as a metric in our AIP, ensuring participants are motivated to improve their overall well-being.
We actively provide employees with virtual, hybrid, and in-person health and wellness activities. Throughout 2025, we hosted a wide variety of well-being initiatives from mental health to summer safety and continued our on-site preventive health clinics. We also continued our regional “pop-up” clinics at our larger locations, making preventative care more convenient than ever. We continued our annual survey of employees on well-being. In 2025, we continued our enhanced annual employee engagement survey to deepen our insight into the drivers of engagement and trained leaders on how to see insights specific to their teams. Business leaders partner with the Talent & Culture team to identify initiatives that serve the needs and priorities coming from these surveys.
We continued our support of employees by partnering with the National Council for Behavioral Health to initiate our Mental Health First Aid program. This program safely, respectfully, and effectively opens the conversation about mental illness and addiction, encourages employees to recognize and take responsibility
32	NRG Energy, Inc.	2026 Proxy Statement

for their mental health, teaches managers to recognize and speak to employees about mental health concerns, and complements and supports existing benefit and wellness programs and company policies and procedures.
Community and Philanthropy
We are committed to positively impacting people, communities, and the environment. Our social responsibility efforts reflect what it means to lead by example in our industry and our desire to make the world brighter. Through NRG’s philanthropic program, positiveNRG, we create a workplace that empowers employees by supporting communities, causes, and organizations they elect to champion. The platform offers multiple touchpoints that allow for engagement with non-profit organizations via volunteering and donations and internal employee team building.
In 2025, positiveNRG Impact Week, our annual week of giving, continued to focus on strengthening food security with employees across the United States and Canada packing over one million meals for individuals facing hunger. The event brought together thousands of employees across 41 communities in the United States and Canada to pack, sort, and prepare over 2 million meals for local nonprofits serving individuals and families in need. In addition to packing meals, NRG committed $400,000 to local food banks and hunger relief organizations. This initiative was about more than reaching a goal; it reflected the commitment embedded in our DNA as a company to provide support where it’s needed most.
For the 20th year of Reliant’s Beat the Heat program, nearly 1,300 cooling devices were distributed across 40 Texas centers to help keep vulnerable residents cool during extreme temperatures. The Beat the Heat program provides communities a practical way to stay comfortable while also reducing electricity use during the hottest days of the year.
In December 2025, NRG employees wrapped over 3,000 gifts and delivered holiday cheer to underserved families across 90 locations nationwide through programs like Sub for Santa, hosted by Vivint Gives Back, Navidad En El Barrio, Toys for Tots, and the Daisie Foundation. Through these events employees were able to bring the joyful spirit of the season to life for families and children in need.
1 Inclusive of all monetary, in-kind and TeamNRG donations. Does not include employee donations.
NRG Energy, Inc.	2026 Proxy Statement	33

Environment
Goals and Progress
1 From a 2014 base year.
We integrate environmental considerations into strategic and operational decisions. We have demonstrated our commitment by reducing our environmental impact in several areas. Our annual SOx and NOx air emissions have declined significantly since 2014. In addition, we established 2-degree Celsius-aligned greenhouse gas (GHG) emission reduction goals in 2015. At that time, our goals were to reduce GHG emissions by 50% by 2030 and 90% by 2050.
In 2019, NRG accelerated its goals. These updated goals targeted a 50% reduction by 2025 from our 2014 base year and net-zero emissions by 2050, encompassing scope 1, scope 2, and the employee business travel portion of scope 3 emissions.
The chart to the right reflects NRG’s domestic generation portfolio, including assets accounted for through equity method investments, but excluding remaining renewables activity. Prior year information on U.S. CO2e emissions and U.S. generation was adjusted to remove divested assets.
From the current 2014 base year through 2025, NRG’s directly controlled CO2e emissions decreased from 57 million metric tons to 30 million metric tons. The decrease is attributed to reductions in fleet-wide annual net generation and an overall market-driven shift away from coal as a primary fuel to natural gas.

Although NRG achieved a greater than 50% reduction in emissions in 2023 and 2024, we achieved a 47% reduction in 2025 due to volatility within the power markets, driven by market conditions. As we serve our customers during this time of power demand growth, we remain focused on reducing the carbon intensity of our generation fleet while continuing to meet our customers’ power needs.
In 2021, we began collaborating with Climate Group EV100, a global network of corporate leaders driving the transition to zero-emission road transport. In line with new EV100 guidance, we are working to electrify our fleet and make 100% of all new vehicle purchases electric by 2030. As part of this journey, we’ve conducted a detailed analysis of our fleet’s conversion readiness and began piloting electric vehicles (EVs) wherever possible.
34	NRG Energy, Inc.	2026 Proxy Statement

Environmental Management and Operations
Since environmental responsibility is instilled at every level of NRG, we have an Environment-Over-Production policy, which empowers our colleagues to take necessary actions to comply with environmental requirements even if such actions result in reduced production at our facilities.
As part of our ongoing operations, NRG complies with numerous environmental requirements. In addition, we carefully measure and track compliance with environmental requirements and our own more stringent standards using Environmental Key Performance Indicators (EKPIs) so that we can improve continually. These measures are reported internally to management and our Board and externally in our annual sustainability report.
Environmental Performance Metric
% of base year (lower is better)
*
Base year totals have been recalculated to reflect the composition of the NRG generation fleet. In some cases, that has resulted in differences from percentages previously reported. Does not include impact from 738 MW of assets acquired from Rockland in May 2025.

Our EKPI metric counts environmental incidents such as reportable spills, permit deviations, and receipt of Notices of Violation. Fewer incidents result in a lower score. The chart above shows the Company’s annual EKPI score as a percentage of base year 2014, which is indexed to 100%.
Supply Chain
Our supply chain initiatives include evaluating risks and opportunities in our purchased goods and services, enhancing the ways we select suppliers, developing strong manufacturing standards and internal policies, and promoting environmental disclosure practices for those with whom we do business. The importance we place on supply chain transparency has also led us to pursue external collaboration with other companies in our sector through organizations such as the Natural Gas Supply Collaborative, a voluntary collaborative of natural gas purchasers, which promotes safe and responsible practices for natural gas supply.
NRG has a robust Supplier Code of Conduct as well as a Human Rights and Social Responsibility in Manufacturing Standards Policy. We require all contract manufacturers (including subcontractors) to adhere to this policy. Third-party audits are conducted regularly, and we report the results of such third-party manufacturing audits to the Audit Committee.
Stockholder and Stakeholder Engagement
We have a robust outreach program in which we discuss with our stockholders and stakeholders our business strategy and sustainability goals, as well as seek their feedback on our governance, sustainability, and compensation practices. We greatly value the views of our stockholders, which are communicated to the Board and have in the past driven changes to our governance and compensation practices. During 2025, one or more members of management spoke with stockholders representing more than two-thirds of our shares outstanding.
In the fall of 2025, as part of our annual outreach campaign, members of our Legal, Sustainability, Investor Relations, and/or Executive Compensation teams met with over twenty of our stockholders to discuss numerous topics, including business strategy, performance, executive compensation (including the RPSU
NRG Energy, Inc.	2026 Proxy Statement	35

amendment, as discussed further on p. 85), and Board composition. The Chair of our Compensation Committee also participated in certain meetings with stockholders regarding executive compensation matters.
Additionally, we conduct off-season engagement sessions throughout the year to address various topics of our stockholders’ and stakeholders’ choosing. Our engagement program, taken as a whole, enables us to maintain an ongoing dialogue and ensures alignment between our governance and sustainability practices and evolving expectations.
Communication with Directors
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or otherwise inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
36	NRG Energy, Inc.	2026 Proxy Statement

Proposals to be Voted

38
Proposal 1: Election of Directors

47
Proposal 2: Advisory Vote to Approve Executive Compensation

49
Proposal 3: Ratification of Independent Registered Public Accounting Firm for the 2026 Fiscal Year

51
Proposal 4: Approval of the 2026 NRG Energy, Inc. Long-Term Incentive Plan

NRG Energy, Inc.	2026 Proxy Statement	37

Our By-laws provide that the number of directors will be determined by the Board. The number of directors is currently set at eleven and will be reduced to ten following the Annual Meeting.
Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal. Each of the nominees for director named in this Proxy Statement have been recommended and nominated by the Governance and Nominating Committee.
The persons named as proxies on the proxy card intend to vote the proxies for the election of the nominees to the Board listed below. Each nominee listed below has consented to being named in this Proxy Statement and to serve as a director if elected. The biography for each director includes the specific experience, qualifications, attributes, and skills that led the Board to conclude that the nominee should serve as a director. The Board believes that each of the director nominees has valuable individual skills and experiences that, taken together, provide the Company with the variety and depth of knowledge, judgment, and vision necessary to provide effective oversight of the Company.
38	NRG Energy, Inc.	2026 Proxy Statement

Antonio Carrillo

Qualifications and Experience
Mr. Carrillo’s executive management experience with industrial and infrastructure companies, balanced with service on a public company, customer-facing board, provides the Board with both complex management experience as well as important and diverse customer perspectives.
Business Experience
■
President and Chief Executive Officer, Arcosa Inc. (November 2018 to present)

■
Senior Vice President and Group President of Construction, Energy, Marine and Components of Trinity Industries Inc. (April 2018 to November 2018)

■
Chief Executive Officer, Orbia Advance Corporation (2012 to February 2018)

Other Public Company Boards
■
Arcosa Inc. (November 2018 to present)

Former Public Company Boards
■
Dr. Pepper Snapple Group, Inc. (2015 to 2018)

■
Trinity Industries Inc. (2014 to November 2018)

Age: 59 Director Since: 2019 Board Committees: ■ Compensation
Matthew Carter, Jr.

Qualifications and Experience
Mr. Carter’s experience as a chief executive officer brings valuable management expertise and significant corporate leadership, brand management and technology expertise to the Board.
Business Experience
■
Chief Executive Officer, Intrado Life & Safety, Inc. (October 2023 to October 2025)

■
Chief Executive Officer, Aryaka Networks, Inc. (September 2018 to October 2023)

■
President, Chief Executive Officer and Director, Inteliquent, Inc. (June 2015 to February 2017)

■
President, Sprint Enterprise Solutions, Sprint Corporation (September 2013 to January 2015)

Other Public Company Boards
■
Jones Lang LaSalle Incorporated (November 2018 to present)

Former Public Company Boards
■
USG Corporation (2012 to 2018)

■
Inteliquent, Inc. (2015 to 2017)

■
Apollo Education Group, Inc. (2012 to 2017)

Age: 65 Director Since: 2018 Board Committees: ■ Governance and Nominating (Chair) ■ Compensation
NRG Energy, Inc.	2026 Proxy Statement	39

Heather Cox

Qualifications and Experience
Ms. Cox is able to provide the Board with significant insight based on her digital transformation, innovation, technology, operations and customer service experience.
Business Experience
■
President, Insights & Empowerment, Zelis Healthcare Inc. (May 2023 to present)

■
Chief Digital Health and Analytics Officer, Humana Inc. (August 2018 to June 2022)

■
Executive Vice President and Chief Technology & Digital Officer, United Services Automobile Association Inc. (October 2016 to March 2018)

■
Chief Executive Officer, Financial Technology Division and Head of Citi FinTech of Citigroup, Inc. (November 2015 to September 2016)

■
Chief Client Experience, Digital and Marketing Officer, Global Consumer Bank of Citigroup, Inc. (April 2014 to November 2015)

■
Executive Vice President, U.S. Card Operations, Capital One (August 2011 to August 2014)

Other Public Company Boards
■
None

Former Public Company Boards
■
Gryphon Digital Mining Inc. (February 2024 to September 2025)

■
Atlantic Union Bank (August 2022 to July 2023)

Age: 55 Director Since: 2018 Board Committees: ■ Governance and Nominating ■ Compensation
Elisabeth B. Donohue

Qualifications and Experience
Ms. Donohue’s experiences in brand and consumer led marketing bring valuable diversity of thought and expertise to the Board as NRG advances its strategic transformation to a consumer services company led by dynamic retail brands. She not only brings extensive experience in global consumer marketing but has been at the forefront of both digital, data and technology advancements in the marketing ecosystem. As chief executive officer of two major marketing agencies, Ms. Donohue partnered with many of the world’s leading consumer-led companies.
Business Experience
■
Chief Executive Officer, Publicis Spine (October 2017 to January 2020)

■
President of Board of Trustees, Milton Academy (2015 to 2022)

■
Publicis Management Committee (2017 to 2020)

■
Global Brand President, Starcom Worldwide (April 2016 to October 2017)

■
Chief Executive Officer, Starcom USA (2009 to 2016)

Other Public Company Boards
■
Gap Inc. (November 2021 to present)

Former Public Company Boards
■
AcuityAds Holdings Inc. (June 2021 to June 2022)

■
Synacor, Inc. (May 2017 to April 2021)

Age: 60 Director Since: 2020 Board Committees: ■ Finance and Risk Management (Chair) ■ Governance and Nominating
40	NRG Energy, Inc.	2026 Proxy Statement

Marwan Fawaz

Qualifications and Experience
Mr. Fawaz brings more than 30 years of experience in the media, telecommunications, smart home technology and broadband sectors along with experience in general information technology services and strategies. He is the former executive advisor for Google and its parent company, Alphabet Inc., after joining Alphabet as the CEO of Nest Labs. His wealth of knowledge and expertise developed from his past experiences provides the Board with valuable insight as the Company seeks to effectuate its strategy at the intersection of energy and home services.
Business Experience
■
Executive Advisor, Google and Alphabet Inc. (2019 to 2022)

■
Chief Executive Officer, Nest Labs (2016 to 2019)

Other Public Company Boards
■
CSG Systems International, Inc. (March 2016 to present)

Former Public Company Boards
■
Synacor, Inc. (December 2011 to April 2021)

Age: 63 Director Since: 2023 Board Committees: ■ Finance and Risk Management ■ Governance and Nominating
Robert J. Gaudette

Qualifications and Experience
Mr. Gaudette has served as our President since January 2026 and will be appointed as our Chief Executive Officer in April 2026. Prior to his appointment as President, he served as our Executive Vice President and President of NRG Business and Wholesale Operations since April 2022.
As President of NRG Business and Wholesale Operations, he manages the Company’s retail gas, power, and demand response platforms, as well as the Company’s broad portfolio of commercial and industrial solutions and its market operations. He also leads all of NRG’s power generation, including plant operations, asset management, development, engineering, and construction.
As our President and CEO-designate, it is anticipated that he will be a key link between the Board and management, providing the Board with management’s perspective regarding NRG’s day-to-day operations and overall strategic plan.
Business Experience
■
President and CEO-designate, NRG Energy, Inc. (2026 to present)

■
Executive Vice President and President, NRG Business and Market Operations, NRG Energy, Inc. (2024 to 2026)

■
Executive Vice President, NRG Business and Market Operations, NRG Energy, Inc. (2022 to 2023)

■
Senior Vice President, NRG Energy, Inc. (2010 to 2022) (including various operational positions)

Other Public Company Boards
■
None

Former Public Company Boards
■
None

Age: 52 Director Since: N/A Board Committees: ■ None
NRG Energy, Inc.	2026 Proxy Statement	41

Sanjay Kapoor

Qualifications and Experience
Mr. Kapoor served as Executive Vice President and Chief Financial Officer of Spirit AeroSystems, Inc., a manufacturer of aerostructures for commercial airplanes and defense platforms, from 2013 until his retirement in 2019. Prior to joining Spirit AeroSystems, Mr. Kapoor spent more than two decades in senior management positions with industry-leading defense and aviation companies, including Raytheon Company from 2004 to 2013 and United Technologies Corporation from 1990 to 2004, where he oversaw significant aerospace and defense programs. Mr. Kapoor has over 30 years of experience driving strategic growth in complex industries and a deep understanding of the financial reporting and internal control requirements derived from his experience serving as chief financial officer.
Business Experience
■
Executive Vice President and Chief Financial Officer, Spirit AeroSystems, Inc. (2016 to 2019)

■
Senior Vice President and Chief Financial Officer, Spirit AeroSystems, Inc. (2013 to 2016)

■
Vice President, Integrated Air and Missile Defense, Raytheon (2004 to 2013)

■
Chief Financial Officer, United Technologies Corporation (2000 to 2004)

■
Controller, United Technologies Corporation (1990 to 2000)

Other Public Company Boards
■
Crane Company (April 2023 to present)

Former Public Company Boards
■
None

Age: 65 Director Since: 2026 Board Committees: ■ Audit
Alexander Pourbaix

Qualifications and Experience
Mr. Pourbaix brings valuable insight in the energy sector. The Board values his executive leadership skills, as well as his expertise for providing leadership to boards and ensuring ongoing strong governance, while supporting management’s execution of company strategy. Mr. Pourbaix also has a background in leading advocacy efforts including industry initiatives, government relations, and sustainability engagement.
Business Experience
■
Chair, Cenovus Energy Inc. (2025 to present)

■
Executive Chair, Cenovus Energy Inc. (2023 to 2025)

■
President and Chief Executive Officer, Cenovus Energy Inc. (2017 to 2023)

■
Chief Operating Officer, TransCanada Corporation (2015 to 2017)

■
Executive Vice President and President, TransCanada Corporation (1998 to 2015)

Other Public Company Boards
■
Canadian Utilities Limited (November 2019 to present)

■
Cenovus Energy Inc. (November 2017 to present)

Former Public Company Boards
■
Trican Well Services Ltd. (May 2012 to December 2019)

Age: 60 Director Since: 2023 Board Committees: ■ Compensation (Chair) ■ Audit
42	NRG Energy, Inc.	2026 Proxy Statement

Alexandra Pruner

Qualifications and Experience
Ms. Pruner brings extensive financial and industry experience and expertise to the Board, which is valuable to the review of the Company’s financings, transactions, and overall financial oversight. In addition, the Board also values her involvement in the Houston and greater Texas community, which is the Company’s principal market.
Business Experience
■
Senior Advisor, Perella Weinberg Partners; Tudor, Pickering, Holt & Co. (December 2018 to present)

■
Partner and Chief Financial Officer, Perella Weinberg Partners (December 2016 to November 2018)

■
Co-Founder and Chief Financial Officer, Tudor, Pickering, Holt & Co. (February 2007 to 2016)

■
Chair of the Board, Malta Inc. (April 2022 – December 2025)

■
Chair of the Board, Encino Acquisition Partners (November 2019 – August 2025)

Other Public Company Boards
■
Plains All American Pipeline, L.P. (December 2018 to present)

Former Public Company Boards
■
Anadarko Petroleum Corporation (November 2018 to August 2019)

Age: 64 Director Since: 2019 Board Committees: ■ Audit (Chair) ■ Finance and Risk Management
Marcie C. Zlotnik

Qualifications and Experience
Ms. Zlotnik has more than 20 years of experience in the development, improvement, and turnaround of the retail electricity sector. Having co-founded StarTex Power (subsequently sold to Constellation Energy) and Gexa Energy, she has a deep understanding of operational, business improvement and customer/employee retention areas. A proven entrepreneur, the Board values Ms. Zlotnik’s knowledge of operations, service, and marketing as well as government regulation in Texas, the Company’s primary market.
Business Experience
■
Co-Founder and Chief Operating Officer, StarTex Power (2004 to 2013)

■
Co-Founder, President and Principal Accounting Officer, Gexa Energy (2000 to 2003)

Other Public Company Boards
■
None

Former Public Company Boards
■
Just Energy (September 2020 to December 2022)

■
Crius Energy LLC (April 2018 to July 2019)

Age: 63 Director Since: 2023 Board Committees: ■ Audit ■ Governance and Nominating

The Board recommends a vote “FOR” the election to the Board of each of the foregoing nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary vote is specified.

NRG Energy, Inc.	2026 Proxy Statement	43

Director Compensation
Elements of Director Compensation
The total annual compensation received by our non-employee directors for their service as Board members, Lead Independent Director, and Chairs of the Committees of the Board, if applicable, is described below. The Compensation Committee, with the advice of Pay Governance, annually evaluates the compensation of our non-employee directors. Dr. Coben, our CEO, does not receive separate compensation as a director or Chair of the Board.
Compensation Element	Compensation Amount ($)
Annual Cash Retainer	130,000
Annual Equity Retainer	179,000
Annual Board Chair Retainer	200,000
Lead Independent Director Retainer	45,000
Audit Committee Chair Retainer	35,000
Other Committee Chair Retainer	20,000
Employee Directors	No compensation
A non-employee director who is newly appointed to the Board, other than in connection with an annual meeting of stockholders, receives the Annual Equity Retainer and a pro rata portion of the Annual Cash Retainer upon appointment. With respect to the Committee Chair Retainers and the Lead Independent Director Retainer, 50% is received in the form of cash and 50% is received in the form of deferred stock units (DSUs). Non-employee directors may, however, elect to receive the cash portion of their annual compensation as DSUs.
Each DSU is equivalent in value to one share of NRG’s common stock and represents the right to receive one such share of common stock, payable at the time elected by the non-employee director.
In the event that a non-employee director’s service with the Company is terminated for any reason other than cause, DSU awards are payable in accordance with such non-employee director’s deferral election. If a non-employee director’s service with the Company is terminated for cause, the award is forfeited. In connection with the grants of the DSUs, each non-employee director also receives dividend equivalent rights (DERs) which become exercisable proportionately with the DSUs to which they relate.
44	NRG Energy, Inc.	2026 Proxy Statement

Director Compensation for the fiscal year ended December 31, 2025
The following table sets forth information regarding the compensation awarded to, earned by or paid to our non-employee directors who served on the Board during the fiscal year ended December 31, 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
E. Spencer Abraham	130,000	179,129	309,129
Antonio Carrillo	152,500	201,579	354,079
Matthew Carter, Jr.	140,000	189,107	329,107
Heather Cox	130,000	179,129	309,129
Elisabeth B. Donohue	140,000	189,107	329,107
Marwan Fawaz	130,000	179,129	309,129
Kevin Howell(2)	130,000	179,129	309,129
Alexander Pourbaix(3)	140,000	189,107	329,107
Alexandra Pruner	147,500	196,590	344,090
Marcie C. Zlotnik	130,000	179,129	309,129

(1)
Reflects the grant date fair value of DSUs awarded in 2025, determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation, the full amount of which is recorded as a compensation expense in the income statement for fiscal year 2025. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements. The grant date fair value was based on the closing price of our common stock, as reported on the NYSE, on the date of grant, which was $155.90 per share of common stock on June 1, 2025.

(2)
Mr. Howell ceased to serve as a director in January 2026

(3)
Mr. Pourbaix elected to forgo cash compensation for services as a director in lieu of DSUs.

The following table sets forth the aggregate number of stock awards (DSUs and DERs) held by each of the non-employee directors as of December 31, 2025. The non-employee directors did not own any option awards as of December 31, 2025.
Name	Stock Awards(1)
E. Spencer Abraham	77,978
Antonio Carrillo	18,860
Matthew Carter, Jr.	41,783
Heather Cox(2)	25,607
Elisabeth B. Donohue	23,693
Marwan Fawaz(3)	—
Kevin Howell	6,612
Alexander Pourbaix	10,155
Alexandra Pruner	30,908
Marcie C. Zlotnik	7,226

(1)
All DSUs held by the directors are payable upon termination of service as a Board member, other than the DSUs held by the directors described in footnotes (2) and (3) below.

(2)
Ms. Cox has 5,176 DSUs and 709 DERs that are payable on June 1, 2026.

(3)
Mr. Fawaz elected to convert his DSUs to shares of NRG common stock immediately on the date of grant.

NRG Energy, Inc.	2026 Proxy Statement	45

Director Stock Ownership Guidelines
In December 2025, the Board approved new director stock ownership guidelines that require the director’s total holdings remain at or above a “Minimum Holdings Threshold.” The Minimum Holdings Threshold is calculated on the intended sale date as an amount of shares equal to five times the director’s annual cash retainer (excluding any board chair, committee chair or lead independent director fees), divided by NRG’s stock price at market close on the previous trading day. Under the guidelines, independent directors are permitted to sell a portion of their NRG common stock provided they maintain the Minimum Holdings Threshold after the sale. For purposes of determining compliance, “total holdings” include NRG common stock and unvested DSUs.
If a director’s total holdings fall below the Minimum Holdings Threshold, the director is not required to purchase additional shares but may not sell shares until he or she is back in compliance, subject to limited exceptions (for example, hardship or required tax payments) with Board approval. All sales permitted under the guidelines remain subject to the Insider Trading Policy.
The guidelines apply only to independent directors. Exceptions to these guidelines may be made by the Board under special circumstances. No exceptions to such requirements were made for 2025.
46	NRG Energy, Inc.	2026 Proxy Statement

vivint

Proposal No. 2

Advisory Vote to Approve Executive Compensation

Under Section 14A of the Exchange Act, the stockholders of the Company are entitled to vote at least once every three years to approve the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K of the rules and regulations under the Securities Act of 1933, as amended (Securities Act). At our 2023 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, this vote is conducted every year. The next vote will occur at the 2027 Annual Meeting of Stockholders.
As described more fully in the CD&A on pages 72 to 92 and in the accompanying tables, narrative disclosures and other information on pages 93 to 109, the Company’s executive compensation program is designed to attract, retain and reward top executive talent. The intent of the Company’s compensation program is to reward the achievement of the Company’s annual goals and objectives while supporting the Company’s long-term business strategy.
This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to express their views on the Company’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:
NRG Energy, Inc.	2026 Proxy Statement	47

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
The say on pay vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of the stockholders and will consider the votes of our stockholders on this advisory vote, among other matters, in making future decisions about executive compensation for our named executive officers.

The Board recommends a vote “FOR” the approval of the Company’s executive compensation as disclosed in this Proxy Statement. Proxies received by the Board will be voted “FOR” the approval of the Company’s named executive officer compensation unless a contrary vote is specified.

48	NRG Energy, Inc.	2026 Proxy Statement

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s consolidated financial statements. To execute this responsibility, the Audit Committee engages in a thorough annual evaluation of  (i) the independent registered public accounting firm’s qualifications, performance and independence, (ii) whether the independent registered public accounting firm should be rotated, and (iii) the advisability and potential impact of selecting a different independent registered public accounting firm.
The Audit Committee appointed the firm of KPMG LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for the 2026 fiscal year at a meeting held in February. KPMG LLP has been retained as the Company’s independent registered public accounting firm continuously since May 2004. In accordance with SEC rules and KPMG LLP policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide audit services to the Company. For lead and concurring review audit partners, the maximum number of consecutive years of service in that capacity is five years. The Audit Committee is involved in the selection of KPMG LLP’s lead audit partner.
NRG Energy, Inc.	2026 Proxy Statement	49

The Audit Committee and the Board believe that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2026 fiscal year is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection. Representatives of KPMG LLP are expected to attend the Annual Meeting where they will be available to respond to questions and, if they desire, to make a statement.

The Board recommends a vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2026 fiscal year. Proxies received by the Board will be voted “FOR” ratification unless a contrary vote is specified.

50	NRG Energy, Inc.	2026 Proxy Statement

Overview
On February 19, 2026, the Board adopted the 2026 LTIP, subject to approval by our stockholders. If our stockholders approve the 2026 LTIP, the 2026 LTIP will become effective as of the date of the 2026 Annual Meeting of Stockholders (April 30, 2026) and no more equity awards will be made under either the LTIP or the Legacy Vivint Plan. The 2026 LTIP is attached to this Proxy Statement as Appendix A.
The LTIP is scheduled to expire before the next annual meeting of our stockholders, and the Board desired to make updates to the terms of the LTIP and Legacy Vivint Plan. In addition, the Board believes that it is in the best interests of the Company to grant awards under a single equity plan, and has therefore adopted the 2026 LTIP with the intent that, if approved by stockholders, the LTIP and Legacy Vivint Plan will no longer be used to grant awards to eligible participants.
NRG Energy, Inc.	2026 Proxy Statement	51

Anticipated Effect of the 2026 Plan
Based upon recent equity award requirements, we believe that adopting the 2026 LTIP to have 5,000,000 shares in the pool of common stock reserved for issuance thereunder will provide us with enough shares to continue to offer competitive equity compensation for the next four to five years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the 2026 LTIP’s reserve upon the awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.
If this Proposal 4 receives the requisite stockholder approval, the Company intends to register the shares of common stock available for issuance under the 2026 LTIP on a registration statement on Form S-8 under the Securities Act as soon as reasonably practicable following receipt of approval.
As of the record date of March 3, 2026, 6,572,899 shares remain available for issuance under the LTIP and 12,813,634 shares remain available for issuance under the Legacy Vivint Plan, meaning that, as of March 3, 2026, an aggregate of 19,386,533 shares remain available for issuance under our outstanding equity incentive plans (assuming maximum payout for performance-based awards). While we are requesting that 5,000,000 shares be reserved for issuance under the 2026 LTIP, this will not effectively result in additional potential dilution to our stockholders because (i) if our stockholders approve the 2026 LTIP, no new equity awards will be issued under the LTIP and Legacy Vivint Plan after the Annual Meeting, and (ii) any awards granted under the LTIP and the Legacy Vivint Plan between March 3, 2026 and the Annual Meeting will reduce the reserve of 5,000,000 shares under the 2026 LTIP. As a result, immediately following stockholder approval of the 2026 LTIP, we will only have 5,000,000 shares (less any shares underlying equity awards granted under the LTIP and the Legacy Vivint Plan between March 3, 2026 and the Annual Meeting) available for issuance under the 2026 LTIP.
If stockholders do not approve the 2026 Plan, the LTIP and Legacy Vivint Plan will continue in their current form and 19,386,533 shares will remain available for issuance under these plans.
Changes from the Existing LTIP
While the 2026 LTIP largely follows the terms of the LTIP, key changes include increasing the per director annual award limit to $1,000,000 in line with common market practice, making administrative updates that account for changes in the tax laws since the LTIP first became effective and including even more governance best practices, including:
■
the removal of the ability for shares of common stock underlying Awards to recycle back into the authorized share reserve where such shares of common stock were not issued in connection with the net settlement of the Award (whether such shares were not issued in order to satisfy tax withholdings, as payment of the exercise price or as a result of net-settled SARs (as defined below)); and

■
the requirement that accrued dividends and dividend equivalent rights (and not just those related to stock dividends or performance awards) be subject to the terms and conditions of the underlying Award and be paid at the time, and only to the extent, that the underlying Award vests or the restrictions on the Award lapse.

52	NRG Energy, Inc.	2026 Proxy Statement

Plan Governance Highlights
The 2026 LTIP incorporates certain governance best practices, including:
■
No liberal share recycling on all awards.

■
No dividend equivalent rights paid on unvested equity awards.

■
Minimum 100% fair market value exercise price as of the date of grant for options and SARs.

■
No repricing of options or stock appreciation rights and no cash buyout of underwater options or stock appreciation rights without stockholder approval, except for certain equitable adjustments in connection with certain corporate transactions.

■
No excise tax gross-ups.

■
No “reloads” of options or SARs.

■
No evergreen feature.

■
No automatic single trigger equity vesting.

■
No liberal change in control definition.

Key Equity Plan Data
Overhang
Dilution is commonly measured by “overhang,” which generally refers to the total number of equity awards outstanding plus the total number of shares available for grant under our equity plans, divided by the sum of the total common stock outstanding, the number of equity awards outstanding and the total number of shares available for grant under our equity plans.
The following table provides supplemental share pool and overhang information as of March 3, 2026 regarding the LTIP and Legacy Vivint Plan (with performance-based awards included at the target payout level), the only incentive plans under which equity awards are outstanding. As of March 3, 2026, there were 214,556,589 shares of our common stock outstanding. The closing price of our common stock as reported on the NYSE on March 3, 2026 was $162.06 per share.
Total Shares Subject to Outstanding Stock Options	0
Total Shares of Common Stock Relating to Outstanding Restricted Stock Units, Deferred Stock Units, and Relative Performance Stock Units(1)	2,628,936
Total Shares of Common Stock Remaining Available for Issuance under the LTIP and Legacy Vivint Plan(1)(2)	19,988,754

(1)
Performance-based awards are shown at target. At the maximum payout level, the outstanding awards are 3,230,893 and awards available to grant are 19,386,533.

(2)
If the 2026 LTIP is approved by stockholders, the LTIP and Legacy Vivint Plan will no longer be used to grant awards to eligible participants.

Burn Rate
Our stock-based compensation, including the participation of employees and directors, results in a “burn rate” or share utilization rate. The following table provides data on our annual share usage under the LTIP and the Legacy Vivint Plan for the last three full fiscal years, the burn rate for each of the last three fiscal years, and the average burn rate over the last three fiscal years. The burn rate has been calculated as the quotient of
NRG Energy, Inc.	2026 Proxy Statement	53

(i) the sum of all options, time-based full value awards, and performance-based awards earned in such year, divided by (ii) the weighted average number of shares of common stock outstanding at the end of such year. The “burn rate” is not adjusted for forfeitures and expirations, which would reduce the burn rate if taken into account.
Fiscal Year	Options Granted	Time-Based Full Value Awards Granted	Performance- Based Awards Granted(1)	Performance- Based Awards Earned(2)	Total(3)	Weighted Average Basic Common Shares Outstanding	Burn Rate
2025	—	931,905	416,728	498,147	1,430,052	195,000,000	0.73%
2024	—	1,260,521	451,938	316,685	1,577,206	206,000,000	0.77%
2023	—	2,006,368	720,347	3,729	2,010,097	228,000,000	0.88%
	—					3-Year Average	0.79%

(1)
Performance-based awards granted are shown at the maximum payout level; the actual number of shares earned may range from 0% to 200% of target based on achievement of pre-established performance goals, and amounts earned for certain awards may not yet be determined.

(2)
Performance-based awards earned reflect awards granted in fiscal years 2020 through 2022 that were subject to a three-year performance period and achievement of pre-determined performance goals.

(3)
Total includes time-based full-value awards (including restricted stock units and deferred stock units) and performance-based awards earned.

Description of the 2026 LTIP
The following provides a summary of the principal features of the 2026 LTIP. The 2026 LTIP is set forth in its entirety as Appendix A to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix A.
Eligibility
All directors, officers, employees and independent contractors of the Company and its subsidiaries are eligible to be selected by the Compensation Committee for participation in the 2026 LTIP. As of March 3, 2026, there were eleven directors, including nine directors up for re-election, one director nominee up for election, and one director that is not up for re-election, eight executive officers, including our Chair and CEO who is stepping down effective April 30, 2026, approximately 13,000 employees and 4,000 independent contractors eligible to be selected for participation in the 2026 LTIP, subject to the Compensation Committee making the determinations described below under “Administration”.
Types of Awards
The 2026 LTIP provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance awards, and deferred stock units (Awards). The material features of these types of Awards are described below. Subject to the terms of the 2026 LTIP, the specific terms and conditions of any Award are established in the discretion of the Compensation Committee at the time of grant and set forth in an award agreement issued to the participant.
Options. The 2026 LTIP provides for the grant of incentive stock options qualified under Section 422 of the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder (the “Code”), and nonqualified stock options as designated by the Compensation Committee in the award agreement for the options. Subject to the terms of the 2026 LTIP, the option price, the number of shares subject to an option, and the conditions on exercisability will be determined by the Compensation Committee at the date of grant.
Under the 2026 LTIP, the exercise price per share of an option may not be less than the fair market value of a share of common stock of the Company as of the date of grant, except for certain awards that are granted in
54	NRG Energy, Inc.	2026 Proxy Statement

assumption of or in substitution for awards of a company that the Company acquired. Under the 2026 LTIP, the “fair market value” of a share is, unless otherwise specified in an award agreement and in accordance with all applicable laws, rules, regulations, standards and the intent of the 2026 Plan, equal to the closing selling price (or bid price) of the common stock on the NYSE (or other stock exchange on which the stock is listed) on the date the value is being determined, or if such market is not open on that day, the last preceding day on which the market was open. If an option granted to an employee that owns more than 10% of the total combined voting power of all classes of Company stock on the date of grant (10 Percent Stockholder) is intended to qualify as an incentive stock option, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant.
Under the 2026 LTIP, if required by the Code, no option may be exercisable more than 10 years after the date the option is granted, provided that if an option expires on a day that the participant cannot exercise the option because such exercise would violate any applicable securities laws, the expiration may be tolled at the discretion of the Compensation Committee until a date not later than 30 days following the lapse of any such restriction, to the extent allowed pursuant to certain tax restrictions. However, an option granted to a 10 Percent Stockholder that is intended to qualify as an incentive stock option may not be exercisable more than five years from the grant date. Unless otherwise determined by the Compensation Committee, participants may exercise any vested options by paying the exercise price either in cash, unrestricted shares of common stock owned for at least six months, any cashless exercise procedures approved by the Compensation Committee, by withholding shares of common stock otherwise deliverable upon exercise of the option, or any combination of the foregoing. In general, prior to exercise, participants will not have any rights as stockholders with respect to any shares of common stock covered by an option.
Stock Appreciation Rights (SARs). Under a SAR, a participant is awarded an interest in the appreciated value of the shares of common stock underlying the Award above a base amount for such shares established by the Compensation Committee at the time the right is granted. In no event may the base amount under a SAR be less than the fair market value of the shares underlying the SAR as of the date of grant, except for certain awards that are granted in assumption of or in substitution for awards of a company that the Company acquired. The appreciated value of the stock subject to a SAR will be payable to a participant at the time and under the terms and conditions of the SAR established by the Compensation Committee at the time of grant. SARs may be granted either alone or in tandem with options. The amount payable under a SAR will be paid in cash or shares of common stock, or any combination of cash or common stock as the Compensation Committee may decide. In general, prior to payment of a SAR in common stock, a participant will not have any rights as a stockholder with respect to the shares of common stock underlying a SAR.
Restricted Stock. Under a restricted stock award, a participant is issued shares of common stock of the Company that are subject to certain forfeiture or vesting provisions and restrictions on transferability as determined by the Compensation Committee at the time of the Award. Unless the restricted shares issued are treasury shares, and except as otherwise provided in an award agreement, a participant is required to pay the Company the aggregate par value for the shares of restricted stock within 10 days of the date of grant. Unless otherwise provided under the terms of the Award, a participant has voting and dividend rights with respect to awards of restricted stock, except that any such dividends will be subject to the same restrictions that apply to the restricted shares and will only be paid to the extent the underlying restricted shares become vested or the restrictions on the restricted shares lapse.
RSUs. Each RSU represents the right of a participant to be paid one share of common stock of the Company subject to the vesting provisions, restrictions and other terms and conditions of the Award. Prior to the vesting of RSUs or the expiration of any applicable restriction period under the Award, the participant does not have any rights as a Company stockholder, provided that the participant may receive accumulated dividends with respect to the number of RSUs that become vested. Pursuant to the tax rules applicable to nonqualified
NRG Energy, Inc.	2026 Proxy Statement	55

deferred compensation plans under Section 409A, an Award of RSUs may permit the participant to elect to defer the receipt of shares of common stock that would otherwise be payable when the units vest.
Performance Awards. Performance awards issued under the 2026 LTIP entitle a participant to receive an amount based on the satisfaction of certain performance criteria or goals established in the discretion of the Compensation Committee for a performance measurement period determined by the Compensation Committee in its discretion. Performance awards may include specific dollar-value target awards or the grant of performance units or shares, the value of which will be determined by the Compensation Committee at the time of grant and may be based on the fair market value of common stock of the Company. There is no limit on either the size or composition of a performance award that a participant may receive under the 2026 LTIP. In general, a participant is required to remain employed or engaged by the Company at the end of the performance measurement period in order to receive payment of a performance award. Performance awards earned or vested may be paid in shares of common stock of the Company or other property or securities of the Company as the Compensation Committee may determine. If the Company undergoes a Change in Control, the Committee shall determine the level at which performance awards shall become vested.
DSUs. Each DSU represents the right of a participant to be paid one share of common stock of the Company at the end of a deferral period established under the Award by the Compensation Committee or elected by the participant under the terms of an Award and the tax rules applicable to nonqualified deferred compensation plans under Section 409A of the Code. Unless otherwise provided under an Award, during the applicable deferral period, a participant will not have any rights as a stockholder of the Company. However, unless otherwise provided, once the deferral period ends, the participant will be entitled to receive accumulated dividends and distributions with respect to the corresponding number of shares of common stock underlying each DSU. Except in the case of death, disability or retirement, a participant is required to remain employed or engaged by the Company as of the end of the deferral period in order to receive payment of a DSU.
2026 LTIP participants who are non-employee directors may elect to defer payment of a portion of the annual fee paid to such director, subject to restrictions and limitations established by the Compensation Committee from time to time. Such deferred amounts are converted to deferred stock units and subject to the terms of the 2026 LTIP.
DERs. The 2026 LTIP provides that an Award may include a DER entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of common stock covered by such Award as if the common stock had been delivered pursuant to such Award. In the event such a provision is included in an award agreement, the DERs will be subject to the same terms and conditions as the underlying award and will be paid at the time, and only to the extent, that the underlying Award vests or the restrictions on the Award lapse.
Administration
The 2026 LTIP will be administered by the Compensation Committee. Subject to the provisions of the 2026 LTIP, the Compensation Committee has the discretionary power and authority to select persons to participate in the 2026 LTIP and to determine the type, amount, timing and terms and conditions of Awards granted under the 2026 LTIP. The Compensation Committee also has the power and authority to interpret the terms of the 2026 LTIP and Awards issued thereunder.
The Committee may establish such rules and regulations and take such actions as it deems necessary or advisable for the proper administration of the 2026 LTIP. All decisions and interpretations by the Compensation Committee regarding the 2026 LTIP are final and binding on all participants and beneficiaries, unless an arbitration or other dispute resolution procedure is expressly provided in the applicable Award grant agreement.
56	NRG Energy, Inc.	2026 Proxy Statement

In addition, members of the Compensation Committee and the Company’s officers will not be liable for any acts or omissions in connection with the performance of their duties under the 2026 LTIP, except in the case of the person’s own willful misconduct or as expressly provided by statute.
Stock Subject to the 2026 LTIP
If this proposal is approved by the stockholders, 5,000,000 shares of common stock, par value $0.01 per share, will be reserved for issuance under the 2026 LTIP, of which 1,500,000 shares can be granted as incentive stock options. This stock may be either authorized and unissued shares or treasury shares held by the Company. The shares of common stock subject to Awards that expire or terminate unexercised, become unexercised or are forfeited will be available for future grants under the 2026 LTIP. The shares of common stock subject to Awards that are tendered or are withheld in payment of the exercise price of or the taxes related to an Award, will not be available for future grants under the 2026 LTIP nor will the number of shares of common stock underlying stock-settled SARs or shares of common stock repurchased by the Company using proceeds from the exercise price of a stock option. Generally, certain Awards that are granted in assumption of or in substitution for awards of a company that the Company acquired will not count against this share reserve under the 2026 LTIP and in some circumstances available shares of certain stockholder approved plans of a company that the Company acquires may be used for Awards under the 2026 LTIP.
In any one calendar year, the Compensation Committee may not grant to any one director Awards with a value in excess of  $1,000,000.
In the event that a change affecting the capital structure of the Company is implemented, such as a stock dividend, stock split or merger, the Compensation Committee will equitably adjust the number and kind of shares or other property available for issuance under the 2026 LTIP, and the number, kind and exercise price of outstanding Awards. In the event of a merger, consolidation, or other reorganization where the Company is not the surviving or continuing entity, all outstanding Awards will be either assumed by the surviving or continuing entity or cancelled in exchange for cash or other property.
The fair market value of stock options (determined at the date of grant) that will first become exercisable during any one calendar year that are intended to qualify as incentive stock options under Section 422 of the Code may not exceed $100,000.
The market value of a share of common stock based on the closing price on the NYSE on March 3, 2026, was $162.06.
Termination of Employment
Unless the Compensation Committee determines otherwise or as otherwise provided in a grant agreement, and except as provided above for deferred stock units, if a participant’s employment or performance of service with the Company ceases, the following terms and conditions apply to the participant’s outstanding Awards:
■
Death. All outstanding Awards will become fully vested, to the extent not already vested, and they will be exercisable, if applicable, for one year from the date of death, or until the Award expires if earlier.

■
Disability. All of the participant’s Awards that are vested and exercisable on the date he or she becomes disabled will remain exercisable, if applicable, for one year from the date of disability, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of disability will be forfeited, unless otherwise determined by the Compensation Committee.

NRG Energy, Inc.	2026 Proxy Statement	57

■
Retirement. All of the participant’s Awards that are vested and exercisable on his or her retirement date will remain exercisable, if applicable, for two years from the retirement date, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of retirement will be forfeited, unless otherwise determined by the Compensation Committee; provided that if a director retires, all of his or her unvested Awards will immediately vest and be exercisable for two years after the retirement date, or until the Awards expire if earlier. In general, a director qualifies for retirement under the 2026 LTIP if his or her service on the Board terminates after five years of service. Other participants in the 2026 LTIP qualify for retirement upon termination from employment or service after attaining age 55 with 10 or more years of service.

■
Termination for Cause. If a participant’s employment or service with the Company is terminated for cause, all Awards granted under the 2026 LTIP will be immediately forfeited regardless of whether or not they are vested and/or exercisable. For purposes of the 2026 LTIP, the term “cause” means any one or more of the following events unless determined otherwise by the Compensation Committee: conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a subsidiary; conduct that has caused demonstrable and serious injury to the Company or a subsidiary, monetary or otherwise; willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; breach of duty of loyalty to the Company or a subsidiary or other act of fraud or dishonesty with respect to the Company or a subsidiary; or violation of the Company’s code of conduct.

■
All Other Terminations. All of the participant’s Awards that are vested and exercisable will remain exercisable, if applicable, for 90 days from the date of termination, or until the Award expires if earlier. All Awards that are not fully vested or exercisable on the date of termination will be forfeited.

Change in Control
All outstanding Awards will become fully vested and exercisable until the Awards otherwise expire if  (i) the Company undergoes a change in control and (ii) a participant is terminated pursuant to a qualifying termination. For purposes of the 2026 LTIP, a change in control is deemed to occur in any one of the following events: (1) any person or entity becoming the direct or indirect beneficial owner of 50% or more of the Company’s voting stock, (2) directors serving on the Board as of the effective date of the 2026 LTIP cease to constitute at least a majority of the Board unless such directors are approved by a vote of at least two-thirds (2/3) of the incumbent directors, provided that a person whose assumption of office is in connection with an actual or threatened election contest or actual or threatened solicitation of proxies including by reason of agreement intended to avoid or settle such contest shall not be considered to be an incumbent director, (3) any reorganization, merger, consolidation, sale of all or substantially all of the assets of the Company or other transaction is consummated and the previous stockholders of the Company fail to own at least 50% of the combined voting power of the resulting entity (Business Combination) or (4) the stockholders approve a plan or proposal to liquidate or dissolve the Company. For purposes of the 2026 LTIP, a qualifying termination is an involuntary termination of a participant’s employment within the 6 months prior to, or 24 months following, a change in control, but excluding terminations for cause, death or disability.
If a change in control occurs as a result of a Business Combination described above, then the Compensation Committee may cancel any or all outstanding options under the 2026 LTIP by paying the option holders an amount equal to the portion of the consideration, if any, that would have been payable to them pursuant to the transaction if their options had been fully exercised immediately prior to the transaction, less the aggregate exercise price of their options; or, if the options are underwater, cancel the options for no consideration or payment of any kind. Payments in exchange for options may be made in cash, securities, or other Company property as determined by the Compensation Committee in its sole discretion.
58	NRG Energy, Inc.	2026 Proxy Statement

Transferability
Unless determined otherwise by the Compensation Committee, no Award granted under the 2026 LTIP will be transferable by a participant, other than by will or the laws of descent and distribution, except to a participant’s family member by gift or pursuant to a qualified domestic relations order as defined by the Code or to a charitable organization, in each case only with Compensation Committee approval or as may be provided in an Award.
Clawback
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under the securities laws, then any participant who has been paid an Award under the 2026 LTIP based upon the affected report will be required to repay such Award at the discretion of the Board or as otherwise required pursuant to applicable law, government regulation or stock exchange listing requirement, including pursuant to our Clawback Policy. See “Compensation Discussion and Analysis — Elements of Compensation — Clawback of Certain Compensation” for a description of our Clawback Policy.
Amendment and Termination
No Awards will be granted pursuant to the 2026 LTIP after April 30, 2036. The Board or the Compensation Committee may amend or terminate the 2026 LTIP at any time, except that no amendment shall become effective without prior approval of the stockholders of the Company if such approval is required by applicable law, regulations or the rules of any exchange or market on which the Company’s common stock is traded or listed or the amendment would increase the number of shares reserved for issuance under the 2026 LTIP.
The Compensation Committee may amend the terms of any outstanding Award under the 2026 LTIP, except that no amendment may adversely affect any right of a participant under an Award without his or her written consent. Furthermore, no amendment may reduce the exercise price of any options or SARs awarded under the 2026 LTIP, exchange an option or a SAR which has an exercise price greater than the fair market value of a share of common stock for cash or shares of common stock, cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price, or reprice any outstanding Award, in each case without approval of the stockholders of the Company.
New Plan Benefits
As of the date hereof, no awards have been granted using the 5,000,000 shares of common stock proposed to be added to the 2026 LTIP. Awards under the 2026 LTIP using these shares will be granted at the discretion of the Compensation Committee based on a number of factors and, accordingly, are not determinable.
NRG Energy, Inc.	2026 Proxy Statement	59

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes information about the Company’s equity compensation plans as of December 31, 2025.
Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)		(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,828,281	(2)	$—	12,932,953
Equity compensation plans not approved by security holders	1,312,244	(3)	$—	12,893,481
Total	4,140,525		$—	25,826,434(4)

(1)
Pursuant to SEC guidance, the number of unearned performance-based awards included is at the maximum payout level; the actual number of shares earned may range from 0% to 200% of target based on achievement of preestablished performance goals, and amounts earned for certain awards may not yet be determined.

(2)
Consists of shares issuable under the LTIP.

(3)
Consists of shares issuable under the Legacy Vivint Plan. On March 10, 2023, in connection with the acquisition of Vivint Smart Home, NRG assumed the Legacy Vivint Plan. While the Legacy Vivint LTIP was previously approved by stockholders of Vivint Smart Home, Inc., the plan is listed as “not approved” because it was assumed as part of the acquisition of Vivint Smart Home and not subject to approval by NRG stockholders.

(4)
Consists of 6,648,805 shares of common stock under the LTIP, 12,893,481 shares of common stock under the Legacy Vivint Plan and 6,284,148 shares of treasury stock reserved for issuance under the Amended and Restated Employee Stock Purchase Plan.

Federal Income Tax Consequences of Awards
The following discussion of the 2026 LTIP’s federal income tax consequences is a summary of applicable federal law as currently in effect. This discussion does not cover all federal provisions that may apply to a participant, including federal gift tax or estate tax issues, and is not intended to be relied on by any person as tax advice.
Nonqualified Stock Options. A participant will not have taxable income upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified option, the participant will be subject to tax withholding and will recognize ordinary income equal to the difference between (a) the fair market value of one share of common stock on the day the option is exercised and (b) the option price of one share, times the number of shares exercised.
The Company will be entitled to a tax deduction at the same time and in the same amount.
The subsequent sale of the shares by a participant generally will give rise to capital gain or loss equal to the difference between the sale price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to shares, and the capital gains will be taxable as long term capital gains if the shares are held for more than one year.
Incentive Stock Options. Neither the grant nor exercise of an incentive stock option under the 2026 LTIP is taxable to the participant receiving the option. If the participant holds the stock purchased upon exercise of an incentive stock option for at least one year after exercising the option and at least two years after the option was granted, his or her later sale of the stock will produce long term capital gain or loss, and the Company will not be entitled to any tax deduction. However, if the employee disposes of the stock before these holding
60	NRG Energy, Inc.	2026 Proxy Statement

periods have elapsed (a disqualifying disposition), he or she will generally be taxed at ordinary income rates on the excess of the fair market value of the stock when the option was exercised over the option exercise price (or, if less, the amount realized in the case of an arm’s length disqualifying disposition to an unrelated third party), and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long term capital gain or loss depending on the holding period of the shares. If shares acquired pursuant to the exercise of an incentive option are surrendered to the Company upon exercise of an incentive option and if the shares have not been held for the requisite one and two-year periods, the surrender will be treated as a disqualifying disposition.
SARs. The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the fair market value of any shares or property received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains will be taxable as long term capital gains if the participant held the shares for more than one year.
Restricted Stock. The grant of restricted stock is not a taxable event for a participant. When the restricted stock vests, the participant will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of the expiration over the purchase price of the shares and will be subject to tax withholding. The participant may, however, elect within 30 days after the date of grant under Section 83(b) of the Code to recognize ordinary income on the date of grant in an amount equal to the fair market value of the restricted stock on the date of grant, determined without regard to the restrictions imposed on the shares. If and when the participant recognizes ordinary income attributable to the restricted stock, the Company will generally be entitled to a deduction equal to the amount of the ordinary income.
RSUs, Performance Award and DSUs. A participant generally will not have taxable income upon the grant of a restricted stock unit, performance award or deferred stock unit. Rather, taxation will be generally postponed until the Award is paid and the participant would be subject to tax withholding at such time. At that time, the participant will recognize ordinary income generally equal to the value of the shares of common stock or other property paid to the participant under the Award, and the Company will generally be entitled to a deduction equal to the same amount.
Excess Parachute Payment. The 2026 LTIP provides for accelerated vesting or payment of an Award if  (i) the Company undergoes a change in control and (ii) a participant is terminated pursuant to a qualifying termination. In that event and depending upon the individual circumstances of the participant, certain amounts with respect to the Awards may constitute “excess parachute payments” under the golden parachute provisions of Sections 280G and 4999 of the Code. Pursuant to those provisions, an employee will be subject to a 20 percent excise tax on any “excess parachute payment,” and the Company will not be permitted to take a deduction for the excess parachute payment.
Section 162(m). Section 162(m) of the Code generally limits the deductible amount of annual compensation paid by a public company to a “covered employee” (i.e., the CEO, the CFO and any of the three other most highly paid executive officers and, for tax years starting after December 31, 2026 the next five most highly paid employees) to no more than $1 million. Under 2017 tax legislation, any individual who is a “covered employee” for calendar year 2018 or thereafter, remains a “covered employee” for any compensation otherwise deductible for all subsequent years. The 2017 tax legislation also eliminated the Section 162(m) exception to the $1 million deduction cap for “performance-based” compensation.
Section 409A. Section 409A of the Code imposes election, payment and funding requirements on “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to
NRG Energy, Inc.	2026 Proxy Statement	61

meet, or is not operated in accordance with, these requirements, then compensation deferred under the plan may become immediately taxable and subject to a 20 percent excise tax. Under regulations issued by the Internal Revenue Service (IRS), certain Awards that may be issued under the 2026 LTIP may constitute the “deferral of compensation” subject to the requirements of Section 409A. The 2026 LTIP is intended to comply with Section 409A. However, the Company is not responsible for the consequences of any violations of Section 409A.
Interest of Certain Persons in the 2026 LTIP
Our executive officers, employees who perform services for or on our behalf, director nominees (including both current directors up for reelection and our new nominee) and certain of their associates will be eligible to receive awards under the 2026 LTIP if the 2026 LTIP is approved. Accordingly, such individuals have a substantial interest in the approval of this Proposal 4.
The Board recommends a vote “FOR” approval of the 2026 LTIP. Proxies received by the Board will be voted “FOR” the approval of the 2026 LTIP, unless a contrary vote is specified.
62	NRG Energy, Inc.	2026 Proxy Statement

Customer Engagement
• Loyalty
• Email
• Newsletter

Proposal No. 5

The Company is not responsible for the content of this stockholder proposal or supporting statement. In accordance with SEC rules, we are reprinting the proposal, supporting statement, and graphic as they were submitted to us.
John Chevedden (2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278), who has submitted documentation indicating that he is the beneficial owner of 75 shares of the Company’s common stock, notified us that he intends to present the proposal set forth below for consideration at the Annual Meeting. The following stockholder proposal will be voted on at our Annual Meeting if properly presented by the stockholder proponent or by a qualified representative on behalf of the stockholder proponent.
Proposal No. 5 — Give Shareholders the Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online shareholder meeting.
NRG Energy, Inc.	2026 Proxy Statement	63

There shall be no discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting.
To guard against the NRG Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when the need arises.
This proposal topic received between 51% and 72% support each in 2024 at Jabil, Warner Brothers Discovery, ANSYS, Vertex Pharmaceuticals and DexCom.
A shareholder right to call for a special shareholder meeting can help make shareholder engagement meaningful. A shareholder right to call for an online special shareholder meeting will help ensure that the NRG Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for an online special shareholder meeting.
Any argument that calling a special shareholder meeting is too cumbersome has little validity. In the vast majority of cases or in most cases, once a special meeting is called for by shareholders, the issues behind calling for a special shareholder meeting are quickly resolved.
With the widespread use of online shareholder meetings it is much easier for a company to conduct a special shareholder meeting online, in the unlikely event that a special shareholder meeting ultimately takes place, and the NRG governing documents thus need to be updated accordingly.
Please vote yes:
Give Shareholders the Ability to Call for a Special Shareholder Meeting — Proposal 5
NRG Board’s Statement in Opposition
The Board recommends that stockholders vote “AGAINST” Proposal 5.
The Board values constructive engagement with the Company’s stockholders and recognizes the importance of maintaining governance practices that promote the values of accountability and responsiveness. The Board further recognizes that, in certain circumstances, the ability of stockholders to call special meetings can further those goals.
Nevertheless, the design of a special meeting right requires careful calibration to a company’s particular circumstances — including the appropriate ownership threshold and procedural requirements — to ensure that the right operates in the interests of all stockholders rather than a narrow subset. The Board also believes that special meetings should be reserved for truly significant and/or urgent matters that cannot await the next annual meeting, and that such right should have appropriate guardrails to avoid its abuse.
The Board does not believe it would be in the best interests of the Company or its stockholders to implement a special meeting right at a 10% ownership threshold. Given the Company’s current stockholder base, a 10% threshold could enable a very small number of stockholders — potentially even a single stockholder or a single affiliated group — to require the Company to convene a special meeting. The Board believes that permitting such a small minority of stockholders to call special meetings regarding matters that may not reflect the priorities of the broader stockholder base could enable them to advance agendas that are not aligned with the long-term interests of the Company and can needlessly divert the attention of the Board and management away from the execution of Company strategy and value-creating actions.
As of February 11, 2026, at least two of the Company’s largest beneficial owners each own more than 10% of the Company’s outstanding common stock, four of the Company’s largest beneficial owners each own more than 5% and less than 10% of the Company’s outstanding common stock, and collectively six of the
64	NRG Energy, Inc.	2026 Proxy Statement

Company’s largest beneficial owners own more than 50% of the Company’s outstanding common stock. As a result, the Board believes that implementing a higher ownership threshold would ensure that a decision to request a special meeting of stockholders reflects a broader consensus of stockholders rather than allowing a single stockholder to request a special meeting. This would also help to ensure that a special meeting will be called only when there is meaningful support for the meeting among the Company’s stockholders while providing stockholders with an important right to strengthen Board and management accountability. See “Stock Ownership of Directors, Named Executive Officers and Certain Beneficial Owners; Stock Ownership of Principal Stockholders” of this proxy statement for more information regarding the beneficial ownership of our largest beneficial owners.
The Board has also noted the following prevailing market practice among U.S. large-cap companies. Where companies provide a special meeting right, the ownership threshold is typically set at or above 15%, with many companies adopting a threshold of 20-25% or higher. The 10% ownership threshold requested by the stockholder proponent is lower than that of a significant majority of S&P 500 companies that offer stockholders a special meeting right. According to recent FactSet data, among S&P 500 companies that provide stockholders with special meeting rights, approximately 80% of such companies have set the ownership threshold at higher than 10%, and nearly half of such companies have set the ownership threshold at or higher than 25%. The Board believes that more closely aligning with market standards would better serve the interests of our stockholders.
Because the Board is nevertheless committed to being responsive to its stockholders, it intends to conduct additional stockholder outreach later in 2026 to solicit feedback on whether and how a special meeting right could be implemented in a manner that is appropriate for the Company, including what ownership threshold and related procedural features would best comport with its stockholder base and governance objectives. Because additional time is needed to conduct this outreach and carefully consider these issues so that the Board can strike the appropriate balance between enhancing stockholder access and minimizing potential harms associated with allowing a very small number of stockholders to call a special meeting, the Board is not recommending that stockholders take any action at this time to implement a special meeting right.

For the foregoing reasons, the Board views Proposal 5 as not being in the best interest of the Company and its stockholders, and therefore recommends a vote “AGAINST” Proposal 5, the stockholder proposal to give shareholders the ability to call for a special shareholder meeting.

NRG Energy, Inc.	2026 Proxy Statement	65

Executive Officers
Our executive officers are elected by the Board annually to hold office until their successors are elected and qualified. The biographical information for each of the executive officers is provided below.
Lawrence S. Coben	Chief Executive Officer and Chair of the Board	Age 67
Dr. Coben has served as our CEO since November 2023 and Chair of the Board since 2017. He previously served as our President from November 2023 through January 2026, and as a member of the Board since 2003. From 2003 to 2017, he was Chairman and Chief Executive Officer of various affiliates of Tremisis Energy. Dr. Coben is also Founder and Board Chair of the ESCALA Initiative, a leading NGO that provides a Business School and Capacity Training Program to marginalized women entrepreneurs around the world.
Dr. Coben will step down from the Company and the Board on April 30, 2026.
Robert J. Gaudette	President	Age 52
For biographical information for Mr. Gaudette, see his biography on p. 41.
Mr. Gaudette will succeed Dr. Coben as our CEO on April 30, 2026.
Woo-Sung (Bruce) Chung	Executive Vice President and Chief Financial Officer	Age 52
Mr. Chung has served as our Executive Vice President and Chief Financial Officer since June 2023. Prior to his service as Executive Vice President and Chief Financial Officer, Mr. Chung Served as Executive Vice President, Strategy, M&A, and NRG Services from July 2022 to June 2023, and served as Senior Vice President of Strategy, M&A, and NRG Services from August 2016 to July 2022. Mr. Chung served as a Managing Director at Energy Impact Partners, a private equity firm focused on energy technology investments, in 2016. Prior to his employment with Energy Impact Partners, Mr. Chung served in a number of different capacities focused on large-scale project and new business development at NRG from May 2008 to January 2016. Prior to his initial employment with us, Mr. Chung served as a director in the investment banking division of Citigroup and its predecessor firms providing capital markets advisory and M&A services to a number of regulated and unregulated power companies. During his banking career, Mr. Chung worked on a number of large capital markets and M&A transactions, including multiple assignments for the Company.
Brad Bentley	Executive Vice President, President of NRG Consumer	Age 50
Mr. Bentley has served as our Executive Vice President of NRG Consumer since July 2025. Prior to joining us, he was Chief Operating Officer, Traveler Operation at Expedia Group, Inc. from August 2022 to July 2025. Before Expedia, he served as CEO and President of Inspire Clean Energy, a clean energy technology company, from December 2019 to August 2022. Prior to that, he held numerous executive leadership roles spanning marketing, product development, and consumer innovation at WarnerMedia, AT&T, and DIRECTV.
66	NRG Energy, Inc.	2026 Proxy Statement

Brian Curci	Executive Vice President and General Counsel	Age 48
Mr. Curci has served as our Executive Vice President and General Counsel since March 2021. He served as our Senior Vice President and General Counsel from March 2018 to March 2021 and Senior Vice President and Deputy General Counsel from April 2017 to March 2018. Since joining us in 2007, Mr. Curci has served in various other legal roles, including as Corporate Secretary from October 2011 to July 2018. Prior to joining us, Mr. Curci was a corporate associate with the law firm Saul Ewing LLP in Philadelphia.
Gin Kirkland Kinney	Executive Vice President and Chief Administrative Officer	Age 52
Ms. Kinney has served as our Executive Vice President and Chief Administrative Officer since December 2024. She served as our Senior Vice President, Communications and Philanthropy from November 2021 to December 2024, Vice President, NRG Energy from July 2015 to November 2021 and Managing Director, NRG Business from November 2012 to July 2015. Prior to joining us, Ms. Kinney served as the Vice President, Business Development of a private renewable energy company from November 2008 to October 2012. Prior to that, she served as the Director of Marketing & Communications for Heritage Green from June 2007 to September 2008.
Dak Liyanearachchi	Executive Vice President and Chief Technology Officer	Age 57
Mr. Liyanearachchi has served as our Executive Vice President and Chief Technology Officer since December 2024. He served as our Chief Data and Technology Officer from November 2021 to December 2024 and Chief Data and Analytics Officer from August 2020 to November 2021. Prior to joining us, Mr. Liyanearachchi served as the Chief Data & Analytics Officer of Hilton Worldwide from August 2017 to July 2020 and was a member of the Chief Data Officer Advisory Board of Gartner from February 2016 to August 2017. Prior to that, Mr. Liyanearachchi worked in various capacities at Catalina Marketing in Europe and the U.S. from September 2007 to August 2017, including as Executive Vice President, Chief Data & Analytics Officer, and Senior Vice President, Global Data & Analytics.
G. Alfred (Al) Spencer	Senior Vice President and Chief Accounting Officer	Age 44
Mr. Spencer has served as our Senior Vice President and Chief Accounting Officer since December 2023. In this position, Mr. Spencer serves as our principal accounting officer. Before joining us, he was Vice President, Controller and Principal Accounting Officer of JetBlue Airways Corporation (JetBlue) from May 2022 to December 2023. Prior to JetBlue, Mr. Spencer served as Deputy CFO and Corporate Controller of the North American business of Paris-based Air Liquide SA, a manufacturer of industrial gases from August 2017 to May 2022. Also at Air Liquide, Mr. Spencer served as Vice President, North American Finance Transformation from April 2020 to December 2020 and Controller and Chief Accounting Officer from August 2017 to April 2020. Before joining Air Liquide, Mr. Spencer served in progressive roles of leadership at NCI Building System, Friedkin Services Group and ExpressJet Airline.
NRG Energy, Inc.	2026 Proxy Statement	67

Stock Ownership of Directors, Named Executive Officers and Certain Beneficial Owners
Stock Ownership of Directors and Named Executive Officers
The following table sets forth information concerning beneficial ownership of the Company’s common stock as of March 3, 2026, for: (a) each director and the nominees for director; (b) NEOs; and (c) all current directors and executive officers as a group. The percentage of beneficial ownership is based on 214,556,589 shares of common stock outstanding as of March 3, 2026. The percentage of beneficial ownership also includes any shares that such person has the right to acquire within 60 days of March 3, 2026. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth in the following table.
The address of the directors and executive officers is c/o NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540.
Directors and Named Executive Officers	Common Stock(1)		Percent of Class (%)
Brad Bentley	—	(2)	*
Lawrence S. Coben	361,578	(3)	*
Bruce Chung	60,491	(4)	*
Brian Curci	33,092	(5)	*
Robert J. Gaudette	48,528	(6)	*
E. Spencer Abraham	84,912	(7)	*
Antonio Carrillo	42,951	(8)	*
Matthew Carter, Jr.	41,916	(9)	*
Heather Cox	42,110	(10)	*
Elisabeth B. Donohue	27,478	(11)	*
Marwan Fawaz	7,031		*
Sanjay Kapoor	—		*
Alexander Pourbaix	17,187	(12)	*
Alexandra Pruner	31,091	(13)	*
Marcie C. Zlotnik	7,248	(14)	*
All Directors and Executive Officers as a group (18 people)	916,128	(15)	*

*
Less than one percent of outstanding common stock.

(1)
The number of shares beneficially owned by each person or entity is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any: (a) shares to which such person or entity has sole or shared voting power or dispositive power and (b) shares that such person or entity has the right to acquire within 60 days through the exercise of stock options or similar rights. See “Elements of Compensation — Long-Term Incentive Compensation” for a description of the terms of the RSUs, RPSUs, and DERs.

(2)
Excludes 32,378 unvested RSUs, 24,845 RPSUs and 291 DERs.

(3)
Includes 131,910 DSUs (and 17,319 DERs accrued thereon), payable in the event Dr. Coben ceases to be a member of the Board, and 81,523 vested and unsettled RSUs (and 3,298 DERs accrued thereon). Excludes 50,272 unvested RSUs, 148,154 RPSUs, and 2,577 DERs.

(4)
Excludes 18,248 unvested RSUs, 59,480 RPSUs and 2,401 DERs.

(5)
Excludes 12,806 unvested RSUs, 38,260 RPSUs and 1,233 DERs.

(6)
Excludes 15,145 unvested RSUs, 44,694 RPSUs and 1,415 DERs.

(7)
Includes 65,496 DSUs and 12,730 DERs, payable in the event Secretary Abraham ceases to be a member of the Board.

(8)
Includes 17,415 DSUs and 1,504 DERs, payable in the event Mr. Carrillo ceases to be a member of the Board.

(9)
Includes 36,662 DSUs and 5,254 DERs, payable in the event Mr. Carter ceases to be a member of the Board.

(10)
Includes 23,276 DSUs and 2,412 DERs, payable in the event Ms. Cox ceases to be a member of the Board.

(11)
Includes 21,451 DSUs and 2,317 DERs, payable in the event Ms. Donohue ceases to be a member of the Board.

(12)
Includes 9,935 DSUs and 252 DERs, payable in the event Mr. Pourbaix ceases to be a member of the Board.

(13)
Includes 27,732 DSUs and 3,274 DERs, payable in the event Ms. Pruner ceases to be a member of the Board.

(14)
Includes 7,031 DSUs and 217 DERs, payable in the event Ms. Zlotnik ceases to be a member of the Board.

(15)
Consists of the total holdings of directors, NEOs, and all other executive officers as a group.

68	NRG Energy, Inc.	2026 Proxy Statement

Stock Ownership of Principal Stockholders
The following table sets forth information for each person known to the Company to beneficially own more than five percent of the Company’s common stock, as of the date of their most recent Schedule 13D or Schedule 13G filing, as applicable, with the SEC. Percentage of beneficial ownership is based on 214,556,589 shares of common stock outstanding as of March 3, 2026. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.
Principal Stockholder	Common Stock		Percent of Class (%)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	28,275,337	(1)	13.2
BlackRock, Inc. 50 Hudson Yards New York, New York 10001	15,695,902	(2)	7.3
Putnam Investments, LLC 100 Federal Street Boston, Massachusetts 02110	15,189,691	(3)	7.1
State Street Corporation One Lincoln Street Boston, Massachusetts 02111	14,052,851	(4)	6.5
FMR LLC 245 Summer Street Boston, Massachusetts 02210	14,664,591	(5)	6.8
Lightning Power Holdings, LLC 250 W 55th Street, 31st Floor New York, New York 10019	24,250,000	(6)	11.3

(1)
Based upon information set forth in the Schedule 13G/A filed on November 12, 2024 by The Vanguard Group, Inc. (Vanguard) reporting beneficial ownership as of September 30, 2024. Vanguard has sole dispositive power over 27,303,404 shares, shared voting power over 266,452 shares and shared dispositive power over 971,933 shares.

(2)
Based upon information set forth in the Schedule 13G/A filed on April 24, 2025 by BlackRock, Inc. (BlackRock) reporting beneficial ownership as of March 31, 2025. BlackRock has sole voting power over 14,570,885 shares and sole dispositive power over 15,695,902 shares.

(3)
Based upon information set forth in the Schedule 13G/A filed on February 14, 2024 by Putnam Investments, LLC (Putnam) reporting beneficial ownership as of December 31, 2023. Putnam has sole voting power over 14,950,531 shares and sole dispositive power over 15,189,691 shares.

(4)
Based upon information set forth in the Schedule 13G/A filed on January 30, 2024 by State Street Corporation (State Street) reporting beneficial ownership as of December 31, 2023. State Street has shared voting power over 10,305,240 shares and shared dispositive power over 14,041,876 shares.

(5)
Based upon information set forth in the Schedule 13G filed on November 5, 2025 by FMR LLC (FMR) reporting beneficial ownership as of September 30, 2025. FMR has sole voting power over 14,329,309.13 shares and sole dispositive power over 14,664,591.90 shares and Abigail P. Johnson has sole dispositive power over 14,664,591.90 shares.

(6)
Based upon information set forth in the Schedule 13G filed on February 6, 2026 by Lightning Power Holdings, LLC (Lightning Power), reporting beneficial ownership as of January 30, 2026, on behalf of Lightning Power and the following: Fund III Lightning Holdings, LLC (Fund III), Granite Energy, LLC (Granite), Granite Energy Holdings, LLC (Granite Holdings), LS Power Equity Partners III, L.P. (LS Power Equity), LS Power Partners III, L.P. (LS Power Partners), LS Power Fund III G.P., LLC (LS Power Fund), LS Power Equity Advisors LLC (LS Power Equity Advisors), and David Nanus. The Schedule 13G reports that each of Lightning Power, Fund III, Granite, Granite Holdings, LS Power Equity, LS Power Partners and LS Power Fund each have shared voting power over 19,025,277 shares and shared dispositive power over 19,025,277 shares and that LS Power Equity Advisors and David Nanus each have shared voting power over 24,250,000 shares and shared dispositive power over 24,250,000 shares. Pursuant to a Voting Trust Agreement, Lightning Power deposited 2,589,007 shares in the Trust and Thunder Generation, LLC, and CCS Power Holdings, LLC deposited 710,993 shares in the Trust, and granted to the Trustee, subject to certain exceptions, voting rights with respect to such shares.

Delinquent Section 16(a) Reports
The Company’s directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s common stock are required to file under the Exchange Act reports of ownership and changes of ownership with the SEC.
Based solely on a review of copies of Section 16 filings filed electronically with the SEC and, as applicable, information provided to the Company by individual directors and executive officers and the beneficial owners of more than ten percent (10%) of the Company’s common stock, the Company believes that, during fiscal year 2025, all filing requirements applicable to directors and executive officers have been complied with in a timely manner, except for a single late Form 4 filing for Mr. Bentley due on August 6, 2025 and filed on August 7, 2025 to report three transactions consisting of two awards of RSUs and one award of RPSUs, due to an administrative delay in the issuance of his EDGAR codes by the SEC.
NRG Energy, Inc.	2026 Proxy Statement	69

Certain Relationships and Related Person Transactions
Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted written policies and procedures to address potential or actual conflicts of interest and the appearance that decisions are based on considerations other than the best interests of NRG that may arise in connection with transactions with certain persons or entities (Related Person Policy). The Related Person Policy operates in conjunction with our Code of Conduct and is applicable to all “Related Person Transactions,” which are all transactions, arrangements or relationships in which:
■
the aggregate amount involved will or may be expected to exceed $50,000 in any calendar year;

■
the Company is a participant; and

■
any Related Person (as that term is defined below) has or will have a direct or indirect material interest.

A “Related Person” is:
■
any person who is, or at any time during the applicable period was, a director of the Company or a nominee for director or an executive officer;

■
any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

■
any immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, nominee for director, executive officer or more than 5% beneficial owner of common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer or more than 5% beneficial owner of common stock; and

■
any related party as the term is defined in Statement of Financial Accounting Standards No. 57.

A Related Person Transaction is subject to review and approval or ratification by the Governance and Nominating Committee. If the aggregate amount involved is expected to be less than $500,000, the transaction may be approved or ratified by the Chair of the Governance and Nominating Committee. As part of its review of each Related Person Transaction, the Governance and Nominating Committee will take into account, among other factors it deems appropriate, including whether the transaction is on terms no less favorable than the terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. This Related Person Policy also provides that certain transactions, based on their nature and/or monetary amount, are deemed to be pre-approved or ratified by the Governance and Nominating Committee and do not require separate approval or ratification.
Transactions involving ongoing relationships with a Related Person will be reviewed and assessed at least annually by the Governance and Nominating Committee to ensure that such Related Person Transactions remain appropriate and in compliance with the Governance and Nominating Committee’s guidelines. The Governance and Nominating Committee’s activities with respect to the review and approval or ratification of all Related Person Transactions are reported periodically to the Board.
70	NRG Energy, Inc.	2026 Proxy Statement

Executive Compensation

72 Compensation Discussion and Analysis

93 Compensation Tables and Other Items

NRG Energy, Inc.	2026 Proxy Statement	71

Executive Compensation
Compensation Discussion and Analysis

Compensation Tables and Other Items
Compensation Tables	93
Summary Compensation Table for Fiscal Year Ended December 31, 2025	93
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2025	96
Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended December 31, 2025	97
Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2025	98
Pension Benefits for Fiscal Year Ended December 31, 2025	98
Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2025	98
Employment Agreements	99
Termination, Severance and Change in Control	99
Severance and Change in Control	99
Treatment of Equity Awards for Termination and Change in Control	101
Potential Payments Upon Termination or Change in Control	104
CEO Pay Ratio	105
Pay Versus Performance	106

72	NRG Energy, Inc.	2026 Proxy Statement

Executive Compensation Program
2025 Named Executive Officers
This CD&A describes our executive compensation program for our NEOs in 2025, who are set forth in the table below:
NEO	Title (as of December 31, 2025)
Lawrence S. Coben	President, Chief Executive Officer, and Chair of the Board(1)
Bruce Chung	Executive Vice President and Chief Financial Officer
Brad Bentley	Executive Vice President, President of NRG Consumer(2)
Brian Curci	Executive Vice President and General Counsel
Robert J. Gaudette	Executive Vice President, President of NRG Business & Wholesale Operations(3)

(1)
Stepped down as President of NRG on January 7, 2026 and will step down as CEO and Chair on April 30, 2026

(2)
Mr. Bentley commenced employment on July 28, 2025

(3)
Appointed President of NRG on January 7, 2026 and will be appointed Chief Executive Officer on April 30, 2026

Business Strategy and 2025 Performance Highlights
Our strategy is to maximize stockholder value by delivering integrated energy and smart home solutions, supported by an owned generation fleet and a diversified supply strategy. NRG generates power and sells electricity and natural gas to residential, commercial, industrial, and wholesale customers in the markets it serves. We also provide smart home security and automation services that deepen customer relationships and support long-term engagement. NRG operates a customer-first platform that promotes reliability and affordability amid rapid transformation in the energy sector. We are advancing opportunities to meet growing demand, including from data centers, other large load customers, the onshoring of manufacturing, and electrification.
To effectuate our strategy, we focused on the following objectives in 2025:
■
serving the energy needs of residential, commercial and industrial, and wholesale counterparties in competitive markets and optimizing additional revenue opportunities through our multiple brands and channels;

■
offering a variety of energy products and smart home products and services that are differentiated by innovative, value-additive features, premium service, integrated platforms, sustainability, loyalty/affinity programs, and affordability;

■
delivering excellent operating performance of our assets;

■
achieving the optimal mix of supply to serve our customer load requirements through a diversified supply strategy, including expanding our operational capacity to cost-effectively meet growing retail power supply needs; and

■
engaging in disciplined and transparent capital allocation.

Management’s focus on achieving these objectives drove numerous business successes during 2025, including:
■
exceeding the raised 2025 financial guidance ranges across each of our financial metrics, while continuing to execute on our strategic plan;

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■
closing a transformative acquisition from LS Power of 18 natural gas generation facilities totaling 13 GW of capacity, together with a leading C&I virtual power plant (VPP) platform, doubling NRG’s generation capacity;

■
returning $1.65 billion to stockholders, through $1.3 billion in share repurchases and $350 million in common stock dividends;

■
delivering 445 MW of long-term data center power agreements in the Texas and East regions;

■
obtaining low-cost financing across all three Texas Energy Fund projects totaling 1.5 GW of capacity; construction is underway.

Over the past three years, NRG has delivered exceptional performance for our stockholders. As illustrated below, our three-year TSR reached 426% as of January 2, 2026 (the end of our most-recent RPSU performance period), ranking at the 98th percentile relative to the TSR of our performance peer group, the S&P 500 constituents.
Leadership Updates
■
Announced planned CEO succession, with Robert J. Gaudette, 25-year NRG veteran, to succeed Dr. Coben as Chief Executive Officer effective April 30, 2026; Dr. Coben stepped down as President of NRG on January 7, 2026, and Mr. Gaudette assumed the role on that date.

■
On July 28, 2025, Brad Bentley joined the Company as Executive Vice President, President of NRG Consumer. See footnote (5) of the Summary Compensation Table on p. 93 for details regarding his compensation.

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2025 Compensation Program Overview
The objectives of our executive compensation program are to align executive pay with stockholder value and to incentivize executives to achieve our corporate goals. This CD&A describes the elements, implementation, and 2025 results of our executive compensation program.
	Element	Purpose	Characteristics
FIXED	Base Salary	Compensates NEOs for their level of experience and expertise, individual responsibilities, and continued expectation of superior performance	■ Reviewed annually in the context of market data, internal pay equity, and individual performance
VARIABLE	Annual Incentive Plan	Cash-based incentive that rewards achievement of annual corporate and individual goals	■ Based on Adjusted FCFbG (45%), Adjusted EBITDA (45%) and Non-Financial Metrics (10%), subject to ±20% individual performance modifier ■ Payout range of 0%-200% of target
	Long-Term Incentive Plan	Long-term equity awards designed to align our NEOs’ interests with those of our stockholders, including by tying a significant portion to relative TSR performance	■ Comprised 67% in performance-based RPSUs and 33% in time-based RSUs ■ RPSU payout of 0%-200% of target shares granted
RPSU Amendment
Starting in 2018, our RPSU awards were structured with a “6X Value Cap” — capping the maximum shares deliverable at vesting to those with a fair market value equal to six times the grant-date value. As our stock price strengthened over the last three years, it became apparent that the 6X Value Cap was going to create a significant and unintended distortion in the alignment of performance and pay in our RPSU awards. Despite our exceptional 98th percentile TSR performance during the 2023-2025 performance period (relative to our performance peer group), the 6X Value Cap was expected to limit the 2023 RPSU payout to far below the 200% that our performance warranted and, instead, result in an expected payout of only 115% of target shares. If unaddressed, the 6X Value Cap could also have similarly constrained payouts under the 2024 and 2025 RPSU awards.
In response, the Compensation Committee undertook a deliberate process to evaluate ways to address this misalignment between pay and performance, including an amendment to remove the 6X Value Cap. In October 2025, following stockholder engagement with holders of approximately 40% of our outstanding stock, where we discussed and received feedback, the Compensation Committee approved an amendment removing the 6X Value Cap from outstanding and future RPSU awards, without altering the 200% maximum share payout or the other performance requirements. The Compensation Committee believes that this change better aligns the RPSU outcomes with TSR performance, appropriately incentivizes our executives, and reinforces our pay-for-performance philosophy.
See “Elements of Compensation — Long Term Incentive Compensation — October 2025 Amendment of RPSU Awards” for further details. We also provide a Supplemental Summary Compensation Table on page 95 that shows the value of compensation granted for 2025 excluding the incremental fair value incurred as a result of the modification.
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Summary of 2025 Compensation Program Outcomes
The results of our 2025 AIP and 2023-2025 RPSU cycle demonstrate close alignment between the Company’s strong performance against rigorous goals and NEO compensation outcomes.
Annual Incentive Plan (AIP): Strong performance across our rigorous financial and non-financial metrics resulted in an above target achievement of 158% in our AIP.
■
Adjusted EBITDA and Adjusted Free Cash Flow before Growth (Adjusted FCFbG) achievements were above target at 167% and 152%, respectively.

■
Performance under our Non-Financial Metrics was at 146%.

Long-Term Incentive Plan (LTIP): The most recent RPSU awards vested on January 2, 2026 at 200% of target, reflecting NRG’s exceptional 426% absolute TSR achievement over the three-year performance period and TSR performance at the 98th percentile relative to the S&P 500 constituents as of the grant date.
See “Elements of Compensation — Annual Incentive Compensation — 2025 AIP Results and Payments”, to view individual AIP awards for each of our NEOs.
See “Elements of Compensation — Long-Term Incentive Compensation” for a discussion of our LTIP and RPSU awards.
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Key Governance Features of Our Executive Compensation Program
The compensation policies of our Board and Compensation Committee incorporate several key governance features, aligning our compensation program with the following best practices:
What We Do:

Pay for performance for NEOs including:
■
Providing for a majority of NEO compensation that is variable and at risk

■
Delivery of a substantial majority of long-term incentive compensation using performance-based equity

■
Requiring above-median performance for performance-based vesting of long-term incentive compensation awards at target

Require a double trigger for the payment of cash severance and the vesting of equity upon a change in control
Maintain a robust clawback policy in accordance with applicable NYSE requirements and additional clawback provisions in compensation plans and award agreements
Maintain robust stock ownership guidelines for our NEOs, including one-year post-vesting holding period for RPSU awards granted in 2026 and beyond
Written equity grant policy with predetermined schedule for routine equity grants
Denominate and settle all long-term incentive awards in equity
Engage an independent compensation consultant to advise us on matters surrounding our compensation plans and program
Ensure our compensation practices do not encourage undue risk taking (e.g., engage in robust risk monitoring and capping payments made under our AIP and performance equity program)
Engage in a comprehensive performance evaluation process for all NEOs and annual management succession and leadership development efforts
Hold an annual say on pay vote
What We Don’t Do:
No excise tax gross-ups upon a change in control
No tax gross-ups on perquisites or benefits, other than for standard relocation benefits
No pledging or hedging of our stock by NEOs or directors
No employment agreements with NEOs other than the agreement with the CEO
No guaranteed bonus payments for our NEOs
No guaranteed salary increases for NEOs
No inclusion of unvested RPSUs or options for stock ownership requirements
No supplemental executive retirement plans
No option grants with exercise prices below 100% of fair market value of our stock on the grant date
No loans to executives for purchases of Company securities on margin
No backdating or repricing of stock options
No dividend equivalent rights (DERs) paid on unvested equity awards
No trades of our stock by our officers and directors without preclearance
No excessive perquisites

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Goals and Objectives of the Program
Our Compensation Committee designs and implements an executive compensation program that is intended to:

■
closely align our executive compensation with stockholder value creation, avoiding plans that encourage executives to take excessive risk;

■
support our long-term business strategy, while rewarding our executive team for their contributions to Company results and their individual accomplishments;

■
provide competitive compensation opportunities that allow us to recruit and retain a top-tier executive team in a competitive industry and to motivate our executive team to achieve superior performance over sustained periods; and

■
complement and advance NRG’s values, which are an integral part of our company culture.

The Compensation Committee is committed to aligning executive compensation with performance. The Compensation Committee’s objectives are achieved through the use of both short-term and long-term incentives. Total pay for our NEOs, including for 2025, is targeted at approximately the median of the market and may be adjusted based on individual skills, tenure, experience, and other factors considered by the Compensation Committee.
Through the AIP, our NEOs are rewarded for achieving annual corporate and individual goals. Our LTIP is designed to reward our NEOs for long-term TSR outperformance and promote the retention of our executive talent.
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The Compensation Process
Stockholder Engagement and Say On Pay Results
The Compensation Committee regularly reviews our executive compensation program so that it remains competitive and aligned with our stakeholders’ interests. This includes outreach to NRG’s stockholders, with whom the Company proactively engages throughout the year about a number of topics, including executive compensation. During 2025, we reached out to stockholders representing more than two-thirds (2/3) of our outstanding common stock to discuss, among other things, perspectives regarding our compensation program features and structure, and in particular regarding the amendment to our RPSU awards as described under “October 2025 Amendment of RPSU Awards” on page 85 below. These engagements were a key input to the Compensation Committee’s decision-making process.
Our Board and Compensation Committee also consider the results of the say on pay proposal each year when making annual executive compensation decisions. At our 2025 Annual Meeting of Stockholders, we received approximately 96% support from our stockholders for our say on pay proposal, which we believe reflects broad support for our overall compensation philosophy and program objectives.
Compensation Consultant
Pursuant to its charter, the Compensation Committee is authorized to engage, at the expense of the Company, a compensation consultant to provide independent advice, support, and expertise to assist the Compensation Committee in overseeing and reviewing our overall executive compensation strategy, structure, policies and programs, and to assess whether our compensation structure establishes appropriate incentives for management and other key employees. Pay Governance assists with executive and director pay assessments and works with the Compensation Committee to review the design of the executive compensation program.
Pay Governance reports directly to the Compensation Committee and provides no other remunerated services to the Company. Pay Governance does not provide services to any of our affiliates. In accordance with SEC and NYSE rules and requirements, the Compensation Committee considered the six factors specified by the SEC in Rule 10C-1 under the Exchange Act and by Section 303A.05 of the NYSE Listed Company Manual to monitor the independence of Pay Governance, and has affirmatively determined that no conflicts of interest exist between the Company and Pay Governance (or any individuals working on the Company’s account on behalf of Pay Governance).
Survey Analysis for Executive Compensation
Given the consolidation within the deregulated power industry as well as NRG’s business strategy, the Compensation Committee, with guidance from Pay Governance, reviews size-adjusted compensation survey data for the three major industry sectors in which the Company competes for talent: energy industry, consumer products industry and general industry. The Compensation Committee also reviews and considers data from select peer companies when available.
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Elements of Compensation
Our Compensation Committee considers a variety of components in its evaluation of NEO compensation packages. While a portion of our NEO compensation is fixed, a significant percentage of our NEO compensation is payable and/or realizable only if certain milestones or objectives are met. The following charts illustrate the 2025 target compensation opportunities approved by the Board and our Compensation Committee for the positions of CEO and all other NEOs, respectively, in accordance with our practices and pay-for-performance approach.
CEO Compensation Mix	Other NEO Average Compensation Mix

“At Risk” means there is no guarantee that the applicable performance goals or service requirements will be satisfied and that the target value will be realized.
Base Salary
Base salary compensates NEOs for their level of experience and expertise, for the responsibilities of their individual positions and for the continued expectation of superior performance. Recommendations on increases to base salary take into account, among other factors, prevailing market data for the position as provided by Pay Governance, the NEO’s individual performance, the general contributions of the NEO to overall corporate performance, and the level of responsibility of the NEO with respect to their specific position. In 2025, consistent with the industry trend and past practice, and in order to maintain market competitiveness, our CEO recommended, and the Compensation Committee approved, modest increases to the base salaries of NEOs as set forth in the table below. The increase of 2% to the base salary of Dr. Coben was further approved by the Board based on the recommendation of the Compensation Committee.
The following table sets forth the base salaries as of December 31, 2024 and 2025 for each NEO:
Name	Base Salary as of December 31, 2024 ($)(1)	Base Salary as of December 31, 2025 ($)(1)
Lawrence S. Coben	1,450,000	1,479,000
Bruce Chung	725,000	739,500
Brad Bentley(2)	N/A	750,003
Brian Curci	600,000	612,000
Robert J. Gaudette	725,000	739,500

(1)
Actual base salaries earned in 2024 and 2025 rounded to the nearest dollar are set forth in the Summary Compensation Table below.

(2)
Mr. Bentley commenced employment on July 28, 2025.

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Annual Incentive Compensation
Overview
Annual performance-based compensation awards are made under our AIP. AIP awards are short-term compensation designed to reward NEOs for meeting annual individual goals and Company financial and non-financial goals. The AIP opportunity is generally defined as a percentage of each NEO’s annual base salary. For 2025, AIP awards were based on the results of the achievement of the Company’s AIP performance criteria, as discussed in detail below.
2025 AIP Award Performance Criteria
The AIP award performance criteria were based upon our 2025 corporate business strategy and the applicable NEO’s individual contributions. For 2025, the Compensation Committee increased the weighting of our Adjusted EBITDA metric, and decreased the weighting of our non-financial metrics, to place greater emphasis on a financial metric that is an important indicator of success against our strategic priorities.
The table below sets forth the 2025 AIP performance criteria and weightings applicable to our NEOs.
Goal	Weight
Adjusted FCFbG(1)(2)	45%
Adjusted EBITDA(1)(3)	45%
Non-Financial Metrics(4)	10%
Overall Funding	100%
Individual Performance Criteria Modifier	Multiply by up to ±20%

(1)
Our Consolidated Statement of Operations and Consolidated Statement of Cash Flows are found in Item 15 - Exhibits, Financial Statement Schedules to our Annual Report on Form 10-K.

(2)
Adjusted FCFbG refers to Cash Provided by Operating Activities (less maintenance capex, environmental capex, net of funding and insurance reimbursements for property damage and operating expenses, dividends from preferred instruments treated as debt by rating agencies, and distributions to non-controlling interests), adjusted gain/losses and other impacts associated with unbudgeted acquisition or sale of operating assets, net emissions proceeds/purchases, and maintenance and environmental capex adjusted for major changes in timing of maintenance and environmental capex projects. Adjusted FCFbG excludes changes in nuclear decommissioning trust liability, growth investments, net receipts from settlement of acquired derivatives that include financing elements, changes in collateral, acquisition and divestiture transaction and integration costs, and impacts of certain major transactions approved by the Compensation Committee. This amount is further adjusted for the impact associated with special one-time, non-recurring unusual events approved by the Compensation Committee, which for the 2025 AIP included certain non-budgeted expenses.

(3)
Adjusted EBITDA refers to EBITDA plus adjustments. EBITDA consists of net income plus: income taxes, interest expense (net of interest income), amortization of finance costs and debt premium, loss on debt extinguishment, depreciation, amortization and asset retirement obligation expenses, amortization of power and fuel contracts, and amortization of emission allowances. Adjustments consist of mark-to-market gains or losses from forward position of economic hedges, plus adjustments to include the Adjusted EBITDA from unconsolidated affiliates, acquisition and divestiture transaction and integration costs, deactivation costs, gain/losses on write-offs, disposals, discontinued operations and purchase accounting impacts, adjusted gain/losses and other impacts associated with unbudgeted acquisitions or sale of operating assets, and stock-based compensation costs. This amount is further adjusted for the impact associated with special one-time, non-recurring unusual events approved by the Compensation Committee.

(4)
Non-Financial Metrics refers to three metrics that are described in more detail below:

(a)
Customers (4%) — measured by Customer Focus Index (CFI), which measures the overall satisfaction of a customer with NRG’s products and services as well as a customer’s loyalty to NRG’s brand through the use of a net promoter score (NPS) that is determined through a customer survey. The NPS is an index ranging from -100 to 100. To calculate the NPS, detractors (those that score 6 or less out of 10) are subtracted from promoters (a score of 10 or 9). For example, if 50% or respondents to the survey are promotors and 10% are detractors, the NPS is 40%. In order to allow for the fact that NRG has multiple brands across multiple geographies and to account for NPS goals across those factors, goals are indexed into the single metric (the CFI). The Company uses an external company to assess NPS scores to achieve objective, measurable results.

(b)
Environment (3%) — includes the Environmental Performance Index, based on Environmental Key Performance Indicators (EKPIs). The EKPI is calculated based on the achievement of threshold (31.5), target (22.0), and maximum (15.5) EKPI events.

(c)
People (3%) — includes measurements of results of our employee well-being survey (based on the composite average results of employee responses to three well-being questions with five multiple choice answers) measuring data across three wellness focus areas (physical, emotional, and financial) and results of our employee development initiatives, which included eight company-wide programs designed to provide career and professional growth opportunities to all employees.

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Actual AIP payouts can range from 0% to 200% of target, with a 50% payout opportunity for threshold level of performance. Below-threshold achievement on any performance metric results in 0% outcome on that metric.
In addition to the quantitative financial and non-financial metrics, each NEO is evaluated on their achievement of individual performance criteria, which impacts the determination of their awards payable under the AIP. The Compensation Committee assesses performance of each NEO relative to the performance criteria applicable to each NEO and multiplies the total formulaic AIP award for each NEO by an individual performance factor of up to plus or minus 20%. These criteria are established at the beginning of each fiscal year and include measures tied to the leadership of the business. During 2025, such measures consisted of the following objectives designed to incentivize a focus on driving company-level strategic goals and delivering results: (1) meet the next generation of customer needs, (2) expand the scale of our current business, (3) create a culture of engagement and action, and (4) enhance operational and organizational agility and efficiency.
Generally, the Compensation Committee adjusts the total AIP award achievement for the position of CEO based on its own assessment of the performance criteria applicable to such position and recommends such award opportunity to the Board for approval. With respect to all other NEOs, the Compensation Committee considers the CEO’s recommendations for the NEOs and retains sole discretion to approve the AIP awards and to adjust the amount of, or eliminate any, awards that are otherwise payable under the AIP.
The 2025 target AIP award opportunities for the NEOs is expressed as a percentage of base salary as set forth in the table below.
Name	Base Salary as of December 31, 2025 ($)	Target (% of Base Salary)(1)	Target AIP Award Opportunity ($)
Lawrence S. Coben	1,479,000	125	1,848,750
Bruce Chung	739,500	100	739,500
Brad Bentley	750,003	100	322,604	(2)
Brian Curci	612,000	100	612,000
Robert J. Gaudette	739,500	100	739,500

(1)
Percentages in this column assume that each of the financial performance metrics and all quantitative and qualitative goals are achieved at target levels.

(2)
Mr. Bentley’s target AIP award for 2025 was prorated for his partial year of service from July 28, 2025 through December 31, 2025.

How We Set AIP Performance Goals
The Compensation Committee follows a rigorous process to establish annual performance goals for the metrics in our AIP that are intended to appropriately motivate our NEOs and align pay outcomes with Company performance and the interests of our stockholders. This process includes consideration of the following factors:
■
Goals are established at the beginning of the performance year and are grounded in our annual operating plan and budget, externally communicated guidance, and other internal forecasts and assumptions.

■
Goals reflect the Committee’s assessment of expected performance for the year in light of anticipated business conditions.

■
Goals are designed to be appropriately challenging and are intended to require strong performance and execution to achieve target, with threshold and maximum levels calibrated to differentiate performance outcomes and payouts across a range of results.

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■
In setting target levels, the Committee considers a variety of reference points, which may include historical performance, expected year-over-year performance, multi-year trends, and peer and market considerations.

2025 AIP Results and Payments
The following table details the quantitative financial and non-financial performance goals and results for 2025, as approved by the Compensation Committee:
Performance Metric	Weight	Threshold	Target	Maximum	Result	AIP Metric Result
Adjusted FCFbG ($ in millions)(1)	45%	$1,575	$2,100	$2,352	$2,232	152%
Adjusted EBITDA ($ in millions)(1)	45%	$2,887	$3,850	$4,234	$4,106	167%
Non-Financial Metrics	10%	50%	100%	200%	146%	146%
Final Weighted AIP Result for Performance Metrics						158%

(1)
Adjusted FCFbG and Adjusted EBITDA are non-GAAP financial metrics. See footnotes (2) and (3) in “Elements of Compensation — Annual Incentive Compensation — 2025 AIP Award Performance Criteria” for descriptions of how they differ from the comparable GAAP metrics.

The Non-Financial Metrics comprise the following three components: Customers (4%), Environment (3%) and People (3%). In 2025, the Company achieved 148% of the Customer Focus Index (CFI) goal in the Customers metric. The Environment metric achievement was 192%, as the Company recorded 16 Environmental Key Performance Indicator ( EKPI) events in 2025, resulting in performance slightly below the maximum level on the Environmental Performance Index. The People metric achievement was 97% based on the percentage increase in the Company’s employee wellness score and achievement on 7 of 8 employee development initiatives. See footnote (4) in “Elements of Compensation  — Annual Incentive Compensation — 2025 AIP Award Performance Criteria” for further details regarding these components.
With respect to AIP awards for 2025, the Compensation Committee approved a final AIP result of 158%, in accordance with the Company’s performance metrics results. The Compensation Committee, after due consideration of the contributions of each NEO during 2025, determined to award each NEO the individual performance factor in the following table, which sets forth the AIP awards paid to each of the NEOs for 2025. The Compensation Committee believes that the payouts awarded to the eligible NEOs appropriately reflect the Company’s strong performance and execution of our strategic plan.
Name	Base Salary as of December 31, 2025 ($)	AIP Target (%)	Percent of Target Achieved (%)	Individual Performance Criteria Modifier (%)	Total AIP Target Achieved (%)	Total AIP Paid ($)
Lawrence S. Coben	1,479,000	125	158	20	190	3,505,230
Bruce Chung	739,500	100	158	20	190	1,402,092
Brad Bentley(1)	750,003	100	158	20	190	611,657
Brian Curci	612,000	100	158	16	183	1,121,674
Robert J. Gaudette	739,500	100	158	20	190	1,402,092

(1)
Mr. Bentley’s AIP award for 2025 was prorated for his partial year of service from July 28, 2025 to December 31, 2025

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Set out below are the key performance considerations that informed the final AIP payout determinations made by the Committee or the Board, as applicable, for each NEO:
■
Lawrence S. Coben: Payout reflects outstanding Company TSR performance and executive leadership in advancing NRG’s strategic growth agenda, including execution of transformational M&A and strategic priorities.

■
Bruce Chung: Payout reflects leadership in delivering outstanding performance across FP&A and core finance priorities, including return of capital to stockholders, and executing the transformational acquisition of the asset portfolio from LS Power.

■
Brad Bentley: Payout reflects robust financial performance in the Consumer business and leadership in launching new products, such as the VPP programs, and advancing key branding initiatives.

■
Brian Curci: Payout reflects excellent leadership across key legal priorities in support of the Company‘s strategic and operational objectives, including the transformational acquisition of the asset portfolio from LS Power.

■
Robert Gaudette: Payout reflects record Company performance and leadership in advancing key data center initiatives, including the execution of 445 MW of long-term power agreements in the Texas and East regions.

Long-Term Incentive Compensation

We believe that equity awards directly align our NEOs’ interests with those of our stockholders. Our typical practice is to award our NEOs a combination of RPSUs, which are based on the Company’s TSR performance relative to the TSR of the S&P 500 constituents, and time-based RSUs. RPSUs represent the larger proportion of LTIP compensation (67%), demonstrating the Compensation Committee’s focus on pay for performance.

Target LTIP Award Opportunity
The 2025 target LTIP award opportunities for the NEOs, as of the applicable grant dates, are set forth in the table below.
Name	Base Salary as of Grant Date(1) ($)	LTIP Target as Percent of Base Salary (%)		Target LTIP Award Opportunity ($)
Lawrence S. Coben	1,450,000	825		11,962,502
Bruce Chung	725,000	350		2,537,500
Brad Bentley	750,003	n/a	(2)	n/a
Brian Curci	600,000	350		2,100,001
Robert J. Gaudette	725,000	350		2,537,500

(1)
For the NEOs other than Mr. Bentley, the grant date was January 2, 2025 with respect to their RSUs and RPSUs. The date of Mr. Bentley’s grant of RSUs and RPSUs was August 4, 2025.

(2)
Mr. Bentley commenced employment on July 28, 2025. See footnote (5) of the Summary Compensation Table for a description of the compensation terms set out in Mr. Bentley’s offer letter. His LTIP target for 2026 will be aligned with the compensation structure of the other NEOs.

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LTIP Awards
The target LTIP award for Dr. Coben was set pursuant to his employment agreement, which is described below under “Employment Agreements” and Mr. Bentley’s LTIP awards for 2025 was set in connection with the commencement of his employment. The aggregate value of equity awards granted to each of our other NEOs for fiscal year 2025 was reviewed against select peer companies and market data. Pay Governance provided this compensation benchmark data to the Compensation Committee. The LTIP awards are set forth in the “Stock Awards” column of the Summary Compensation Table for Fiscal Year ended December 31, 2025, as well as the Grants of Plan-Based Awards for Fiscal Year ended December 31, 2025 table.
Relative Performance Stock Units
Each RPSU represents the potential to receive shares of common stock after completion of the three-year performance period, based on the Company’s TSR performance ranked against the TSR performance of the constituents of the S&P 500 as of the grant date, which the Compensation Committee has identified as the performance peer group for the RPSUs. Relative measures are designed to minimize the impact of externalities, ensuring the program appropriately reflects management’s impact on the Company’s TSR.
The table that follows illustrates the design of our RPSUs granted in 2025. As the table shows, above-median relative TSR performance is required in order to earn target awards under the plan. In addition, if our absolute TSR is less than negative 15% over the performance period, the threshold for target payouts is increased from the 55th to the 65th percentile. The Compensation Committee believes that this increased performance requirement addresses the concern that a disproportionate award may be paid in the event that our relative performance is high, but absolute performance is low.
Recipients of RPSU awards granted beginning in 2026 will be subject to a one-year post-vesting holding period. During the holding period, the recipients may not liquidate or transfer shares delivered upon settlement of the RPSUs; provided that, the restrictions will lapse upon death, disability, or a change in control of the Company. This RPSU holding requirement is intended to complement our existing stock ownership guidelines.
Our NEOs’ RPSU awards that were granted in 2023 and vested on January 2, 2026 were paid at 200% of target number of shares, as a result of NRG’s 426% increase in absolute TSR, which ranked at the 98th percentile relative to the TSR of its performance peer group.
October 2025 Amendment of RPSU Awards
Legacy RPSU Award Structure
Since 2018, our RPSUs, including those granted in 2023, 2024, and 2025 (the Legacy RPSUs), limited the maximum award value that could be paid to six times their grant-date fair market value (the 6X Value Cap), in
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addition to the 200% maximum payout limit related to TSR performance. The 6X Value Cap applied to all outstanding RPSUs, which are granted to all of our most senior executives (including our NEOs).
The 6X Value Cap was introduced as part of a comprehensive redesign of our compensation plans during a company-wide cost reduction initiative in 2018.
Economic Impact of 6X Value Cap on Legacy RPSUs
Over the past three years, NRG has delivered exceptional performance for our stockholders. Our three-year TSR reached 426% as of January 2, 2026, which ranked at the 98th percentile relative to the TSR of our performance peer group, the S&P 500 constituents.
Because of the 6X Value Cap, this outstanding performance created an unintended consequence. In late 2024, as our stock price continued to rise, the Compensation Committee observed that the performance metrics for the 2023 and 2024 RPSU awards were on track to significantly exceed the 6X Value Cap. As our stock price increased through 2025, the cap increasingly distorted outcomes such that participants would receive fewer shares upon vesting, even as NRG’s absolute TSR continued to grow. Once the cap was reached, further TSR outperformance and stockholder gains could not translate into any additional compensation — thereby dislocating the link between pay and performance that the RPSUs were designed to create. The cap was expected to result in significant missed value on our RPSUs that were held by our senior-most executives, including our NEOs (other than Mr. Bentley, who joined the Company in July 2025). Dr. Coben, our CEO, was not part of the 2023 RPSU cycle, but did receive RPSUs in 2024.
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The result was a meaningful disconnect between our continued outperformance and anticipated pay outcomes. As depicted in the shaded area above, this misalignment between executives’ and stockholders’ experience undermined our core pay-for-performance philosophy. Ultimately, our executives had driven exceptional returns for stockholders, but the 6X Value Cap feature adopted in a very different business context would now prevent them from being compensated accordingly.
The Committee believed that this misalignment posed real risks. It risked dampening motivation to sustain outperformance — or potentially creating perverse incentives to defer value-creating actions. It also created retention concerns for key leadership, particularly longer-serving executives with RPSUs across all three outstanding cycles. It was therefore a priority for the Committee to address this disconnect.
Compensation Committee Evaluation and Preliminary Decision
The Committee undertook a rigorous, months-long evaluation to determine the appropriate remedy. In consultation with Pay Governance, the Committee conducted a comprehensive review of our executive compensation program, including outstanding RPSU features, the financial and accounting impact of the 6X Value Cap, and a review of peer company practices indicating that such a cap is unique among our peer set.
After evaluating various alternatives, the Committee determined that the most direct, transparent, and appropriate remedy was to remove the 6X Value Cap from outstanding RPSUs — without any change to underlying performance requirements or the 200% maximum payout — and to eliminate this feature from future awards.
This approach was considered optimal because it:
■
Restores the link between pay and performance. Removing the 6X Value Cap allows actual TSR performance compared against the TSR of the constituents of the S&P 500 to determine payout levels, as originally intended.

■
Aligns executives with stockholders. When stockholders benefit from exceptional TSR, the program is intended to enable executives who drove that performance to share in the success — and that when performance lags, payouts also reflect that reality. The 6X Value Cap disrupted this alignment.

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■
Supports incentivization of key talent. Competitive compensation that recognizes demonstrated performance is essential to retaining the leadership team responsible for our strong results.

■
Preserves program integrity. Unlike alternatives such as one-time awards or discretionary adjustments, this approach maintains the structure and rigor of our RPSU program.

Given the significance of this potential modification to in-flight and future RPSU awards, the Committee sought stockholder feedback before implementing any changes.
Stockholder Engagement Process
During the third and fourth quarters of 2025, the Company engaged with stockholders representing approximately 40% of our outstanding common stock, as well as proxy advisors. The Compensation Committee Chair and management met with investors to ensure we sought a broad range of perspectives.
The feedback from stockholders was clear and consistent:
■
Broad understanding of the rationale for the amendment. Investors generally reacted positively, preferring this approach over alternatives such as one-time awards or discretionary payout adjustments. They understood the issue’s impact and how the change upholds our pay-for-performance philosophy while reducing retention risk.

■
Recognition of the unique circumstances. Some investors noted policy perspectives disfavoring in-flight award changes, but understood our rationale differed from the typical rationale for in-flight modifications in situations involving underperformance. In contrast, this change corrected a feature that penalized outperformance without altering any other performance benchmarks.

■
Encouragement for transparent disclosure. Many investors encouraged robust disclosure explaining our rationale, which informed this detailed discussion in the CD&A.

Compensation Committee Decision
After weighing these factors and investor feedback, the Compensation Committee determined that removing the 6X Value Cap was the most appropriate remedy and best aligned with the long-term interests of the Company and stockholders.
The Committee approved removal of the 6X Value Cap from all outstanding 2023, 2024, and 2025 RPSU awards held by active employees as of October 16, 2025 — a group that comprised 25 of our most senior executives (including our NEOs) — as well as future RPSU awards. The amendment did not change underlying performance requirements or the 200% maximum payout, and the integrity of the performance criteria, including the metrics that tie executive pay to stockholder value creation, remains fully intact.
This amendment had an accounting impact on the reported value of our 2025 RPSUs. In accordance with SEC rules and FASB ASC 718, the incremental fair value associated with the RPSU amendment for our NEOs is included in the “Stock Awards” column of the Summary Compensation Table on page 93. We also provide a Supplemental Summary Compensation Table on page 95 that shows the value of compensation granted for 2025 excluding the incremental accounting value incurred as a result of the modification.
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Restricted Stock Units
Each RSU represents the right to receive one share of common stock after the completion of the applicable vesting period. The RSU awards granted in 2025 vest ratably, meaning that one-third of the award vests each year on the anniversary of the grant date, over a three-year period, subject to continued employment on the vesting date. Occasionally, the Compensation Committee will use alternate RSU vesting periods, but only on an exception basis, such as for a new hire with a specific skill set or to serve as an enhanced retention tool.
Dividend Equivalent Rights
In connection with each equity award, each NEO also receives DERs, which accrue with respect to the award to which they relate. Accrued DERs are paid at the same time that the shares of common stock underlying each award are delivered to the NEO. No DERs are paid if the underlying equity award fails to vest.
Equity Grant Practices
In 2025, we implemented a written equity grant policy that codifies our existing equity grant practices. The policy sets out a predetermined schedule for granting routine equity awards to our employees and directors; provided that, on occasion, equity awards for new hires, promotions, retention, or other purposes may be granted outside of our predetermined schedule. We do not grant equity awards in anticipation of the release of material nonpublic information, and we do not take material nonpublic information into account when determining the timing of such awards. The policy further provides that we will not purposely accelerate or delay the public release of material information relative to any equity grant in order to allow an award recipient to benefit from a more favorable stock price.
In fiscal year 2025, we did not grant any stock options, stock appreciation rights, or similar awards as part of our equity compensation programs, and none of our NEOs held any such awards during 2025.
Clawback of Certain Compensation
In accordance with applicable NYSE rules, the Board has adopted a clawback policy (Clawback Policy) effective as of December 1, 2023. The Clawback Policy, which is administered by the Compensation Committee, applies to our current and former executive officers, including the president, vice president in charge of a principal unit, division or function or any other person who performs similar policy making functions for the Company (each, a Covered Executive). Under the Clawback Policy, if we must prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (collectively, a Restatement), we are obligated to promptly recover erroneously awarded incentive-based compensation received by a Covered Executive.
“Incentive-based compensation” includes any compensation that is granted, earned or vested based, in whole or in part, on the attainment of a financial reporting measure. “Erroneously awarded” incentive-based compensation is the amount of incentive-based compensation received by the Covered Executive that exceeds the amount of incentive-based compensation that otherwise would have been received by the Covered Executive had it been determined based on an applicable Restatement.
Notwithstanding the terms of any indemnification or insurance policy or any contractual arrangement with any Covered Executive, the Company will not indemnify any Covered Executives against the loss of any erroneously awarded incentive-based compensation including any payment or reimbursement for the cost of
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third-party insurance purchased by any Covered Executives to fund potential clawback obligations. A copy of the Clawback Policy is included as Exhibit 97 to our Annual Report on Form 10-K.
In addition, the Company’s compensation plans and award agreements (including for time-based equity awards) include “clawback” provisions with regard to awards in the case of a material financial restatement, including a restatement that was the result of employee misconduct. The Board and/or the Compensation Committee retains discretion regarding the application of the clawback provisions. These clawback provisions are in addition to other remedies that are available to the Company. If the Company is required to restate its earnings as a result of noncompliance with a financial reporting requirement due to misconduct, under the Sarbanes-Oxley Act of 2002 (SOX), the CEO and the CFO would also be subject to a clawback, as required by SOX.
Benefits
NEOs participate in the same retirement, life insurance, health and welfare plans as other salaried employees of the Company. Dr. Coben also receives a financial planning reimbursement benefit as provided in the Coben Employment Agreement.
We do not provide any tax gross-ups on perquisites for NEOs, other than for standard relocation benefits when the relocation is required by the Company, in connection with our normal-course compensation program.
See the “All Other Compensation” column of the Summary Compensation Table for additional information regarding NEO benefits.
Potential Severance and Change in Control Benefits
Severance and change in control agreements are market practice among publicly held companies. Most often, these agreements are utilized to encourage executives to remain with the Company during periods of extreme job uncertainty and to evaluate a potential transaction in an impartial manner. We choose to provide severance and change in control arrangements to assist with career transitions of our executives as well as to create an environment that provides for an adequate business transition and knowledge transfer during times of change. Further, in order to enable a smooth transition during an interim period, severance and change in control agreements provide a defined level of security for the executive and the Company, enabling a more seamless implementation of a particular acquisition or an asset sale or purchase, and subsequent integration.
For a more detailed discussion, including the quantification of potential payments, see “Termination, Severance and Change in Control” following the executive compensation tables below.
Oversight of Risks Related to Compensation Policies
The Compensation Committee engages Pay Governance to conduct a risk assessment with respect to the Company’s executive compensation plan designs. Following the results of its study, Pay Governance reported its assessment to the Compensation Committee for purposes of evaluating any risks in our compensation policies and practices. As a result of the review, management and the Compensation Committee have concluded that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Key risk-mitigating features of our compensation programs are as follows:
■
base salaries are a sufficient component of total compensation to discourage excessive risk taking;

■
earnings goals under the Company’s AIP are based upon its audited financial statements and the Company believes that the goals are attainable without the need to take inappropriate risks or make material changes to the Company’s business or strategy;

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■
NEOs who receive payment under the AIP and the LTIP may be required to reimburse the Company for all or a portion of the payment (commonly referred to as a clawback) as described under “Elements of Compensation — Clawback of Certain Compensation” above;

■
the Company awards RPSUs under the LTIP that are based upon relative TSR over three-year periods, which mitigates short-term risk taking;

■
the Company utilizes a balanced mix of absolute and relative metrics;

■
payouts under our AIP and performance equity program are capped;

■
because incentive compensation has a large equity component, value is best realized through long-term appreciation of stockholder value, especially when coupled with the stock ownership guidelines, which expose the Company’s NEOs to loss of the value of the retained equity if stock appreciation is jeopardized; and

■
the use of incentive compensation components that are paid or vest over an extended period mitigates against unnecessary or excessive risk taking.

Insider Trading Policy
The Company has adopted a Securities Trading and Non-Disclosure Policy (Insider Trading Policy) governing the purchase, sale, and other dispositions of the Company’s securities by its directors, officers, employees, and other covered personnel. In addition, when transacting in its own securities, it is NRG’s policy to comply with applicable securities laws. The Company believes that the Insider Trading Policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the applicable exchange listing standards. A copy of the Insider Trading Policy, including any amendments thereto, was filed as Exhibit 19.1 to our Annual Report on Form 10-K.
Anti-Hedging and Anti-Pledging Policies
The Insider Trading Policy prohibits executive officers, directors and employees from directly or indirectly engaging in any kind of hedging transaction that could reduce or limit their economic risk with respect to their holdings, ownership or interest in the Company’s securities, including exchange funds, prepaid variable forward contracts, equity swaps, collars, puts, calls and options. The Insider Trading Policy also prohibits executive officers, directors and employees from directly or indirectly engaging in any transaction in which the Company’s securities are being pledged.
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Other Matters
Stock Ownership Guidelines
The Compensation Committee and the Board require each NEO to hold NRG stock with a value equal to a multiple of their base salary until termination, as set forth in the table below. Personal holdings, vested awards and unvested, time-based RSUs count towards the ownership multiple. Unvested RPSUs and stock options, should we grant stock options in the future, do not count towards the ownership multiple. Although the NEOs are not required to make purchases of our common stock to meet their target ownership multiple, NEOs are restricted from divesting any securities until such ownership multiples are attained, except in the event of a hardship or to make a required tax payment and must maintain their ownership multiple after any such transactions. The current stock ownership for our NEOs is shown below, based on the closing share price of  $162.06 on March 3, 2026, the record date:
Name	Target Ownership Multiple	Actual Ownership Multiple
Lawrence S. Coben	6.0x	45.2
Bruce Chung	3.0x	16.9
Brad Bentley	3.0x	6.9
Brian Curci	3.0x	11.9
Robert J. Gaudette	3.0x	14.0
Tax and Accounting Considerations
The Compensation Committee takes into account tax consequences to NEOs in designing the various elements of our compensation program, such as designing the terms of awards to defer immediate income recognition in accordance with Section 409A of the Internal Revenue Code (Code). The Compensation Committee remains informed of and takes into account the accounting implications of its compensation programs. However, the Compensation Committee approves programs based on their alignment with our strategy and long-term goals.
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Compensation Tables
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR ENDED DECEMBER 31, 2025
The following table sets forth information regarding the compensation awarded to, earned by or paid to our NEOs during the fiscal year ended December 31, 2025.
Name and Principal Position (as of December 31, 2025)	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence S. Coben President, Chief Executive Officer and Chair of the Board	2025	1,473,423	—	16,764,473	3,505,230	45,296	21,788,422
	2024	629,615	—	3,300,791	1,519,520	13,228	5,463,154
	2023	10,000	—	11,924,989	—	489,029	12,424,018
Bruce Chung Executive Vice President and Chief Financial Officer	2025	736,712	—	12,387,883	1,402,092	20,950	14,547,637
	2024	717,192	—	2,433,804	1,450,000	20,551	4,621,547
	2023	631,515	—	2,550,047	1,400,000	16,500	4,598,062
Brad Bentley(5) Executive Vice President, President of NRG Consumer	2025	302,886	2,500,000	8,661,503	611,657	12,115	12,088,161
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Brian Curci Executive Vice President and General Counsel	2025	609,693	—	9,322,741	1,121,674	21,369	11,075,477
	2024	554,354	—	1,844,270	1,174,860	19,949	3,593,433
	2023	527,479	—	1,785,860	1,060,900	14,075	3,388,314
Robert J. Gaudette Executive Vice President, President of NRG Business & Wholesale Operations	2025	728,179	—	10,709,014	1,402,092	17,923	12,857,208
	2024	618,203	—	2,076,999	1,450,000	18,405	4,163,607
	2023	594,054	—	2,011,267	1,194,800	19,800	3,819,921

(1)
Reflects actual base salary earnings.

(2)
The amounts shown include the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Comparison — Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 — Consolidated Financial Statements. For performance-based RPSUs granted in 2025, if the maximum level of performance is achieved, the fair value will be approximately $16,029,844 for Dr. Coben, $3,400,183 for Mr. Chung, $2,813,953 for Mr. Curci, $3,400,183 for Mr. Gaudette, and $7,369,971 for Mr. Bentley.

In addition, for 2025, the amounts include the incremental fair value, calculated in accordance with SEC disclosure guidance, related to the October 2025 amendment of previously granted RPSU awards. Such amounts do not reflect new equity awards. See Supplemental Summary Compensation Table below and “Elements of Compensation — Long Term Incentive Compensation — October 2025 Amendment of RPSU Awards” on page 85.
(3)
The amounts shown in this column represent the AIP bonuses paid to the NEOs. Further information regarding the AIP bonuses is included in the “2025 AIP Results and Payments” table of the CD&A.

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(4)
The amounts provided in the All Other Compensation column represent the additional benefits paid by the Company to each NEO as identified in the table below.

Name	Year	Financial Advisor Services ($)	401(k) Employer Matching Contributions ($)	Director Compensation ($)	Event Tickets ($)	Total ($)
Lawrence S. Coben	2025	22,875	21,277	—	1,144	45,296
	2024	8,475	2,769	—	1,984	13,228
	2023	—	—	489,029	—	489,029
Bruce Chung	2025	—	20,950	—	—	20,950
	2024	—	20,551	—	—	20,551
	2023	—	16,500	—	—	16,500
Brad Bentley	2025	—	12,115	—	—	12,115
Brian Curci	2025	—	21,369	—	—	21,369
	2024	—	19,949	—	—	19,949
	2023	—	14,075	—	—	14,075
Robert J. Gaudette	2025	—	17,923	—	—	17,923
	2024	—	18,405	—	—	18,405
	2023	—	19,800	—	—	19,800

(5)
Mr. Bentley commenced employment on July 28, 2025. He received sign-on compensation that replaced unvested equity forfeited upon leaving his prior employer, consisting of  (i) a $2,500,000 cash award (subject to a 24-month clawback) in lieu of forfeited equity scheduled to vest in the near term, (ii) an RSU award with a grant-date fair value of  $3,000,000 that vests ratably over two years, and (iii) RSU and RPSU awards with total grant-date fair value of  $5,500,000, delivered 67% in PSUs and 33% in RSUs, consistent with our standard LTIP.

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SUPPLEMENTAL SUMMARY COMPENSATION TABLE
The following Supplemental Summary Compensation Table shows the compensation paid to our NEOs during the 2025 fiscal year, excluding the incremental fair value reported in the “Stock Awards” column in 2025 for previously granted RPSU awards that were amended in October 2025 (which is further discussed in “Elements of Compensation — Long-Term Incentive Compensation — October 2025 Amendment of RPSU Awards” on page 85).
Aside from the RPSU amendment, no other stock awards were amended. The RPSU amendment did not change any of the underlying performance requirements of any awards.
This Supplemental Summary Compensation Table is for informational purposes only and is not part of our SEC-required compensation disclosure. We believe this table facilitates comparison to prior fiscal years and assessment of trends in our compensation.
Name and Principal Position (as of December 31, 2025)	Year	Base Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Lawrence S. Coben President, Chief Executive Officer and Chair of the Board	2025	1,473,423	—	11,871,890	3,505,230	45,296	16,895,839
	2024	629,615	—	3,300,791	1,519,520	13,228	5,463,154
	2023	10,000	—	11,924,989	—	489,029	12,424,018
Bruce Chung Executive Vice President and Chief Financial Officer	2025	736,712	—	2,518,209	1,402,092	20,950	4,677,963
	2024	717,192	—	2,433,804	1,450,000	20,551	4,621,547
	2023	631,515	—	2,550,047	1,400,000	16,500	4,598,062
Brad Bentley(5) Executive Vice President, President of NRG Consumer	2025	302,886	2,500,000	8,499,858	611,657	12,115	11,926,516
	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
Brian Curci Executive Vice President and General Counsel	2025	609,693	—	2,084,089	1,121,674	21,369	3,836,825
	2024	554,354	—	1,844,270	1,174,860	19,949	3,593,433
	2023	527,479	—	1,785,860	1,060,900	14,075	3,388,314
Robert J. Gaudette Executive Vice President, President of NRG Business & Wholesale Operations	2025	728,179	—	2,518,209	1,402,092	17,923	4,666,403
	2024	618,203	—	2,076,999	1,450,000	18,405	4,163,607
	2023	594,054	—	2,011,267	1,194,800	19,800	3,819,921

(1)
Reflects actual base salary earnings.

(2)
Reflects the grant date fair value determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, excluding the incremental increase in grant date fair value of RPSUs awarded to NEOs in connection with the RPSU amendment.

(3)
The amounts shown in this column represent the AIP bonuses paid to the NEOs. Further information regarding the AIP bonuses is included in the “2025 AIP Results and Payments” table of the CD&A.

(4)
The amounts provided in the All Other Compensation column represent the additional benefits paid by the Company to each NEO as identified in footnote (4) of the Summary Compensation Table.

(5)
Mr. Bentley commenced employment on July 28, 2025. He received sign-on compensation that replaced unvested equity forfeited upon leaving his prior employer, consisting of  (i) a $2,500,000 cash award (subject to a 24-month clawback) in lieu of forfeited equity scheduled to vest in the near term, (ii) an RSU award with a grant-date fair value of  $3,000,000 that vests ratably over two years, and (iii) RSU and RPSU awards with total grant-date fair value of  $5,500,000, delivered 67% in PSUs and 33% in RSUs, consistent with our standard LTIP.

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Grants of Plan-Based Awards For Fiscal Year Ended December 31, 2025
Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Stock Awards: Number of Shares of Stock or Units(6) (#)	Grant Date Fair Value of Stock and Option Awards(7) ($)
				Threshold ($)(2)	Target ($)(3)	Maximum ($)(4)	Threshold (#)	Target (#)	Maximum (#)
Lawrence S. Coben	AIP	—	—	924,375	1,848,750	3,697,500	—	—	—	—	—
	RPSU	1/2/2025	12/4/2024	—	—	—	16,755	67,020	134,040	—	8,014,922
	RPSU Amdt.(8)	10/16/2025	10/15/2025	—	—	—	—	—	—	—	4,892,583
	RSU	1/2/2025	12/4/2024	—	—	—	—	—	—	42,562	3,856,968
Bruce Chung	AIP	—	—	369,750	739,500	1,479,000	—	—	—	—	—
	RPSU	1/2/2025	11/22/2024	—	—	—	3,554	14,216	28,432	—	1,700,091
	RPSU Amdt. (8)	10/16/2025	10/15/2025	—	—	—	—	—	—	—	9,869,675
	RSU	1/2/2025	11/22/2024	—	—	—	—	—	—	9,028	818,117
Brad Bentley	AIP	—	—	161,302	322,604	645,208	—	—	—	—	—
	RPSU	8/4/2025	7/30/2025	—	—	—	3,830	15,319	30,638	—	3,684,985
	RPSU Amdt.(8)	10/16/2025	10/15/2025	—	—	—	—	—	—	—	161,645
	RSU	8/4/2025	7/30/2025	—	—	—	—	—	—	10,436	1,814,925
	RSU(9)	8/4/2025	7/30/2025	—	—	—	—	—	—	17,250	2,999,948
Brian Curci	AIP	—	—	306,000	612,000	1,224,000	—	—	—	—	—
	RPSU	1/2/2025	11/22/2024	—	—	—	2,941	11,765	23,530	—	1,406,976
	RPSU Amdt.(8)	10/16/2025	10/15/2025	—	—	—	—	—	—	—	7,238,652
	RSU	1/2/2025	11/22/2024	—	—	—	—	—	—	7,472	677,113
Robert J. Gaudette	AIP	—	—	369,750	739,500	1,479,000	—	—	—	—	—
	RPSU	1/2/2025	11/22/2024	—	—	—	3,554	14,216	28,432	—	1,700,091
	RPSU Amdt.(8)	10/16/2025	10/15/2025	—	—	—	—	—	—	—	8,190,806
	RSU	1/2/2025	11/22/2024	—	—	—	—	—	—	9,028	818,117

(1)
The dollar amount of the possible AIP award payments for achieving the threshold, target or maximum levels of performance during fiscal year 2025 are shown in the “2025 AIP Results and Payments” table above.

(2)
Threshold non-equity incentive plan awards include AIP threshold payments, as presented in the CD&A.

(3)
Target non-equity incentive plan awards include AIP target payments, as presented in the CD&A.

(4)
Maximum non-equity incentive plan awards include AIP maximum payments, as presented in the CD&A.

(5)
These columns represent shares issuable pursuant to RPSU awards if the threshold, target, and maximum performance targets are attained during the applicable performance period. See “Elements of Compensation — Long-Term Incentive Compensation — Relative Performance Stock Units” above for a description of the terms of the RPSUs and the performance targets.

(6)
Each RSU represents the right to receive one share of common stock. Except as otherwise noted, all RSU awards vest ratably over a three-year period, with one-third of the award vesting on the first, second, and third anniversaries of the grant date.

(7)
Reflects the grant date fair value determined in accordance with FASB ASC Topic 718, Compensation - Stock Compensation. The assumptions made in these valuations are discussed in our Annual Report on Form 10-K in Item 15 - Consolidated Financial Statements.

(8)
Reflects the incremental fair value related to the October 2025 amendment of previously granted RPSU awards (which is further discussed in “Elements of Compensation — Long Term Incentive Compensation — October 2025 Amendment of RPSU Awards” on page 85). Such amount does not reflect new equity awards.

(9)
Sign-on RSU award granted to Mr. Bentley pursuant to his offer letter, vesting ratably over a two-year period, with half of the award vesting on the first and second anniversaries of the grant date.

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Outstanding Equity Awards at Fiscal Year-End for Fiscal Year ended December 31, 2025
	Stock Awards
			Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Unearned Shares that Have Not Vested (#)(2)	Market Value of Unearned Shares that Have Not Vested ($)(3)
Lawrence S. Coben	43,129	6,867,862	105,282	16,765,106
Bruce Chung	29,506	4,698,535	86,386	13,756,107
Brad Bentley	27,752	4,419,228	15,357	2,445,449
Brian Curci	22,582	3,595,958	64,702	10,303,146
Robert J. Gaudette	26,054	4,148,839	73,847	11,759,396

(1)
These amounts represent RSUs vested/vesting (inclusive of DERs) as follows:

Name	Number of RSUs vested on 1/2/2026	Number of RSUs vesting on 6/5/2026	Number of RSUs vesting on 8/4/2026	Number of RSUs vesting on 1/2/2027	Number of RSUs vesting on 8/4/2027	Number of RSUs vesting on 1/2/2028	Number of RSUs vesting on 8/4/2028
Lawrence S. Coben	14,362	—	—	14,362	—	14,405	—
Bruce Chung	15,478	2,461	—	8,511	—	3,056	—
Brad Bentley	—	—	12,129	—	12,129	—	3,494
Brian Curci	13,391	—	—	6,662	—	2,529	—
Robert J. Gaudette	15,288	—	—	7,710	—	3,056	—

(2)
These amounts represent RPSUs vested/vesting (inclusive of DERs) as follows:

Name	Number of RPSUs vested on 1/2/2026	Number of RPSUs vesting on 6/5/2026	Number of RPSUs vesting on 1/2/2027	Number of RPSUs vesting on 8/1/2027	Number of RPSUs vesting on 1/2/2028	Number of RPSUs Vesting on 8/4/2028
Lawrence S. Coben	—	—	—	37,368	67,914	—
Bruce Chung	34,562	11,795	25,624	—	14,405	—
Brad Bentley	—	—	—	—	—	15,357
Brian Curci	33,363	—	19,417	—	11,922	—
Robert J. Gaudette	37,574	—	21,868	—	14,405	—

(3)
Assumes achievement target award levels for 2023 RPSU, 2024 RPSU and 2025 RPSU awards as discussed in the CD&A. On January 2, 2026, the 2023 RPSU awards for active participants vested at 200% of target based on relative TSR performance over the three-year performance period.

NRG Energy, Inc.	2026 Proxy Statement	97

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2025
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(3)		Value Realized on Vesting ($)(2)
Lawrence S. Coben	—	(4)	—	(4)
Bruce Chung	38,963		3,768,285
Brad Bentley	—		—
Brian Curci	46,458		4,308,980
Robert J. Gaudette	38,892		3,607,233

(1)
Includes DERs that vested and converted to common stock pursuant to underlying awards vested in 2025.

(2)
Value of awards and DERs that vested on January 2, 2025 are based on a share price of  $92.75. Value of awards and DERs that vested on June 5, 2025 are based on a share price of  $156.03.

(3)
Represents the following:

Name	Number of 2022 RSUs vested on 1/2/2025 (#)	Number of DERs vested on 1/2/2025 (#)	Number of 2023 RSUs vested on 1/2/2025 (#)	Number of DERs vested on 1/2/2025 (#)	Number of 2024 RSUs vested on 1/2/2025 (#)	Number of DERs vested on 1/2/2025 (#)	Number of 2023 RSUs vested on 6/5/2025 (#)	Number of DERs vested on 6/5/2025 (#)	Number of 2022 RSUs vested on 1/2/2025 (#)	Number of DERs vested on 1/2/2025 (#)
Lawrence S. Coben	—	—	—	—	—	—	—	—	—	—
Bruce Chung	2,172	226	6,449	423	5,253	123	2,323	118	19,810	2,066
Brad Bentley	—	—	—	—	—	—	—	—	—	—
Brian Curci	3,199	333	6,225	408	3,981	93	—	—	29,176	3,043
Robert J. Gaudette	2,401	250	7,011	460	4,483	105	—	—	21,898	2,284

(4)
244,565 RSUs were previously granted to Dr. Coben on December 15, 2023 in connection with his appointment as interim CEO. These RSUs vested in full on December 15, 2024 and convert to common stock over three years, in increments of one-third, on each of December 15, 2024, 2025 and 2026.

Pension Benefits for Fiscal Year Ended December 31, 2025
None of the NEOs received qualified retirement income benefits for fiscal year 2025.
Non-Qualified Deferred Compensation for Fiscal Year Ended December 31, 2025
We have no nonqualified defined contribution or other nonqualified deferred compensation plans for our NEOs.
98	NRG Energy, Inc.	2026 Proxy Statement

Employment Agreements
The Company has not entered into employment agreements with NEOs other than Dr. Coben, which is described below.
Dr. Coben
Dr. Coben serves as our CEO under the terms of the Coben Employment Agreement. The term of the Coben Employment Agreement will continue until the date that Dr. Coben’s employment is terminated by either Dr. Coben or the Company.
Under the Coben Employment Agreement, Dr. Coben is entitled to an initial annual base salary of  $1,450,000. Each year, the Board will review and determine whether to increase Dr. Coben’s base salary. The Board may decrease Dr. Coben’s base salary in the case of an across-the-board adjustment for senior executives, but not in excess of the same percentage as other senior executives as a group. Each year, Dr. Coben is eligible to receive an annual bonus with a target amount equal to 125% of his base salary, based on achievement of criteria determined by the Board. The Coben Employment Agreement also provides that Dr. Coben is eligible to participate in the LTIP in accordance with its terms.
Dr. Coben is also entitled to health, welfare, disability insurance and retirement benefits, paid time off in accordance with NRG’s policy applicable to senior executives of the Company, and coverage under NRG’s director and officer liability insurance coverage. Dr. Coben is also entitled to reimbursement for (i) reasonable business expenses, (ii) annual tax return preparation expenses and tax advice and financial planning up to a maximum of  $25,000 per year, (iii) up to $10,000 in legal fees and expenses incurred in connection with negotiation of the Coben Employment Agreement, and (iv) the costs of litigation or other disputes incurred in asserted any claims under the Coben Employment Agreement, unless the court finds in favor of the Company.
The Coben Employment Agreement also entitles Dr. Coben to certain severance payments and benefits in the event his employment terminates under certain circumstances. These severance payments and benefits are described under the section “Termination, Severance and Change in Control” below. In addition, under the Coben Employment Agreement, NRG has agreed to indemnify Dr. Coben against any claims arising as a result of his position with the Company to the maximum extent permitted by law, except with respect to any applicable clawback of his compensation required under the Company’s Clawback Policy.
Termination, Severance and Change in Control
The following section describes certain payments and other benefits to which our NEOs are entitled in the event of certain termination events, including in connection with a change in control.
Severance And Change in Control
Dr. Coben
Pursuant to the Coben Employment Agreement, Dr. Coben may be entitled to severance payments and benefits in the event of termination of employment, including termination following a change in control, as further described below. All equity awards received by Dr. Coben will be treated by the Company in accordance with the plans or agreements under which such awards were created or maintained. See “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control” below.
NRG Energy, Inc.	2026 Proxy Statement	99

In the event Dr. Coben’s employment with the Company is terminated by the Company without “cause” or by Dr. Coben for “good reason” (in each case, as defined in the Coben Employment Agreement), subject to executing a release of claims, Dr. Coben will be entitled to (i) 2 times (2x) his base salary (without regard for any reduction of base salary constituting good reason); (ii) a payment equal to the current target bonus opportunity, prorated for the number of days he was employed with the Company during the bonus plan year in which termination occurs; and (iii) reimbursement for COBRA benefits continuation cost for 18 months. In addition, Dr. Coben will receive his earned but unpaid base salary, bonuses, incentive compensation, deferred compensation, other compensation, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
In the event Dr. Coben’s employment with the Company is terminated by the Company without “cause” or by Dr. Coben for “good reason,” each within 24 months following a change in control, Dr. Coben will receive the above severance benefits, except, instead of 2 times (2x) his base salary, he will be entitled to 3 times (3x) the sum of  (i) his base salary (without regard for any reduction of base salary constituting good reason) and (ii) his target annual bonus for the year of termination (without regard for any reduction in such target annual bonus constituting good reason).
In the event Dr. Coben’s employment with NRG is terminated for “cause” or if he voluntarily resigns his employment with NRG for any reason other than “good reason” (in each case, as defined in the Coben Employment Agreement), Dr. Coben will be entitled to his base salary through the date of termination; any bonus, incentive compensation, deferred compensation and other compensation earned, but unpaid, as of the date of termination for the immediately preceding fiscal year; and any earned, but unpaid, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
In the event Dr. Coben’s employment with the Company is terminated due to his death or disability (as defined in the Coben Employment Agreement), Dr. Coben (or his estate or legal representative) will be entitled to receive a lump-sum amount equal to Dr. Coben’s then current target bonus opportunity, prorated for the number of days he was employed with the Company in the year of termination; and earned but unpaid base salary, bonuses, incentive compensation, deferred compensation, other compensation, vacation pay, expense reimbursements, other cash entitlements and retirement benefits.
As the Company has eliminated all tax gross-ups for all NEOs, other than for standard relocation benefits, if an excise tax under section 4999 of the Code would be triggered by any payments under the Coben Employment Agreement or otherwise upon a change in control, the Company will either (a) pay Dr. Coben any amounts subject to section 4999 of the Code (and Dr. Coben will be responsible for the excise tax), or (b) reduce such payments so that no amounts are subject to section 4999 of the Code, whichever results in a better after-tax amount for Dr. Coben (known as the “best net” approach).
The Coben Employment Agreement includes non-competition and non-solicitation of employees and customers restrictions on Dr. Coben during the term of his employment and for one year after his termination of employment. The Coben Employment Agreement also includes confidentiality, non-disparagement and indemnification obligations and intellectual property restrictions and an obligation for Dr. Coben to cooperate with the Company in the event of any internal, administrative, regulatory, or judicial proceeding.
100	NRG Energy, Inc.	2026 Proxy Statement

Other NEOs
The NEOs, except for Dr. Coben whose severance benefits are described above, participate in the Company’s Amended and Restated Executive Change in Control and General Severance Plan for Tier IA and Tier IIA Executives (Severance and CIC Plan). In the event of an involuntary termination of such NEO’s employment other than for “cause” (as defined in the Severance and CIC Plan), death or disability (as defined in the Severance and CIC Plan), the NEO is entitled to (i) unpaid base salary, accrued vacation pay, unreimbursed business expenses and other items earned by and owed to the NEO (the accrued benefits), (ii) a general severance benefit equal to 1.5 times (1.5x) base salary payable in a lump sum amount and (iii) reimbursement for COBRA benefits continuation cost for a period of 18 months. The treatment of equity awards will be as described in “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control.”
In the event that, within six months prior to or 24 months following a “change in control” (as defined in the Severance and CIC Plan) of the Company, the NEO’s employment is either involuntarily terminated by the Company without “cause” or voluntarily terminated by the executive for “good reason” (in each case, as defined in the Severance and CIC Plan), the NEO is entitled to a change in control benefit that consists of  (i) the accrued benefits; (ii) an amount equal to 2.99 times the sum of  (a) the executive’s base salary plus (b) the annual target bonus opportunity for the year of termination, payable in a lump sum amount; (iii) an amount equal to the NEO’s target bonus for the year of termination, prorated for the number of days during the performance period that the NEO was employed by the Company; and (iv) reimbursement for COBRA benefits continuation cost for a period of 18 months. In the event of a change in control, vesting of equity awards will not accelerate automatically pursuant to their terms unless the NEO is terminated in connection with the change in control, in which case the treatment of equity awards will be as described in “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control.”
Under the Severance and CIC Plan, the applicable executive agrees not to divulge confidential information and, during and for a period of one year after the termination of the employment agreement, disparage or compete with the Company, or solicit the customers or employees of the Company.
Treatment of Equity Awards for Termination and Change in Control
Restricted Stock Units
The treatment of the RSUs granted to NEOs in 2025 in the event of certain termination events are described below. See “Elements of Compensation — Long-Term Incentive Compensation — Restricted Stock Units” above for a description of the terms of the RSUs.
Death or Disability
In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RSU award will vest in full and the common stock underlying the award will be issued to the NEO or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees.
Retirement
A qualifying retirement occurs in the event that a NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the unvested portion of an RSU award will continue to vest according to the vesting schedule. If the retirement occurs within the first 12 months of the grant date, the award is forfeited.
NRG Energy, Inc.	2026 Proxy Statement	101

Eligible Termination
All NEOs other than the CEO are entitled to the vesting and delivery of a pro-rata portion of their award in the event of an involuntary eligible termination, which means an involuntary termination of service (not for “cause”) in connection with the sale of a business segment, restructuring or reduction in workforce. The pro-rated portion will be equal to the pro-rated percentage of the total number of RSUs awarded that is equal to the percentage of time during the aggregate vesting period for all RSUs awarded that the NEO was actually continuously employed by NRG. The pro-rated award is subject to the NEO’s execution of a general release of claims.
Change in Control
If a NEO’s employment is terminated without “cause” in connection with a “change in control” (in each case as defined in the applicable plan or agreement) during the period beginning six months prior to the change in control and ending 24 months following the change in control, an RSU award vests in full upon the later of such change in control or termination of employment and the common stock underlying the RSU will be issued and delivered to the NEO.
Termination for Cause or Voluntary Termination
If the NEO’s employment is terminated for any reason not stated above (including in the event of voluntary resignation or termination for “cause”), any unvested portion of the RSU award is forfeited.
Relative Performance Stock Units
The treatment of the RPSUs granted to NEOs in 2025 based on certain termination events are described below. See “Elements of Compensation — Long-Term Incentive Compensation — Relative Performance Stock Units” above for a description of the terms of the RPSUs.
Death or Disability
In the event of a termination of service by reason of death or a qualifying disability, whereby the NEO’s employment is terminated due to a total and permanent disability, the RPSU award will vest in full at the target level and the common stock underlying the award will be issued to the NEO, or in the case of death, the NEO’s legal representatives, heirs, legatees, or distributees.
Retirement
A qualifying retirement occurs in the event that a NEO, who is at least 55 years of age at the time of retirement, retires with more than 10 years of service to the Company. In such event, if the retirement occurs at least 12 months after the grant date, the final RPSU award will continue to vest throughout the remainder of the performance period and is paid out based on actual performance at the end of the cycle. If the retirement occurs within the first 12 months of the grant date, the award is forfeited.
Eligible Termination
All NEOs other than the CEO are entitled to the payment of a pro-rata portion of their award in the event of an involuntary eligible termination, which means an involuntary termination of service (not for “cause”) in connection with the sale of a business segment, restructuring or reduction in workforce. At the end of the performance period, NRG will determine the final RPSU award that the NEO would have received had the NEO been continuously employed by NRG throughout the performance period. The award for an eligible termination will then be pro-rated such that the total number of shares of common stock paid to the NEO will be the percentage of the award that is equal to the percentage of time that the NEO was actually continuously employed by NRG during the performance period. The pro-rated award is subject to the NEO’s execution of a general release of claims.
102	NRG Energy, Inc.	2026 Proxy Statement

Change in Control
If the NEO’s employment is terminated without “cause” in connection with a “change in control” (in each case as defined in the applicable plan or agreement) during the period beginning six months prior to the change in control and ending 24 months following the change in control, a final RPSU award payable to the NEO, if any, will be determined by the Compensation Committee.
Termination for Cause or Voluntary Termination
If the NEO’s employment is terminated for any reason not stated above (including in the event of voluntary resignation or termination for “cause”), the RPSU award will expire and be forfeited.
NRG Energy, Inc.	2026 Proxy Statement	103

Potential Payments Upon Termination or Change in Control
The amount of compensation payable to each NEO in certain circumstances is shown in the table below, assuming that termination of employment occurred as of December 31, 2025, and including payments that would have been earned as of such date. However, the amounts shown below do not include benefits payable under the 401(k) plan. None of the NEOs, except for Dr. Coben, were eligible for a qualified retirement in 2025.
	Not in Connection with a Change in Control		In Connection with a Change in Control, Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)(2)	Death or Disability ($)	Retirement ($)(3)
Name	Involuntary Termination Without Cause ($)(1)	Voluntary Termination for Good Reason ($)
Lawrence S. Coben	10,768,993	10,768,993	35,477,069	25,482,190	5,950,614
Bruce Chung	6,951,546	—	23,652,261	19,194,990	—
Brad Bentley	2,758,595	—	12,135,464	7,615,388	—
Brian Curci	5,467,413	—	18,205,351	14,511,810	—
Robert J. Gaudette	6,340,415	—	21,104,305	16,648,314	—

(1)
Amounts in this column include vesting of equity awards in the event of  “eligible termination”, as described in the “Termination, Severance and Change In Control — Treatment of Equity Awards for Termination and Change in Control” section above, if applicable in the underlying award agreement.

(2)
Amounts in this column for NEOs include assumption of 100% vesting of outstanding RPSUs at target level.

(3)
None of our NEOs are retirement-eligible, with the exception of Dr. Coben.

104	NRG Energy, Inc.	2026 Proxy Statement

CEO Pay Ratio
We believe our executive compensation program must be internally consistent and equitable to motivate our employees to create stockholder value. We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2025, the ratio of the total compensation of Dr. Coben, our CEO, of  $21,788,422, as shown in the Summary Compensation Table (CEO Compensation), as compared to the total compensation of our median employee of  $93,161, calculated in the same manner, was 234:1.
We calculated the ratio of the pay of our CEO to that of our median employee as permitted under SEC rules. We selected October 31, 2025 as the determination date for identifying the median employee for purposes of this pay ratio disclosure. As of October 31, 2025, we and our consolidated subsidiaries had 12,253 employees in the United States, 202 employees in Canada, and 203 employees located in Australia. As allowed under Item 402 of Regulation S-K, we excluded the 405 employees in Australia and Canada from our median employee determination since they represent less than 5% of our total employee population.
For purposes of determining the median employee, we compared the total taxable wages as reported on each employee’s Form W-2 (U.S) as of December 31, 2025, for all individuals, other than our CEO, who were employed by us on October 31, 2025 (whether employed on a full- or part-time basis). Also included in our workforce are independent contractors (approximately 4,000 as of October 31, 2025), which we have excluded for purposes of identifying the “median employee” as these individuals are, by statutory definition, non-employees and are compensated on a 1099 basis. We then identified a median employee from that group for purposes of preparing the ratio of CEO pay to median employee pay. We calculated the compensation for our median employee based upon the same components of compensation used to determine CEO Compensation. We believe that the ratio of CEO Compensation to that of this median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.
NRG Energy, Inc.	2026 Proxy Statement	105

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (PEO) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for First PEO(1) ($)	Summary Compensation Table Total for Second PEO(1) ($)	Compensation Actually Paid to First PEO(1)(2)(3) ($)	Compensation Actually Paid to Second PEO(1)(2) (3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(1) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)(3) ($)	Value of Initial Fixed $100 Investment based on:(4)		Net Income ($ Millions)	Adjusted EBITDA Achievement ($ Millions)(5)
							TSR ($)	Peer Group TSR ($)
2025	—	20,131,942	—	35,537,362	12,111,143	16,256,878	506.68	155.39	864	4,106
2024	—	5,463,154	—	18,050,391	4,672,616	12,174,239	283.28	132.68	1,125	3,690
2023	13,128,160	11,934,989	(5,193,935)	12,654,011	4,570,504	7,585,995	158.57	109.76	(202)	3,289
2022	10,151,847	—	(938,751)	—	2,484,712	812,036	93.70	120.83	1,221	1,910
2021	10,854,224	—	10,696,698	—	2,042,570	1,466,079	122.43	120.05	2,187	2,168

(1)
Mauricio Gutierrez was our PEO from 2020 to November 2023 (First PEO). Lawrence Coben was our PEO since November 2023 (Second PEO). The 2023 total compensation of the Second PEO differs from that set forth in the Summary Compensation Table as it does not include compensation received for his services as a director and Chair of the Board. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Alberto Fornaro	Alberto Fornaro	Bruce Chung	Rasesh Patel	Bruce Chung
Elizabeth Killinger	Brian Curci	Alberto Fornaro	Bruce Chung	Robert Gaudette
Christopher Moser	Elizabeth Killinger	Elizabeth Killinger	Robert Gaudette	Brian Curci
Robert Gaudette	Christopher Moser	Robert Gaudette	Brian Curci	Brad Bentley
Gaetan Frotte		Rasesh Patel
Kirkland Andrews

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Second PEO ($)	Exclusion of Stock Awards for Second PEO ($)	Inclusion of Equity Values for Second PEO ($)	Compensation Actually Paid to Second PEO ($)
2025	20,131,942	(16,764,473)	32,169,893	35,537,362
106	NRG Energy, Inc.	2026 Proxy Statement

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	12,111,143	(10,270,285)	14,416,020	16,256,878
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:
Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Second PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Second PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Second PEO ($)	Total — Inclusion of Equity Values for Second PEO ($)
2025	25,898,793	6,271,100	—	—	32,169,893
Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total — Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	5,791,622	8,506,692	117,706	—	14,416,020

(4)
The Peer Group TSR set forth in this table utilizes the Philadelphia Utility Sector Index (“UTY”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting FYE2020, through the end of the listed year in the Company and in the UTY, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA Achievement to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our Second PEO and Non-PEO NEOs in 2025. Adjusted EBITDA Achievement is a non-GAAP measure that refers to EBITDA plus adjustments, and is defined in the “2025 AIP Award Performance Criteria” section of the CD&A for each of the listed years. Adjusted EBITDA Achievement may not have been the most important financial performance measure for all years prior to 2025, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

NRG Energy, Inc.	2026 Proxy Statement	107

Relationship Between Compensation Actually Paid, Company TSR and Peer Group TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years to that of the UTY Index over the same period.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus TSR
Relationship Between Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
108	NRG Energy, Inc.	2026 Proxy Statement

Relationship Between Compensation Actually Paid and Adjusted EBITDA Achievement
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA Achievement during the five most recently completed fiscal years.
PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA Achievement
Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our Second PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.
Adjusted EBITDA Adjusted FCFbG Relative TSR
Please see “Compensation Discussion and Analysis” above for a further description of these performance metrics (including, in the case of Adjusted EBITDA and Adjusted FCFbG, how such metrics are calculated) and how they are used in our executive compensation program.
NRG Energy, Inc.	2026 Proxy Statement	109

Compensation Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
Compensation Committee:
Alexander Pourbaix, Chair
Antonio Carrillo
Matthew Carter, Jr.
Heather Cox
E. Spencer Abraham
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the Board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.
110	NRG Energy, Inc.	2026 Proxy Statement

Audit Committee Report
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process. The Audit Committee’s function is more fully described above in “Board Committees — Audit Committee.” The Audit Committee reviews the charter on an annual basis. The Board reviews the SEC and NYSE listing standards’ definition of independence for audit committee members at least annually and has determined that each member of the Audit Committee meets such standards. The Board has also determined that three members of the Audit Committee — Alexandra Pruner, Marcie C. Zlotnik, and Sanjay Kapoor — met the requirements of an “audit committee financial expert” as defined by SEC rules. The Board has further determined that Alexander Pourbaix met the “financial literacy” requirements set forth in the listing standards under the NYSE.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. The Company’s independent registered public accounting firm for the fiscal year 2025, KPMG LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and auditing the Company’s internal control over financial reporting.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with the Company’s management and has discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by Statement on the PCAOB Auditing Standard No. 1301, “Communication with Audit Committees,” and the Audit Committee has discussed with KPMG LLP their independence. The Audit Committee also reviewed, and discussed with management and KPMG LLP, management’s report and KPMG LLP’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.
Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.
Audit Committee:
Alexandra Pruner, Chair
Alexander Pourbaix
Marcie C. Zlotnik
Sanjay Kapoor
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Independent Registered Public Accounting Firm
Audit and Non-Audit Fees
The following table presents fees for professional services rendered by KPMG LLP, our principal independent registered public accounting firm, for the years ended December 31, 2025, and December 31, 2024.
	Year Ended December 31,
	2025	2024 (in thousands)
Audit Fees	$13,284	$13,244
Audit-Related Fees	150	—
Tax Fees	478	988
All Other Fees	—	—
Total	$13,912	$14,232
Audit Fees
For 2025 and 2024 audit services, KPMG LLP billed us approximately $13,284,000 and $13,244,000, respectively, for the integrated audit of the Company’s annual consolidated financial statements, internal control over financial reporting, and the review of the Company’s quarterly consolidated financial statements on our Quarterly Report on Form 10-Q that are customary under the standards of the PCAOB (United States), and in connection with subsidiary financial statement audits. The amounts also include other services that are normally provided by KPMG LLP in connection with these audits and regulatory filings.
Audit-Related Fees
For 2025, audit-related services relate to accounting advisory services on potential transactions. There were no audit-related services provided to us by KPMG LLP for 2024.
Tax Fees
Tax fees relate to services provided for tax compliance, tax planning, technical assistance, and advice on both domestic and international matters. For 2025 and 2024 tax services, KPMG LLP billed us approximately $478,000 and $988,000, respectively.
All Other Fees
There were no other fees billed to us by KPMG LLP for 2025 and 2024.
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Policy on Audit Committee Pre-Approval
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. The Audit Committee has established a policy regarding pre- approval of all audit and permissible non-audit services provided by the independent registered public accounting firm.
The Audit Committee annually reviews and pre-approves services that are expected to be provided by the independent registered public accounting firm. The term of the pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee approves a shorter time period. The Audit Committee may periodically amend and/or supplement the pre-approved services based on subsequent determinations.
Any engagement to provide audit or non-audit services must be pre-approved by the Audit Committee if it is to be provided by the independent registered public accounting firm. The Audit Committee must also pre-approve any services exceeding the pre-approved budgeted fee levels for a specified type of service.
The Audit Committee has authorized its Chair to pre-approve services in amounts up to $500,000 per engagement. Engagements exceeding $500,000 must be approved by the Audit Committee. Engagements pre-approved by the Chair of the Audit Committee are reported to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services rendered by and associated fees paid to KPMG LLP for 2025 and 2024.
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Questions and Answers
What is the Purpose of the Annual Meeting?
The purpose of the Annual Meeting is to:
1.
elect ten directors;

2.
approve, on a non-binding advisory basis, the Say on Pay Proposal;

3.
ratify the KPMG Ratification Proposal;

4.
approve the LTIP Proposal; and

5.
vote on the Special Meeting Proposal, if properly presented at the meeting.

We may also conduct such other business as may properly come before the Annual Meeting and any adjournment or postponement. Other than Proposals 1 to 5, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting.
Who is Entitled to Vote at the Annual Meeting?
All of our stockholders may attend the Annual Meeting. However, only stockholders who owned our common stock at the close of business on March 3, 2026, the record date for the Annual Meeting, or their duly appointed proxies, are entitled to vote at the Annual Meeting.
Many stockholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:
■
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record of those shares.

■
Beneficial Owner — If your shares are held in a stock brokerage account, or by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you follow the procedures of your broker, trustee or nominee for obtaining a legal proxy. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use to vote during the Annual Meeting.

How Many Votes Do I Have?
You have one vote for each share of our common stock you owned as of the record date for the Annual Meeting.
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What are the Recommendations of the Board of Directors?
The Board recommends a vote:
1.
FOR the election of the director nominees;

2.
FOR the approval, on a non-binding advisory basis, of the Say on Pay Proposal;

3.
FOR the KPMG Ratification Proposal;

4.
FOR the LTIP Proposal; and

5.
AGAINST the Special Meeting Proposal.

If you grant a proxy and any additional matters are properly presented for a vote at the Annual Meeting, either of the persons named as proxy holders, Lawrence S. Coben or Christine A. Zoino, will have the discretion to vote your shares.
How Many Votes Must Be Present to Hold the Annual Meeting?
We will have a quorum, and will be able to conduct the business of the Annual Meeting, if the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting are represented in person or by proxy at the Annual Meeting. As of the record date, 214,556,589 shares of our common stock, representing the same number of votes, were outstanding. The presence of the holders of at least 107,278,295 shares of our common stock will be required to establish a quorum. Both abstentions and broker non-votes, if any, are counted as present for determining the presence of a quorum. For more information regarding the treatment of abstentions and broker non-votes, see “What are abstentions and broker non-votes and how are they treated?”
What Vote is Required to Approve Each Proposal?
1.
Election of Directors — The nominees for election as directors at the Annual Meeting will be elected by a majority of the votes cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted “FOR” the director nominee must exceed the number of votes cast “AGAINST” that director nominee. In a contested election, each director nominee will be elected by the vote of a plurality of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the director nominees who receive the most votes will be elected to fill the available seats on the Board.

2.
Say on Pay Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. While this is an advisory vote, the Board and the Compensation Committee value the opinions of stockholders and will consider the votes of our stockholders on this advisory vote, among other matters, in making future decisions about executive compensation for our named executive officers.

3.
KPMG Ratification Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. If the selection of KPMG LLP as our independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection.

4.
LTIP Proposal — This proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

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5.
Special Meeting Proposal — This stockholder proposal requires the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

What are Abstentions and Broker Non-Votes and How are They Treated?
An abstention occurs when a stockholder abstains from voting or does not vote on a proposal. A “broker non-vote” occurs when a broker has not received voting instructions from the beneficial owner and the broker does not have discretionary authority to vote the shares because the proposal is non-routine. Brokers who do not receive instructions from the beneficial owner are entitled to vote on the KPMG Ratification Proposal, but not on the other proposals. Broker non-votes and abstentions, if any, will be treated as follows with respect to votes on each of the proposals:
Proposal	Treatment of Abstentions	Treatment of Broker Non-Votes
1. Election of Directors	Not considered votes properly cast and therefore will have no effect on this proposal.	No effect on this proposal.
2. Say on Pay Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
3. KPMG Ratification Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	Not applicable since brokers have discretionary authority to vote on this proposal.
4. LTIP Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
5. Special Meeting Proposal	Counted toward the tabulation of votes on this proposal and will have the same effect as a vote AGAINST this proposal.	No effect on this proposal.
How Do I Vote Before the Annual Meeting?
If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you hold shares in street name (through a bank, broker, trustee or other nominee), by submitting voting instructions to your bank, broker, trustee, or nominee. You may vote over the Internet, by telephone, by mail if you have a paper copy of the proxy materials, or online during the Annual Meeting. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your bank, broker, trustee, or nominee.
■
Vote by Internet before the Annual Meeting: If you have Internet access, you may submit your proxy from any location in the world 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 29, 2026 by visiting the website provided on the Notice of Internet Availability of Proxy Materials (Notice of Availability) or voting instruction card. If you vote by using the Internet, you do not need to return your proxy card or voting instruction card.

■
Vote by Telephone: You may use any touch-tone telephone to vote your proxy toll-free 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time on April 29, 2026. The telephone number is printed on your proxy card or voting instruction card. If you vote by telephone, you do not need to return your proxy card or voting instruction card.

■
Vote by Mail: If you received or requested a paper copy of the materials, you may submit your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker,

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trustee, or nominee, and mailing it in the enclosed, postage-paid, addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends. Mark, sign, and date your proxy card and return it in the postage-paid envelope provided as soon as possible as it must be received by the Company prior to April 30, 2026, the Annual Meeting date.
■
Vote by Internet during the Annual Meeting: For information on how stockholders can vote during the Annual Meeting, please refer to “How can I vote during the Annual Meeting?” below.

May I Change My Vote?
You may change your proxy instructions or revoke your proxy at any time prior to the vote at the Annual Meeting. You may accomplish this by: (a) delivering a written notice of revocation bearing a later date than the proxy being revoked, (b) signing and delivering a later dated written proxy relating to the same shares, or (c) attending the Annual Meeting and voting online during the Annual Meeting (attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
How Can I Vote During the Annual Meeting?
To participate and vote during the virtual meeting, visit www.virtualshareholdermeeting.com/NRG2026 and enter the 16-digit control number included in your Notice of Internet Availability of proxy materials, proxy card or the instructions that accompany your proxy materials. You may begin to log into the meeting platform beginning at 8:45 a.m. Eastern Time on Thursday, April 30, 2026. The Annual Meeting will begin promptly at 9:00 a.m. Eastern Time on Thursday, April 30, 2026.
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should plan for sufficient time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the day of the Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website. Technical support will be available starting at 8:45 a.m. Eastern Time and until the end of the Annual Meeting.
What Happens If I Do Not Provide Instructions as to How to Vote?
If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board.
Where Can I Obtain the List of Stockholders Entitled to Vote?
The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for 10 days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time at our principal executive office at 804 Carnegie Center, Princeton, New Jersey 08540. Please contact our Corporate Secretary if you wish to review the list of stockholders at our principal executive office.
How Can I Ask Questions During the Annual Meeting?
Only our stockholders as of March 3, 2026 are permitted to ask questions during the Annual Meeting.
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If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/NRG2026, type your question into the “Ask a Question” field, and click “Submit.” Questions relevant to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Stockholder questions or remarks must be relevant to the agenda items or matters addressed at the Annual Meeting. Each stockholder will be limited to one question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together.
Who Pays the Cost of Solicitation of Proxies?
We will pay for the cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and employees may solicit proxies or votes in person, by telephone, or by electronic communication. Such individuals will not receive any additional compensation for these solicitation activities. We have retained MacKenzie Partners, Inc. to assist us in soliciting your proxy for an estimated fee of  $27,500, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and any other solicitation materials to beneficial owners of our common stock.
Who is the Company’s Transfer Agent?
Our transfer agent is Computershare. Correspondence concerning stockholder inquiries can be handled by contacting NRG Energy, Inc. c/o Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006, or by telephone at 866-214-2213. Their website is: http://www.computershare.com. Certificates for transfer and address changes should be sent to: Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006. Overnight correspondence should be sent to Computershare, 150 Royall St., Suite 101, Canton, Massachusetts 02021.
Why Did I Receive a One-Page Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?
Pursuant to rules adopted by the SEC, we are using the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, we are sending a Notice of Availability to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Availability or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.
What is “Householding”?
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address and do not participate in electronic delivery will receive only one copy of the proxy materials or the Notice of Availability. We have undertaken householding to reduce our printing costs and postage fees. Stockholders may elect to receive individual copies of the proxy materials or Notice of Availability at the same address by contacting Broadridge Financial Solutions, Inc. by telephone at 1-866-540-7095, by mail at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or by e-mail at sendmaterial@proxyvote.com. Stockholders
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who are receiving individual copies of such materials and who would like to receive single copies at a shared address may contact Broadridge Financial Solutions, Inc. with this request by using the contact information provided above.
How Can I Request Additional Materials?
Stockholders may request additional copies of the proxy materials or Notice of Availability by contacting Broadridge Financial Solutions, Inc. by telephone at 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
Whom Should I Call if I Have Questions About the Annual Meeting?
If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
7 Penn Plaza, 5th Floor
New York, New York 10001
Toll Free: (800) 322-2885
Collect: (212) 929-5500
Fax: (646) 439-9201
Email: proxy@mackenziepartners.com
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Stockholder Proposals and Director Nominations for the 2027 Annual Meeting of Stockholders
All proposals discussed below must be sent via registered, certified, or express mail to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540. Proposals must contain the information required under our By-laws, as applicable, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials, as applicable.
Stockholder Proposals for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders
In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders (2027 Annual Meeting), our Corporate Secretary must receive the proposal no later than the close of business on November 18, 2026, the 120th day prior to the first anniversary of the date on which this Proxy Statement was first released to our stockholders in connection with this year’s Annual Meeting. If we change the date of the 2027 Annual Meeting by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2027 Annual Meeting in order to be considered for inclusion in the proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement.
Director Nominees for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders (Proxy Access)
Eligible stockholders who do not seek to use the advance notice provisions for nomination of directors in Article II, Section 11 of our By-laws as described below, but who instead intend to nominate a person for election as director under the proxy access provision in our By-laws for inclusion in our proxy materials for the 2027 Annual Meeting, must comply with the requirements set forth in Article II, Section 15 of our By-laws and summarized below:
■
Stockholder Eligibility to Submit Nominees: A stockholder, or group of up to 20 stockholders, continuously owning at least 3% of our outstanding common stock for a period of at least three years prior to the date of the nomination may submit director nominations for inclusion in our proxy materials for the 2027 Annual Meeting.

■
Number of Nominees: An eligible stockholder or group of stockholders (as described above) may nominate directors constituting up to 20% of the Board.

■
Deadline: For the 2027 Annual Meeting, our Corporate Secretary must receive the nomination between October 19, 2026 and November 18, 2026. If the 2027 Annual Meeting is held earlier than March 31, 2027 or later than May 30, 2027, the nomination must be received by the later of the close of business on (a) the date that is 150 days prior to such annual meeting or (b) the 10th day following the announcement of the date of such annual meeting.

■
Nomination Information: The nomination must contain the information required by Article II, Section 15 of the By-laws, a copy of which is available upon request to our Corporate Secretary.

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If the stockholder does not meet the applicable deadlines or comply with the requirements of Article II, Section 15 of our By-laws, we may omit the nomination from our proxy materials for the 2027 Annual Meeting.
Director Nominees for Inclusion in the Proxy Materials for the 2027 Annual Meeting of Stockholders (Universal Proxy Card)
In addition to complying with the advance notice provisions set forth below, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than nominees of the Board) for the 2027 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act and postmarked or transmitted electronically no later than March 1, 2027. If the 2027 Annual Meeting is held earlier than March 31, 2027 or later than May 30, 2027 then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by us.
Stockholder Proposals and Business to be Brought Before the 2027 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials)
Stockholders intending to present a proposal or nominate a director for election at the 2027 Annual Meeting without having the proposal or nomination included in our proxy materials must comply with the requirements set forth in our By-laws and summarized below.
Our By-laws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of this year’s Annual Meeting, unless the 2027 Annual Meeting is more than 30 days before or more than 70 days after such anniversary date. For our 2027 Annual Meeting, our Corporate Secretary must receive the proposal or nomination between December 31, 2026 and January 30, 2027. If the 2027 Annual Meeting is held earlier than March 31, 2027 or later than July 9, 2027, the proposal or nomination should be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of  (a) the 90th day prior to the date of the 2027 Annual Meeting or (b) the 10th day following the day on which the date of the 2027 Annual Meeting is first publicly announced by the Company.
The proposal or nomination must contain the information required by Article II, Section 11 of the By-laws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.
Stockholder Recommendations for Director Candidates
The Governance and Nominating Committee will also consider nominations by stockholders who recommend candidates for election to the Board substantially the same basis as any other candidate, in the manner described under “Director Nominee Selection Process” above. A stockholder seeking to recommend a prospective candidate for the Committee’s consideration may do so by writing to the Corporate Secretary, NRG Energy, Inc., 804 Carnegie Center, Princeton, New Jersey 08540 and by following the requirements to submit nominees discussed under “Stockholder Proposals and Business to be Brought Before the 2027 Annual Meeting of Stockholders (Without Being Included in the Proxy Materials).”

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Appendix A
NRG Energy, Inc.
2026 Long-Term Incentive Plan
1.   Purpose.
This plan shall be known as the NRG Energy, Inc. 2026 Long-Term Incentive Plan (the “Plan”). The purpose of the Plan shall be to promote the long- term growth and profitability of NRG Energy, Inc., a Delaware corporation (the “Company”), and its Subsidiaries by (i) providing certain directors, officers and employees of, and certain other individuals who perform services for, or to whom an offer of employment has been extended by, the Company and its Subsidiaries with incentives to maximize shareholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of responsibility. Grants of Incentive Stock Options or Non-qualified Stock Options, stock appreciation rights (“SARs”), either alone or in tandem with options, restricted stock, restricted stock units, performance awards, deferred stock units or any individual grant or combination of the foregoing may be made under the Plan.
2.   Definitions.
(a)   “Awards” means grants of Incentive Stock Options or Non-qualified Stock Options, SARs, either alone or in tandem with options, restricted stock, restricted stock units, performance awards, deferred stock units or any individual grant or combination of the foregoing made under the Plan.
(b)   “Annual Fee” shall mean the cash portion of any annual fee to which a non-employee director is entitled under the Company’s director compensation policy, as may be amended from time to time.
(c)   “Board” means the board of directors of the Company.
(d)   “Cause” unless otherwise defined in a Participant’s Grant Agreement or in a Participant’s written employment arrangements with the Company or any of its Subsidiaries in effect on the date of grant (as amended from time to time thereafter), means the occurrence of one or more of the following events:
(i)   Conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or
(ii)   Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or
(iii)   Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company; or
(iv)   Breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or
(v)   Violation of the Company’s code of conduct.
The definition of Cause set forth in a Participant’s Grant Agreement shall control if such definition is different from the definition of Cause set forth in a Participant’s written employment arrangements with the Company or any of its Subsidiaries.
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(e)   “Change in Control” unless otherwise defined in a Participant’s Grant Agreement, means the occurrence of one of the following events:
(i)   Any “person” (as that term is used in Sections 13 and 14(d)(2) of the Exchange Act or any successors thereto) becomes the “beneficial owner” (as that term is used in Section 13(d) of the Exchange Act or any successor thereto), directly or indirectly, of 50% or more of the Company’s capital stock entitled to vote in the election of directors, excluding any “person” who becomes a “beneficial owner” in connection with a Business Combination (as defined in paragraph (iii) below) which does not constitute a Change in Control under said paragraph (iii); or
(ii)   Persons who on the Effective Date constitute the Board (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority thereof; provided that, any person becoming a director of the Company subsequent to the Effective Date shall be considered an Incumbent Director if such person’s election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors; but provided further that, any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or
(iii)   Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the outstanding voting securities of the Company; or
(iv)   The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
(f)   “Code” means the Internal Revenue Code of 1986, as amended.
(g)   “Committee” means the Compensation Committee of the Board or such other committee which shall consist solely of two or more members of the Board, each of whom is (i) a non-employee director under Rule 16b-3 of the Exchange Act and (ii) an “independent director” under the rules of any national securities exchange on which the Common Stock is listed for trading; provided that, if for any reason the Committee shall not have been appointed by the Board to administer the Plan, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board, and the term “Committee” shall be deemed to mean the Board for all purposes herein.
(h)   “Common Stock” means the Common Stock, par value $0.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.
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(i)   “Disability” unless otherwise defined in a Participant’s Grant Agreement, means a disability that would entitle an eligible Participant to payment of monthly disability payments under any Company long-term disability plan or as otherwise determined by the Committee.
(j)   “Effective Date” means the date this Plan is approved by the Company’s stockholders.
(k)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)   “Fair Market Value” of a share of Common Stock of the Company means, unless otherwise specified in a Participant’s Grant Agreement and in accordance with all applicable laws, rules, regulations, standards and the intent of this Plan, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the “Market”) for the applicable trading day (or if there no closing price on such day because the Market is not open on such day, the last preceding day on which the Market was open) or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.
(m)   “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.
(n)   “Grant Agreement” means the written (whether in print or electronic form) agreement that each Participant to whom an Award is made under the Plan is required to enter into with the Company containing the terms and conditions of such grant as are determined by the Committee and consistent with the Plan.
(o)   “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.
(p)   “Non-qualified Stock Option” means any stock option other than an Incentive Stock Option.
(q)   “Participant” means any director, officer or employee of, or other individual performing services for, or to whom an offer of employment has been extended by, the Company or any Subsidiary who has been selected by the Committee to participate in the Plan (including a Participant located outside the United States).
(r)    “Prior Plans” means the NRG Energy, Inc. Amended and Restated Long-Term Incentive Plan, as amended and restated on July 25, 2024, and the NRG Energy, Inc. 2020 Omnibus Incentive Plan (Legacy Vivint).
(s)   “Qualifying Termination” means, if such event occurs within the time period that is six (6) months immediately prior to, or twenty-four (24) months immediately following, a Change in Control, an involuntary termination of the Participant’s employment by the Company for reasons other than Cause, death or Disability.
(t)   “Reprice” means any transaction performed with the intent or effect of:
(i)   reducing the exercise price of any outstanding option;
(ii)   cancelling or exchanging outstanding options in exchange for cash, other Awards or replacement options, including through a tender offer process, with exercise prices that are less than the exercise price of the cancelled or exchanged options; or
(iii)   any similar share exchange transaction involving outstanding Awards.
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(u)   “Retirement” (i) for any non-director, unless otherwise determined by the Committee, means (A) termination of service as a non-director after at least 10 years of service by such non-director and (B) attaining at least 55 years of age, and (ii) for any director, unless otherwise determined by the Committee, means termination of service as a director after at least five years of Board service by such director.
(v)   “Subsidiary” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.
3.   Administration.
The Plan shall be administered by the Committee. In no event, however, shall the Committee modify the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such modification would result in taxes, additional interest and/or penalties pursuant to Code Section 409A. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) determine the form and substance of the Grant Agreements reflecting the terms and conditions of each grant made under the Plan, (iv) certify that the conditions and restrictions applicable to any grant have been met, (v) modify the terms of grants made under the Plan, (vi) interpret the Plan and Grant Agreements entered into under the Plan, (vii) determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or services for purposes of the Plan, (viii) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States, (ix) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan complies with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate, and (x) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 17: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price. Decisions of the Committee on all matters relating to the Plan, any Award granted under the Plan and any Grant Agreement shall be in the Committee’s sole discretion and shall be conclusive and binding on the Company, all Participants and all other parties, unless an arbitration or other provision is expressly provided in a Participant’s Grant Agreement. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.
The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan, and rights to the payment of such Awards shall be no greater than the rights of the Company’s general creditors.
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4.   Shares Available for the Plan.
Subject to adjustments as provided in Section 17, an aggregate of 5,000,000 shares of Common Stock (the “Shares”), less the number of Shares underlying awards granted under the Prior Plans on and after March 3, 2026 through the Effective Date, may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, then such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan. Notwithstanding the foregoing, the following Shares shall not be available for further grants under the Plan (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of a stock option or SAR or to satisfy any tax withholding obligation with respect to an Award, (ii) Shares repurchased by the Company using proceeds from the exercise of a stock option, or (iii) Shares reserved for issuance upon the grant of a SAR that exceed the number of Shares actually issued upon exercise. Any Award under the Plan settled in cash shall not be counted against the foregoing maximum share limitations. The maximum number of shares with respect to which Incentive Stock Options may be granted shall be 1,500,000. Shares issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company (“Substitute Awards”) shall not reduce Shares available under Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under this Plan and shall not reduce the number of Shares available under this Plan, except as required by the rules of any applicable stock exchange.
Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6, 7, 8, 9, 10, or 19 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may determine, enter into Grant Agreements (or take other actions with respect to the Awards) for new Awards containing terms (including, without limitation, exercise prices) more (or less) favorable than the then- outstanding Awards.
5.   Participation and Per Person Award Limitations.
Participation in the Plan shall be limited to the Participants. Nothing in the Plan or in any Grant Agreement shall confer any right on a Participant to continue in the employ of the Company or any Subsidiary as a director, officer or employee of or in the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Participant at any time. By accepting any Award under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years.
In any one calendar year, the Committee shall not grant to any one director Awards with a value in excess of $1,000,000.
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6.   Incentive and Non-qualified Options.
The Committee may from time to time grant to eligible Participants Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that, the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.
It is the Company’s intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan; provided that, such stock option otherwise meets the Plan’s requirements for Non- qualified Stock Options.
(a)   Price.   The price per Share deliverable upon the exercise of each option (the “exercise price”) shall be established by the Committee, except that in the case of the grant of any option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.
(b)   Payment.   Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iii) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, (iv) by withholding shares of Common Stock otherwise deliverable upon exercise of the Option having a Fair Market Value equal to the exercise price or (v) by any combination of the foregoing.
In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise or such longer period as determined from time to time by the Committee, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company, or (C) the attestation of the grantee’s shares of Common Stock. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the
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shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).
(c)   Terms of Options.   The term during which each option may be exercised shall be determined by the Committee, but if required by the Code, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire on the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Committee may provide that upon the last day of the term of an Option whose exercise price is less than the fair market value of the underlying Share on such date, such Option may be automatically exercised and the Participant shall receive a number of Shares equal in value to the excess of the fair market value of a Share over the exercise price of such Option, less any applicable withholding taxes. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a shareholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights). If an Option (other than an Incentive Stock Option) expires on a day that the Participant cannot exercise the Option because such an exercise would violate an applicable federal, state, local, or foreign law, the expiration date shall be tolled, at the discretion of the Committee, to the date no later than 30 days after the date the exercise of such Option would no longer violate an applicable Federal, state, local, and foreign laws, to the extent allowed under Code Section 409A.
(d)   Limitations on Grants.   If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.
(e)   Termination; Forfeiture.
(i)   Death.   Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to his or her death, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of one year from the date of such death, but in no event after the expiration date of the options.
(ii)   Disability.   Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to Disability, (A) all of the Participant’s options that were exercisable on the date of Disability shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of one year after the date of Disability, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Disability shall be forfeited immediately upon such Disability; provided, however, that such Awards may become fully or partially vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such Participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.
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(iii)   Retirement.   Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be an officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement, (A) all of the Participant’s options that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of two years after the date of Retirement, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of Retirement shall be forfeited immediately upon such Retirement; provided, however, that such Awards may become fully or partially vested (and, with respect to the Participant’s options, exercisable) in the discretion of the Committee. Notwithstanding the foregoing, Incentive Stock Options not exercised by such Participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.
Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director of the Company or any Subsidiary upon the occurrence of his or her Retirement, all of the Participant’s Awards shall become fully vested and all of the Participant’s options shall become exercisable and shall remain so for a period of two years after the date of Retirement, but in no event after the expiration date of the options.
(iv)   Discharge for Cause.   Unless otherwise provided in a Participant’s Grant Agreement, if a Participant ceases to be a director, officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, or if a Participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the Participant’s Awards shall be forfeited immediately and all of the Participant’s options shall expire and be forfeited immediately, whether or not then exercisable, upon such cessation or non-commencement.
(v)   Other Termination.   If a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause (each such termination referred to as an “Other Termination”), (A) all of the Participant’s options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate and thereafter be forfeited at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options, and (B) all of the Participant’s Awards that were not fully vested (or, with respect to the Participant’s options, exercisable) on the date of such cessation shall be forfeited immediately upon such cessation. For the avoidance of doubt, an Other Termination with recall rights shall be considered an Other Termination to which this Section 6(e)(v) applies.
7.   Stock Appreciation Rights.
The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.
The exercise price of an SAR must equal or exceed the Fair Market Value of a share of Common Stock on the date of grant of the SAR except for Substitute Awards, which shall have the exercise price as determined by the Committee provided that such exercise price does not cause the Substitute Award to become subject to Code Section 409A and the Committee takes into consideration any third-party voting guidelines. Prior to the exercise of the SAR and delivery of the Shares represented thereby, the Participant shall have no rights as a shareholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).
SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any
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related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.
Upon the exercise of an SAR, the Participant shall be entitled to a distribution from the Company in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. Such distribution shall be in cash and/or Shares having a Fair Market Value equal to such amount, or any combination thereof as chosen by the Committee.
All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable. Unless otherwise determined by a Participant’s Grant Agreement, each SAR shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).
8.   Restricted Stock; Restricted Stock Units.
The Committee may at any time and from time to time grant Shares of restricted stock or restricted stock units under the Plan to such Participants and in such amounts as it determines. Each restricted stock unit shall be equivalent in value to one share of Common Stock and shall entitle the Participant to receive from the Company at the end of the vesting period (the “Vesting Period”) applicable to such unit the Fair Market Value of one share of Common Stock, unless the Participant has elected at a time that complies with Code Section 409A to defer the receipt of shares of Common Stock.
Each grant of restricted stock units or Shares of restricted stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such units or Shares, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of units or Shares that are part of the grant; provided, however, except for maximum aggregate Awards of restricted stock or restricted stock units of 5% of the aggregate Shares authorized by Section 4, if the vesting condition for any Award, other than an Incentive Stock Option or Non-qualified Stock Option, that is settled in Common Stock (including Awards of restricted stock and restricted stock units)(a “Full Value Award”), relates (x) exclusively to the passage of time and continued employment, such time period shall not be less than 12 months from the date of the Award, subject to Section 6(e) and (y) to the attainment of specified performance goals, such Full Value Award shall vest over a performance period of not less than one (1) year. Except for maximum aggregate Awards of restricted stock or restricted stock units of 5% of the aggregate Shares authorized by Section 4, the Committee shall not waive or modify any vesting condition for a Full Value Award after such vesting condition has been established with respect to such Award.
Except as otherwise provided in any Grant Agreement, the Participant will be required to pay the Company the aggregate par value of any Shares of restricted stock within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the Participant’s behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the Participant will be required to execute a blank stock power therefor.
Restricted stock units may be granted without payment of cash or consideration to the Company. Except as otherwise provided in any Grant Agreement, on the date the restricted stock units become fully vested and nonforfeitable, the Participant shall receive, upon payment by the Participant to the Company of the
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aggregate par value of the shares of Common Stock underlying each fully vested restricted stock unit, stock certificates evidencing the conversion of restricted stock units into shares of Common Stock.
Except as otherwise provided in any Grant Agreement, with respect to Shares of restricted stock, during such period of restriction the Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to dividends or distributions and to vote; provided, however, that any such dividends or distributions shall be subject to the same restrictions as then in effect for the Shares of restricted stock and shall be accumulated and paid at the time, and only to the extent that, the underlying Shares of restricted stock vest or the restrictions on the underlying Shares of restricted stock lapse. Accordingly, the right to receive such dividends and distributions shall be forfeited or cancelled to the extent that the underlying Shares of restricted stock do not vest, are forfeited or otherwise cancelled. Except as otherwise provided in any Grant Agreement, with respect to the restricted stock units, during such period of restriction the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each restricted stock unit at the end of the Vesting Period, unless such restricted stock units are converted into deferred stock units, in which case such accumulated dividends or distributions shall be paid by the Company to the Participant at such time as the deferred stock units are converted into shares of Common Stock. For the avoidance of doubt, accumulated dividends or distributions with respect to restricted stock units shall correspond only to the number of restricted stock units that become vested and not any restricted stock units that are forfeited or cancelled or do not otherwise vest.
Unless otherwise provided in a Participant’s Grant Agreement, each unit or Share of restricted stock shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).
9.   Performance Awards.
Performance awards may be granted to Participants at any time and from time to time as determined by the Committee. The Committee shall determine the size and composition of performance awards granted to a Participant and the appropriate period over which performance is to be measured (a “Performance Cycle”). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.
The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee. Performance goals can include one or more of the following: return on equity; earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before interest, taxes, depreciation and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; earnings before interest and taxes; cash flow; earnings per share; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; diluted or basic; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; stock price; productivity; customer satisfaction; employee satisfaction; and total shareholder return for the applicable Performance Period, all as computed in accordance with Generally Accepted Accounting Principles (if relevant) as in effect from time to time and as applied by the Company in the preparation of its financial statements and subject to such other special rules and conditions as the Compensation Committee may establish. These performance factors may be absolute or relative (to prior performance of the Company or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. The foregoing criteria shall have any
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reasonable definitions that the Committee may specify, which may include or exclude any or all of the following items, as the Committee may specify: extraordinary, unusual or non-recurring items; effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.
The Committee shall establish performance goals and objectives for each Performance Cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the Participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any Performance Cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.
The Committee shall determine the portion of each performance award that is earned by a Participant on the basis of the Company’s performance over the Performance Cycle in relation to the performance goals for such cycle.
Unless otherwise provided in a Participant’s Grant Agreement, a Participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the Performance Cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, unless otherwise provided in a Participant’s Grant Agreement, each performance award shall be subject to the termination and forfeiture provisions as set forth in Section 6(e).
Unless otherwise provided in a Participant’s Grant Agreement, if there is a Change in Control of the Company, the Committee shall determine the level at which a Participant’s performance awards shall become vested upon such Change in Control.
10.   Deferred Stock Units.
Deferred stock units (A) may be granted to Participants at any time and from time to time as determined by the Committee, and (B) shall be issued to Participants who elected prior to the date the restricted stock units were granted to defer delivery of shares of Common Stock that would otherwise be due by virtue of the lapse or waiver of the vesting requirements of their restricted stock units. For the avoidance of doubt, all elections with respect to deferred stock units shall be made in accordance with the election and distribution timing rules in Code Section 409A.
Except as otherwise provided in any Grant Agreement, deferred stock units shall be granted without payment of cash or other consideration to the Company but in consideration of services performed for or for the benefit of the Company or any Subsidiary by such Participant. Payment of the value of deferred stock units shall be made by the Company in shares of Common Stock; provided that, the Participant shall receive a number of shares of Common Stock equal to the number of matured or earned deferred stock units. Upon payment in respect of a deferred stock unit, such unit shall be terminated and thereafter forfeited.
A Participant who is a non-employee director may elect to defer payment of all or a portion of the Annual Fee otherwise payable to him or her for services to be rendered by any percentage of his or her Annual Fee (subject to such limits and restrictions as may be established from time to time by the Committee). Such amounts shall be converted to deferred stock units and subject to the terms of this Plan. In addition, a Participant who is a non-employee director may elect to defer the receipt of any deferred stock units payable to him or her under this Plan (subject to such limits and restrictions as may be established from time to time by the Committee). Payments in respect of deferred stock units shall be made only at the end of the deferral period applicable to such units, the duration of which deferral period shall be determined by the Committee at the time of grant of such deferred stock units and set forth in the applicable Grant Agreement (or by the Participant in
NRG Energy, Inc.	2026 Proxy Statement	A-11

the case of an election to defer the receipt of Common Stock beyond the Vesting Period). The timing of any deferral election of a new Participant (who is a non-employee director) with respect to Annual Fees and deferred stock units shall be made by a written notice signed by the Participant and delivered to the Company not later than thirty (30) days after the Participant first becomes eligible to participate in the Plan or any other plan maintained by the Company that provides for the deferral of the Participant’s compensation; provided however, that such initial deferral election shall not apply to any portion of his or her Annual Fees earned or deferred stock units grants for service prior to the date such election form is filed with the Company.
Except as otherwise provided in any Grant Agreement, during such deferral period the Participant shall not have any rights as a shareholder of the Company; provided that, unless otherwise provided in a Participant’s Grant Agreement, the Participant shall have the right to receive accumulated dividends or distributions with respect to the corresponding number of shares of Common Stock underlying each deferred stock unit at the end of the deferral period when such deferred stock units are converted into shares of Common Stock. For the avoidance of doubt, accumulated dividends or distributions with respect to deferred stock units shall correspond only to the number of deferred stock units that become vested and not any deferred stock units that are forfeited or cancelled or do not otherwise vest.
Unless otherwise provided in the Participant’s Grant Agreement or related election form, if a Participant dies while serving as a director, officer or employee of the Company or its Subsidiary prior to the end of the deferral period, the Participant shall receive payment in respect to such Participant’s deferred stock units which would have matured or been earned at the end of such deferral period as if the applicable deferral period had ended as of the date of such Participant’s death.
Unless otherwise provided in a Participant’s Grant Agreement or related election form, if a Participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries upon his or her Disability or Retirement prior to the end of the deferral period, the Participant shall receive payment in respect of such Participant’s deferred stock units at the end of such deferral period.
Unless otherwise provided in the Participant’s Grant Agreement or related election form, at such time as a Participant ceases to be, or in the event a Participant does not become, a director, officer or employee of, or otherwise performing services for, the Company or its subsidiaries for any reason other than Disability, Retirement or death, such Participant shall immediately forfeit any unvested deferred stock units which would have matured or been earned at the end of such deferral period.
Notwithstanding anything herein or in the Participant’s Grant Agreement or related election form to the contrary, a Participant who, pursuant to the preceding paragraphs of this Section 10, has made an election to defer receipt of any portion of the Annual Fee otherwise payable to him or her and/or to defer the receipt of any deferred stock units payable to him or her may elect to further defer receipt of the deferred portion of the Annual Fee and/or the deferred stock units, provided such election satisfies the following requirements:
(a)   The election does not take effect until twelve (12) months after the date the election is made
(b)   The payment is deferred for at least five (5) years from the date the payment would otherwise have been paid;
(c)   The election is made not less than twelve (12) months before the date the payment is scheduled to be paid; and
(d)   Once the election is effective, it is irrevocable.
A Participant who makes a deferral election with respect to deferred stock units or deferred Annual Fees pursuant to the preceding paragraph may make additional deferrals under that paragraph with respect to the
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same deferred stock units and deferred Annual Fees, provided such elections satisfy subsections (a) through (d) above, subject to the consent of the Committee.
11.   Grant of Dividend Equivalent Rights.
The Committee may include in a Participant’s Grant Agreement a dividend equivalent right entitling the grantee to receive amounts equal to all or any portion of the dividends that would be paid on the shares of Common Stock covered by such Award if such Shares had been delivered pursuant to such Award. In the event such a provision is included in a Grant Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form and any such dividend equivalent rights shall be subject to the same terms in effect for the underlying Award and shall be paid at the time, and only to the extent that, the underlying Award, including for the avoidance of doubt, Awards subject to performance conditions, vests or the restrictions on the underlying Award lapse. Accordingly, the right to receive such dividend equivalent rights shall be forfeited or cancelled to the extent that the underlying Award does not vest, is forfeited or otherwise cancelled.
12.   Withholding Taxes.
(a)   Election to Withhold Shares.   The Committee may determine that the Company’s tax withholding obligation with respect to Awards paid in Common Stock shall be satisfied by having shares of Common Stock withheld at the time such Awards become taxable. In addition, the Committee may allow Participants to elect to have such share withholding applied to particular Awards. The election must be in a form and manner prescribed by the Company and may be subject to limits imposed by the Committee.
(b)   Required Withholding.   All Awards under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Awards pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Awards, or the Company may deduct from other wages and compensation paid by the Company the amount of any withholding taxes due with respect to such Awards.
13.   Grant Agreement; Vesting.
Each employee to whom an Award is made under the Plan shall enter into a Grant Agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8, 9, 10 and 17 in connection with a Change of Control or certain occurrences of termination, no Award under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such Award is made. Further, no dividends with respect to any Award granted under the Plan shall be paid to any Participant unless, and only to the extent that, the underlying Award vests or the restrictions on the underlying Award lapse.
14.   Transferability.
No Award granted under the Plan shall be transferable by a Participant other than (a) by will or the laws of descent and distribution, (b) to a Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code or (c) to a charitable organization, but in each case only with Committee approval or as provided in a Grant Agreement. Unless otherwise provided in any Grant Agreement, an option, SAR or performance award may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the option, SAR or performance award by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of
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the foregoing; provided that, Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Award granted under the Plan and transferred as permitted by this Section 14, and any transferee of any such Award shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.
15.   Listing, Registration and Qualification.
If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award, restricted stock unit or deferred stock unit may be paid out, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.
16.   Transfer of Employee.
The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.
17.   Adjustments.
(a)   In the event that any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company affects Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, the Committee shall make such equitable adjustments in any or all of the following in order to prevent such dilution or enlargement of rights: the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the total number of Shares available for issuance under the Plan pursuant to Section 4), the number and kind of Awards or other property covered by Awards previously made under the Plan, and the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding any Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).
(b)   Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration, if any, that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be equal to or less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.
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(c)   If there is a Change in Control of the Company and a Qualifying Termination of a Participant’s employment has occurred, then all of the Participant’s Awards shall become fully vested upon such Change in Control (and, with respect to the Participant’s options, exercisable upon such Change in Control and shall remain so until the expiration date of the options).
(d)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, then any Participant who has been paid an Award under this Plan based upon or affected by the restated financial report shall be required, at the discretion of the Board or as otherwise required by any applicable law, government regulation or stock exchange listing requirement, to reimburse the Company for all or any portion of such Award.
18.   Amendment and Termination of the Plan.
The Board or the Committee, without approval of the shareholders, may amend or terminate the Plan at any time, except that no amendment shall become effective without prior approval of the shareholders of the Company if  (i) shareholder approval would be required by applicable law or regulations, including if required by any listing requirement of the principal stock exchange or national market on which the Common Stock is then listed, (ii) such amendment would remove from the Plan a provision which, without giving effect to such amendment, is subject to shareholder approval, or (iii) such amendment would directly or indirectly increase the Share limits set forth in Section 4 of the Plan. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any Award or other incentives theretofore granted under the Plan.
19.   Amendment or Substitution of Awards under the Plan.
The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, except as otherwise provided in Section 17, no such amendment shall adversely affect in a material manner any right of a Participant under the Award without his or her written consent, and provided further that, the Committee shall not reduce the exercise price of any options or SARs awarded under the Plan without approval of the shareholders of the Company. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new awards under the Plan. Notwithstanding the foregoing, the Committee shall not take any of the following actions without shareholder approval, except as provided in Section 17: (i) reduce the exercise price following the grant of an option or SAR; (ii) exchange an option or SAR which has an exercise price that is greater than the Fair Market Value of a Share for cash or Shares or (iii) cancel an option or SAR in exchange for a replacement option or another Award with a lower exercise price or (iv) Reprice any outstanding Award. Notwithstanding anything to the contrary in this Plan, in no event shall the Committee amend the distribution terms in any Award or Grant Agreement that has a feature for the deferral of compensation if such amendment would result in taxes, additional interest and/or penalties pursuant to Code Section 409A.
20.   Effective Date; Termination Date.
The Plan is effective as of the Effective Date.
Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate on the tenth anniversary of the Effective Date and no Awards will be made under the Plan thereafter, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and the Plan.
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21.   Severability.
Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.
22.   Governing Law.
The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
23.   Code Section 409A.
To the extent applicable, it is intended that this Plan and Awards hereunder comply with, or be exempt from, the provisions of Code Section 409A, so that the income inclusion provisions of Code Section 409(1) do not apply to Participants. All Awards under the Plan that are intended to be “deferred compensation” subject to Code Section 409A shall be interpreted, administered, and construed to comply with Code Section 409A, and all Awards under the Plan that are intended to be exempt from Code Section 409A shall be interpreted, administered and construed to comply with and preserve such exemption. The Committee shall have the full authority to give effect to the intent of the foregoing sentence. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the Plan and a provision of any Grant Agreement or deferral election, the terms of the Plan shall govern. For purposes of applying Code Section 409A to this Plan and any Grant Agreement or deferral election hereunder, each separately identified amount to which a Participant is entitled to under the Plan shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, any series of installment payments made under this Plan shall be treated as a right to a series of separate payments. If, at the time of a Participant’s separation from service (within the meaning of Code Section 409A), (i) the Participant shall be a specified employee (within the meaning of Code Section 409A and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a determination that an amount payable hereunder constitutes “deferred compensation” subject to Code Section 409A the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Code Section 409A in order to avoid taxes or penalties under Code Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month following separation from service or death. Notwithstanding the foregoing, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for Participant’s account in connection with this Plan and Awards granted hereunder (including any taxes and penalties under Code Section 409A), and neither the Company nor any member of the Board shall have any liability to any person in the event Code Section 409A applies to any Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV84771-P455791a. Antonio Carrillo1b. Matthew Carter, Jr.1c. Heather Cox1d. Elisabeth B. Donohue1e. Marwan Fawaz1f. Robert J. Gaudette1g. Sanjay Kapoor1h. Alexander Pourbaix1i. Alexandra Pruner1j. Marcie C. ZlotnikFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against AbstainThe Board of Directors recommends a vote FOR each ofthe nominees listed under Proposal 1, FOR Proposals 2,3, and 4, and AGAINST Proposal 5.NRG ENERGY, INC.1. To elect ten directors.Nominees:2. To approve, on a non-binding advisory basis, NRG Energy, Inc.’sexecutive compensation.3. To ratify the appointment of KPMG LLP as NRG Energy, Inc.’sindependent registered public accounting firm for the2026 fiscal year.4. To approve the NRG Energy, Inc. 2026 Long-Term IncentivePlan.5. To vote on a stockholder proposal to give shareholdersthe ability to call for a special shareholder meeting, ifproperly presented at the meeting.Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee,guardian, or custodian, please give full title.SCAN TOVIEW MATERIALS & VOTE wNRG ENERGY, INC.C/O OFFICE OF GENERAL COUNSEL804 CARNEGIE CENTERPRINCETON, NJ 08540-6213VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by 11:59 p.m. Eastern Time on April 29, 2026. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/NRG2026You may attend the meeting via the Internet and vote during the meeting. Haveavailable the information that is printed in the box marked by the arrow belowand follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.

V84772-P45579Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are availableat www.proxyvote.com.(Continued and to be signed on reverse side)Proxy — NRG Energy, Inc.ANNUAL MEETING OF STOCKHOLDERSApril 30, 2026 9:00 A.M. ETThis Proxy/Voting Instruction Card is Solicited on Behalf of the Board of Directors for the 2026 Annual Meeting of Stockholders.The undersigned hereby constitutes and appoints Lawrence S. Coben and Christine A. Zoino, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, par value $0.01 per share, of NRG Energy, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the 2026 Annual Meeting of Stockholders of the Company to be held on April 30, 2026, at 9:00 a.m. (Eastern Time)live via the Internet at www.virtualshareholdermeeting.com/NRG2026, and at any and all adjournments or postponements thereof  (the "Meeting"), as herein specified and in such proxyholders' discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on the card become(s) unable to serve as director(s). By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3, AND 4, AND "AGAINST" PROPOSAL 5.PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING.________________________________________________________________________________________________________________________________________________________________________________________________________________________IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.